                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                  JPM Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                          [JPM AND LOGO APPEARS HERE]



                                       ___________, 1997



Dear Shareholder:

         A Special Meeting of the shareholders of The JPM Company will be held at 10:00 a.m. on ___________, _____________, 1997, at the Country Cupboard Inn,
Route 15 North, Lewisburg, Pennsylvania.

         At the Special Meeting, holders of shares of JPM common stock will be asked to consider and vote upon a proposal to approve the issuance of shares of JPM common stock pursuant to an Agreement and Plan of Merger ("Merger Agreement"), dated as of February 28, 1997, among JPM, a wholly-owned subsidiary of JPM, and Denron Inc. Pursuant to the Merger Agreement, JPM's subsidiary will be merged into Denron (the "Merger"), and Denron will become a wholly-owned subsidiary of JPM. A copy of the Merger Agreement is attached as Annex A to the accompanying Proxy Statement.

         Denron shareholders will receive an aggregate of 1,535,500 shares of JPM common stock in exchange for all of the outstanding shares of Denron common stock, unless the Closing Value (defined as the trading volume weighted average of the daily closing price per share of JPM common stock for the fifteen consecutive trading days ended as of two trading days prior to the closing date) is less than $8.86 or more than $11.98. If the Closing Value is less than $8.86, the Merger Agreement may be terminated or the purchase price may be renegotiated. If the Closing Value is more than $11.98, the aggregate number of shares of JPM common stock to be issued to Denron shareholders will be adjusted so that Denron shareholders participate to the extent of 50% of any increase in the value of JPM common stock over $11.98 per share provided that the aggregate value paid by JPM for the Denron common stock shall not exceed $23,000,000. Assuming a Closing Value of $17.50, the Exchange Ratio would be 1.725 and the Denron shareholders would receive, in the aggregate, 1,293,000 shares of JPM common stock. Closing on the Merger is expected to occur approximately seven days after an approval of the Merger by the shareholders at the Special Meeting. Of course, due to company-specific and market risk, it is possible that the market price of The JPM Company's common stock and therefore the actual Closing Value could vary significantly from the Closing Value anticipated at the time of the Special Meeting. Similarly, because the actual Closing Value cannot be determined until two trading days prior to the actual closing, the actual number of shares to be issued to Denron shareholders will not be ascertainable at the time of the Special Meeting. A shareholder may obtain an updated estimate of the number of the number of shares to be issued in the Merger (based on the then-applicable Closing Value) by telephoning JPM Investor Relations at (717) 524-8200.

         Your Board of Directors has carefully reviewed and considered the terms and conditions of the Merger and has received the opinion of Janney Montgomery Scott Inc., its financial advisor, that, as of February 26, 1997 and based on and subject to certain matters stated therein, the consideration to be paid by JPM in the Merger was fair to JPM from a financial point of view. A copy of this opinion is attached as Annex B to the accompanying Proxy Statement. The Board of Directors of JPM has determined that the Merger is fair to JPM and in the best interests of its shareholders. Accordingly, the Board of Directors has unanimously approved the Merger Agreement and recommends that you vote in favor of the issuance of shares of JPM common stock in connection with the Merger.

         Your vote is important regardless of how many shares you own. Please take a few minutes now to review the proxy statement and to sign and date your proxy and return it in the envelope provided. You may attend the meeting and vote in person even if you have previously returned your proxy.

                                       Sincerely,



                                       John H. Mathias
                                       Chairman of the Board
                                       and Chief Executive Officer

                          [JPM AND LOGO APPEARS HERE]

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD _________________, 1997


                                   ---------


         NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (the "JPM Special Meeting") of The JPM Company ("JPM") will be held at 10:00 a.m. on ___________ day, ____________, 1997, at the Country Cupboard Inn, Route 15
North, Lewisburg, Pennsylvania.

         The meeting is called for the purpose of considering and voting upon:

         1. A proposal to approve the issuance of shares of JPM common stock, $.000067 par value, pursuant to an Agreement and Plan of Merger, dated as of February 28, 1997 (the "Merger Agreement"), among JPM, JPM Acquisition Company, and Denron Inc. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement accompanying this Notice.

         2. Matters incident to the conduct of the JPM Special Meeting or any adjournments or postponements thereof.

         The proposed merger and other related matters are more fully described in the attached Proxy Statement and the Annexes thereto.

         The Board of Directors has fixed the close of business on March 27, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the JPM Special Meeting and any adjournments or postponements thereof. Only holders of record of JPM's common stock on the record date are entitled to vote at the JPM Special Meeting. A list of such shareholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of JPM at the above address.

         If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy issued in your name.

         You can ensure that your shares are voted at the meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by notifying StockTrans, Inc., 7 East Lancaster Avenue, Ardmore, PA 19003 in writing, or by executing a subsequent proxy, which revokes your previously executed proxy.

         Whether or not you expect to attend, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                            By Order of the Board of Directors


                                            JANET B. MATHIAS,
                                            Secretary

______________, 1997
Lewisburg, Pennsylvania

                          [JPM AND LOGO APPEAR HERE]


                                PROXY STATEMENT

                                   ---------


         This Proxy Statement ("Proxy Statement") is being furnished to the holders of common stock, par value $.000067 per share ("JPM Common Stock"), of The JPM Company, a Pennsylvania corporation ("JPM"), in connection with the solicitation of proxies by the Board of Directors of JPM for use at a Special Meeting of Shareholders of JPM to be held at the Country Cupboard Inn, Route 15 North, Lewisburg, Pennsylvania on _______________, 1997 at 10:00 a.m. and at any and all adjournments or postponements thereof (the "JPM Special Meeting") relating to the proposed merger (the "Merger") of JPM Acquisition Company, a California corporation and wholly-owned subsidiary of JPM ("Merger Sub"), with and into Denron Inc. ("Denron"), pursuant to the Agreement and Plan of Merger dated as of February 28, 1997, by and among JPM, Merger Sub and Denron (the "Merger Agreement"). JPM Common Stock is traded on the Nasdaq Stock Market's National Market ("Nasdaq") under the symbol "JPMX." On _______________, the closing sale price for JPM Common Stock as reported on the Nasdaq Composite Transactions Tape was $____ per share.

         Denron shareholders will receive an aggregate of 1,535,500 shares of JPM common stock in exchange for all of the outstanding shares of Denron common stock, unless the Closing Value (defined as the trading volume weighted average of the daily closing price per share of JPM common stock for the fifteen consecutive trading days ended as of two trading days prior to the closing date) is less than $8.86 or more than $11.98. If the Closing Value is less than $8.86, the Merger Agreement may be terminated or the purchase price may be renegotiated. If the Closing Value is more than $11.98, the aggregate number of shares of JPM common stock to be issued to Denron shareholders will be adjusted so that Denron shareholders participate to the extent of 50% of any increase in the value of JPM common stock over $11.98 per share provided that the aggregate value paid by JPM for the Denron common stock shall not exceed $23,000,000. Assuming a Closing Value of $17.50, the Exchange Ratio would be 1.725 and the Denron shareholders would receive, in the aggregate, 1,293,000 shares of JPM common stock. Closing on the Merger is expected to occur approximately seven days after an approval of the Merger by the shareholders at the Special Meeting. Of course, due to company-specific and market risk, it is possible that the market price of The JPM Company's common stock and therefore the actual Closing Value could vary significantly from the Closing Value anticipated at the time of the Special Meeting. Similarly, because the actual Closing Value cannot be determined until two trading days prior to the actual closing, the actual number of shares to be issued to Denron shareholders will not be ascertainable at the time of the Special Meeting. A shareholder may obtain an updated estimate of the number of shares to be issued in the Merger (based on the then-applicable Closing Value) by telephoning JPM Investor Relations at (717) 524-8200.

         This Proxy Statement and the accompanying forms of proxy are first being mailed to shareholders of JPM on or about __________________, 1997.

         See "Risk Factors" beginning on page ___ for a discussion of certain factors which should be considered by JPM Shareholders.





            The date of this Proxy Statement is ____________, 1997.

         Upon consummation of the Merger, Denron will be a wholly-owned subsidiary of JPM. Consummation of the Merger is subject to various conditions, including the approval of the issuance of shares of JPM Common Stock in connection with the Merger at the JPM Special Meeting by the affirmative vote of the holders of a majority of the votes cast on this matter, provided that the total vote cast on this matter represents more than 50% in interest of the shares of JPM stock outstanding and entitled to vote.

         All information contained in this Proxy Statement with respect to JPM and Merger Sub has been provided by JPM. All information contained in this Proxy Statement with respect to Denron has been provided by Denron.

         A shareholder who has given a proxy in response to this proxy solicitation may revoke it at any time prior to its exercise. See "JPM Special Meeting - Record Date," "- Voting Rights; Proxies."

                                   ---------

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN OR INCORPORATED HEREIN BY REFERENCE MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT NOR THE DISTRIBUTION OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR INCORPORATED HEREIN BY REFERENCE SINCE THE DATE HEREOF.



                                                 TABLE OF CONTENTS
  AVAILABLE INFORMATION..................................................................................  1

  INCORPORATION OF DOCUMENTS BY REFERENCE................................................................  1

  SUMMARY................................................................................................  3
           The Companies.................................................................................  3
           The Special Meeting...........................................................................  4
           Change of Vote................................................................................  4
           The Merger....................................................................................  5
           Comparative Per Share Prices..................................................................  7
           Selected Historical and Pro Forma Financial Data and
             Comparative Per Share Data....................................................................8
             Selected Historical Financial Data............................................................9
             Unaudited Pro Forma Combined Financial Data..................................................10
             Comparative Per Share Data...................................................................11

  RISK FACTORS........................................................................................... 12

  INTRODUCTION........................................................................................... 14

  JPM SPECIAL MEETING.................................................................................... 14
           Purpose of the JPM Special Meeting............................................................ 14
           Record Date................................................................................... 14
           Quorum........................................................................................ 14
           Required Vote................................................................................. 14
           Voting Rights; Proxies........................................................................ 15
           Solicitation of Proxies....................................................................... 15

  THE MERGER............................................................................................. 16
           General....................................................................................... 16
           Effective Time................................................................................ 16
           Conversion of Shares; Procedures for Exchange of Certificates................................. 16
           Background of the Merger and Recommendation of the Board...................................... 17
           Opinion of JPM's Financial Advisor............................................................ 19
           Interests of Certain Persons in the Merger.................................................... 24
           Certain United States Federal Income Tax Consequences......................................... 24
           Anticipated Accounting Treatment.............................................................. 24
           Certain Legal Matters......................................................................... 25
           Resale of JPM and Denron Common Stock......................................................... 25
           Dividends..................................................................................... 25
           Appraisal Rights.............................................................................. 25
           Fees and Expenses............................................................................. 26

  THE MERGER AGREEMENT and OTHER AGREEMENTS.............................................................. 26

  COMPARATIVE PER SHARE PRICES AND DIVIDENDS............................................................. 34
           JPM........................................................................................... 34
           Denron........................................................................................ 34
           Post-Merger Dividend Policy................................................................... 35

  UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS............................................ 36

  NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS................................... 42

  THE COMPANIES.......................................................................................... 43
           The JPM Company............................................................................... 43
           Denron Inc.................................................................................... 43

  DENRON MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
           AND RESULTS OF OPERATIONS..................................................................... 44

  BENEFICIAL OWNERSHIP OF JPM COMMON STOCK............................................................... 48

  OTHER MATTERS.......................................................................................... 50

  LEGAL MATTERS.......................................................................................... 50

  EXPERTS................................................................................................ 50

  SHAREHOLDER PROPOSALS.................................................................................. 51

  ANNEXES:

           A.  Agreement and Plan of Merger.............................................................. A-1

           B.  Opinion of Janney Montgomery Scott Inc.................................................... B-1

           C.  Denron Financial Statements............................................................... C-1


                             AVAILABLE INFORMATION

         JPM is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may be available at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. JPM makes filings of reports, proxy statements and other information pursuant to the Exchange Act with the Commission electronically, and such materials may be inspected and copied at the Commission's Web site (http://www.sec.gov). In addition, material filed by JPM can be inspected at the offices of the Nasdaq Stock Market, 1735 K St., NW, Washington, DC 20006, on which the shares of JPM Common Stock are listed.

         Statements contained herein concerning the provisions of documents are necessarily summaries of such documents and, while such summaries contain all material provisions of such documents, each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission or attached as an annex hereto.


                    INCORPORATION OF DOCUMENTS BY REFERENCE

         JPM hereby incorporates by reference into this Proxy Statement the following documents previously filed with the Commission pursuant to the Exchange Act under file number 000-28406:

         1.       JPM's Current Report on Form 8-K filed on March 12, 1997;

         2. JPM's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996; and

         3. JPM's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 (which incorporates by reference certain information from JPM's Proxy Statement relating to the 1997 Annual Meeting of Shareholders and JPM's 1996 Annual Report to Shareholders).

         The JPM Quarterly Report on Form 10-Q and JPM Annual Report on Form 10-K listed under items 2 and 3 above are also being mailed to JPM shareholders along with this Proxy Statement.

         In addition, all reports and other documents filed by JPM pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the JPM Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein (in the case of any statement in an incorporated document filed with the Commission prior to the date of this Proxy Statement) or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement .

         THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH, THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE

HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER, IN THE CASE OF DOCUMENTS RELATING TO JPM, TO THE JPM COMPANY, ROUTE 15 NORTH, LEWISBURG, PENNSYLVANIA 17837, ATTENTION: WILLIAM D. BAKER, CHIEF FINANCIAL OFFICER (TELEPHONE NO. (717) 524-8200). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE _____________________, 1997.

                                    SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement and the Annexes hereto. This summary does not contain a complete statement of all material information relating to the Merger Agreement and the Merger and is subject to, and is qualified in its entirety by, the more detailed information and financial statements contained or incorporated by reference in this Proxy Statement. Shareholders of JPM should read carefully this Proxy Statement in its entirety. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement.

                                 The Companies

The JPM Company

         JPM is a leading independent manufacturer of cable assemblies and wire harnesses for original equipment manufacturers ("OEM's") in the computer networking and telecommunications sectors of the electronics industry. JPM is certified as an ISO 9002 Company by the International Organization for Standardization for meeting certain total quality standards and documentation requirements. The Company manufactures over 5,000 products which transfer power or transmit voice, data or video within the OEM's equipment or to external connections. Principal applications of the Company's products include computers, network bridges and routers, self-service terminals (including automatic teller machines), PBX switching equipment, cellular digital switching equipment, industrial electrical controls and medical electronic equipment. By integrating its design and engineering capabilities with its customers' product development activities, the Company customizes its products to satisfy its customers' particular needs in a price-competitive manner.

         The business of the Company was started by Jay P. Mathias in 1949. The Company operates manufacturing facilities in Lewisburg and Beaver Springs, Pennsylvania, Winnsboro, South Carolina and Guadalajara, Mexico. The Company was incorporated in 1968 as the successor to Mr. Mathias' prior business structures. Its principal executive offices are located at Route 15 North, Lewisburg, Pennsylvania 17837, with a telephone number of (717) 524-8200.


Denron Inc.

         Denron Inc. is a privately-held, ISO-registered independent manufacturer of cable assemblies and wire harnesses with principal operations in San Jose, California. Like JPM, Denron sells primarily to leading OEM's in the computer and telecommunications markets. Denron's customers include Hewlett-Packard, 3Com, Bay Networks and Silicon Graphics.

         Denron was founded in 1980. The executive offices of Denron are located at 2135 Ringwood Avenue, San Jose, CA 95131 and Denron's telephone number is
(408) 435-8588.

                              The Special Meeting

Time, Place and Date

         The Special Meeting of JPM's shareholders will be held at the Country Cupboard Inn, Route 15 North, Lewisburg, Pennsylvania on ____________, 1997, at 10:00 a.m. (including any and all adjournments or postponements thereof, the "JPM Special Meeting").

Purpose of the Special Meeting

         At the JPM Special Meeting, holders of JPM Common Stock will consider and vote upon the issuance of JPM Common Stock in connection with the Merger Agreement (the "JPM Share Proposal"). Based upon the shares of JPM Common Stock and shares of Denron Common Stock outstanding as of March 27, 1997 and assuming a Closing Value (as defined in the Merger Agreement) of $17.50 for JPM Common Stock on the closing date, resulting in an exchange ratio of [1.725] shares of JPM Common Stock for each share of Denron Common Stock (the "Exchange Ratio"), JPM would issue approximately 1,293,000 shares of JPM Common Stock to Denron shareholders in the Merger, representing approximately 17.6% of outstanding JPM Common Stock following consummation of the Merger. Holders of JPM Common Stock may also consider and vote upon matters incident to the conduct of the JPM Special Meeting.

         The Board of Directors of JPM has unanimously approved the Merger and the JPM Share Proposal and recommends that JPM Shareholders vote FOR approval of the JPM Share Proposal. See "The Merger - Background of the Merger" and "Recom-mendation of the Board of Directors of JPM; Reasons for the Merger."


Votes Required; Record Date

         Under the rules of the Nasdaq Stock Market's National Market, the JPM Share Proposal will require approval by the affirmative vote of the holders of a majority of the votes cast on this matter, provided that the total vote cast on this matter represents more than 50% in interest of the shares of JPM Common Stock outstanding and entitled to vote. Holders of JPM Common Stock are entitled to one vote per share. Only holders of JPM Common Stock at the close of business on March 27, 1997 (the "JPM Record Date") will be entitled to notice of and to vote at the JPM Special Meeting. See "JPM Special Meeting." As of the JPM Record Date, the directors and executive officers of JPM and their affiliates beneficially owned as a group approximately 66.0% of the outstanding shares of JPM Common Stock. Such directors and executive officers of JPM have indicated to JPM that they and their affiliates presently intend to vote all such shares in favor of the JPM Share Proposal.

Change of Vote

         JPM shareholders who have executed a proxy may revoke the proxy at any time prior to its exercise at the JPM Special Meeting by giving written notice to StockTrans, Inc., 7 East Lancaster Avenue, Ardmore, PA 19003, by signing and returning a later dated proxy or by voting in person at the JPM Special Meeting. Accordingly, shareholders of JPM who have executed and returned proxy cards in advance of the JPM Special Meeting may change their vote at any time prior to the vote at the JPM Special Meeting.

                                  The Merger

The Merger

         Pursuant to the Merger Agreement, Merger Sub will be merged with and into Denron and Denron will become a wholly-owned subsidiary of JPM.

Merger Consideration and Exchange Ratio

         The Merger Agreement provides that Merger Sub will be merged into Denron, each share of common stock of Merger Sub shall be converted into one share of common stock of Denron, and all shareholders of Denron ("Denron Shareholders") shall exchange their Denron Common Stock for JPM Common Stock at which time all shares of Denron Common Stock shall be cancelled.

         The aggregate number of shares of JPM Common Stock which the Denron Shareholders will receive shall be determined by dividing $16,000,000 by a value of $10.42 per share of JPM Common Stock, which will equal approximately 1,535,500 shares of JPM Common Stock, unless the Closing Value (defined below)
                                      ------
of JPM Common Stock is less than $8.86 or more than $11.98. The Closing Value is the trading volume weighted average of the daily closing price per share of JPM Common Stock for the fifteen consecutive trading days ended as of two trading days prior to the Closing Date. If the Closing Value is less than $8.86, the Merger Agreement may be terminated by either JPM or Denron or the purchase price may be renegotiated. If the Closing Value is less than $8.86 and the purchase price is renegotiated, JPM would seek shareholder approval for a revised merger agreement. If the Closing Value is greater than $11.98, the aggregate number of shares of JPM Common Stock to be issued to Denron Shareholders shall be adjusted so that the Denron Shareholders shall participate to the extent of 50% of any increase in the value of JPM Common Stock over $11.98 per share provided however
                                                                -------- -------
that the aggregate value paid by JPM for the Denron Common Stock shall not exceed $23,000,000. Assuming a Closing Value of $17.50, the Exchange Ratio (number of shares of JPM Common Stock for each share of Denron Common Stock) would be 1.725. Unless the Closing Value is less than $8.86 and the purchase price is renegotiated, the maximum number of shares of JPM Common Stock issued to Denron Shareholders will be 1,535,500.

Exchange of Certificates

         As soon as practicable after the filing of a certificate of merger with the Secretary of State of the State of California (the time of such filing being the "Effective Time"), StockTrans, Inc., as exchange agent for the Merger (the "Exchange Agent"), will send a transmittal letter to each Denron Shareholder. The transmittal letter will contain instructions with respect to the surrender of certificates representing Denron Common Stock to be exchanged for JPM Common Stock. See "The Merger Agreement - Exchange of Certificates."

Conditions to the Merger, Termination; Fees

         The obligations of JPM, Merger Sub and Denron to consummate the Merger are subject to various conditions, including but not limited to obtaining requisite shareholder approvals and the absence of any preliminary or permanent injunction or other order by any court or governmental authority of competent jurisdiction preventing or restricting the consummation of the Merger. See "The Merger Agreement - Conditions to the Merger."

         The Merger Agreement may be terminated at any time prior to the Closing Date, notwithstanding approval thereof by the shareholders of Denron or JPM: (i) by the mutual consent of JPM and the Denron Shareholders; (ii) by JPM if any conditions precedent to JPM's obligation become impossible of performance or have not been satisfied in full or previously waived by JPM in writing at or prior to the Closing Date; (iii) by Denron if any conditions precedent to Denron's obligation become impossible of performance or have not been satisfied in full or previously waived by Denron in writing at or prior to the Closing Date; or (iv) by either JPM, Denron, or the Denron Shareholders if the Closing has not occurred (other than through the failure of any party seeking to terminate to comply fully with its obligations under the Merger Agreement) on or before May 31, 1997, or such later date as the parties may agree upon. See "The Merger Agreement - Termination - Conditions to Termination."

         The parties have agreed to bear their own fees and expenses in connection with the Merger provided however that any fees and expenses incurred by Denron and the Denron Shareholders and paid by Denron in excess of $130,000 may, at JPM's option, be subtracted from the purchase price for the Denron Common Stock and the number of shares issued to the Denron Shareholders shall be reduced accordingly. See "The Merger - Fees and Expenses."

Dividends

         JPM has never paid dividends on shares of JPM Common Stock. After the Merger, JPM intends to continue to retain future earnings for use in its business and does not anticipate paying cash dividends on JPM Common Stock in the foreseeable future. The payment of dividends in the future, if any, will be determined by the Board of Directors of the Company and will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. By the terms of its credit arrangements with lenders, the Company is limited in its ability to pay dividends up to a maximum of 25% of JPM's pretax profits. See "Comparative Per Share Prices and Dividends."

Appraisal Rights

         Under the Business Corporation Law of the Commonwealth of Pennsylvania, the holders of JPM Common Stock are not entitled to any appraisal rights with respect to the Merger. See "The Merger - Appraisal Rights."

Anticipated Accounting Treatment

         The Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes.

Opinion of Financial Advisor

         Janney Montgomery Scott Inc. ("Janney") delivered its written opinion dated February 26, 1997 to the Board of Directors of JPM that, as of such date and based on and subject to the matters stated therein, the consideration proposed to be paid by JPM pursuant to the Merger was fair to JPM from a financial point of view.

         For information on the assumptions made, matters considered and limits of the review undertaken by Janney, see "The Merger - Opinion of JPM's Financial Advisor." Shareholders are urged to read in its entirety the opinion of Janney attached as Annex B to this Proxy Statement.

Interests of Certain Persons in the Merger

           The Merger Agreement also provides for certain arrangements with respect to indemnification and insurance arrangements for Denron officers and directors. At closing, JPM and the Denron Shareholders will have entered into a Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which the Denron Shareholders may require JPM, subject to the terms and conditions set forth therein, to register the shares of JPM Common Stock to be received by them in the Merger for sale in accordance with the Securities Act. At closing, JPM will also enter into Employment Agreements with John M. Denman, Donald Mills and Ronald C. Mills. See "The Merger - Interests of Certain Persons in the Merger" and "Other Agreements - Registration Rights Agreement, - Employment Agreements."

Certain United States Federal Income Tax Consequences

         It is the intention of the parties that the Merger constitute a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Consequently, no gain or loss will be recognized by Denron, Merger Sub or JPM as a result of the Merger. No ruling has been sought from the Internal Revenue Service and no opinion has been received from legal counsel as to the United States Federal income tax consequences of the Merger. See "The Merger - Certain United States Federal Income Tax Consequences." Denron Shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger.


                         Comparative Per Share Prices

         The following table sets forth the closing prices per share as reported on the Nasdaq Stock Market's National Market Composite Transactions Tape on November 22, 1996, the last full trading day before the announcement of the proposed Merger, on February 28, 1997, the last full trading day before announcement of the execution of the Merger Agreement, and on ____________, 1997, and the equivalent pro forma per share value of Denron Common Stock based on JPM Common Stock prices on those dates. Denron Common Stock is not registered or traded on a securities exchange and there is no established public trading market for Denron Common Stock. Denron is aware of no transactions in Denron Common Stock during the previous three years.


                                                                                    JPM                   Denron
                                                                                Common Stock             Pro Forma
                                                                                   Price              Equivalent (1)
                                                                         -------------------------------------------------
  November 22, 1996.....................................................           $11.75                 $20.27

  February 28, 1997                                                                $16.75                 $28.89

  _________________, 1997...............................................           $______                $______

-----------------
(1) Represents the equivalent pro forma value of one share of Denron Common Stock calculated by multiplying the closing price of one share of JPM Common Stock on the dates listed above by the Exchange Ratio.

See "Comparative Per Share Prices and Dividends."

             Selected Historical and Pro Forma Financial Data and
                          Comparative Per Share Data

         The following selected historical financial data of JPM as of the end of and for each of the years in the five year period ended September 30, 1996 has been derived from the historical audited consolidated financial statements of the Company and should be read in conjunction with such consolidated financial statements and notes thereto, including the Company's Annual Report on Form 10-K for the year ended September 30, 1996 incorporated herein by reference and accompanying this Proxy Statement. The selected historical financial information of JPM as of December 31, 1996 and for the three months ended December 31, 1996 and 1995 has been derived from the unaudited consolidated financial statements incorporated herein by reference to JPM's Quarterly Report on Form 10-Q for the three months ended December 31, 1996, accompanying this Proxy Statement. Such unaudited information reflects all adjustments, consisting only of normal, recurring adjustments, necessary for the fair presentation of the financial condition as of that date and the results of operations for those unaudited interim periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year.

         The following selected historical financial data of Denron as of December 31, 1996 and for the nine month period then ended has been derived from the historical audited financial statements of Denron and should be read in conjunction with such financial statements and the notes thereto, including the balance sheet at December 31, 1996 and the related statements of operations and of cash flows for the nine months ended December 31, 1996 and notes thereto, attached hereto as Annex C. The financial data of Denron as of the end of and for each of the years in the four year period ended March 31, 1996 has been derived from unaudited financial statements which, in the opinion of management, include all adjustments, consisting only of normal, recurring adjustments, necessary for the fair presentation of the financial condition and the results of operations for the unaudited periods.

         The unaudited selected pro forma combined statements of operations combine JPM's historical results for the three months ended December 31, 1996 and 1995 and the years ended September 30, 1996, 1995 and 1994 with Denron's historical results for the three months ended December 31, 1996 and 1995 and the twelve months ended December 31, 1996 and the years ended March 31, 1995 and 1994, respectively, giving effect to the Merger as if it had occurred on October 1, 1993. The unaudited pro forma combined balance sheet combines JPM's and Denron's consolidated condensed balance sheets at December 31, 1996, giving effect to the Merger as if it had occurred on December 31, 1996.

         JPM has a fiscal year ending September 30, and Denron has a fiscal year ending March 31. Accordingly, the unaudited pro forma condensed combined financial statements for the year ended September 30, 1996 include Denron's financial information conformed to a fiscal year end (December 31) within three months of JPM's year end.

         The selected pro forma combined financial data of JPM and Denron have been derived from the unaudited pro forma condensed combined financial statements and should be read in conjunction with such pro forma condensed combined financial statements and the notes thereto included elsewhere in this Proxy Statement.

         Denron's nine month period ended December 31, 1995 has been omitted from the unaudited pro forma condensed combined statements of operations. Denron's net sales, income from operations and net income were $18,980, $599 and $346 respectively, for such nine month period.

                      Selected Historical Financial Data
                   (In thousands, except per share amounts)

JPM                                                                                                        Three Months
                                                                                                              Ended
                                                Fiscal Year Ended September 30,                            December 31,
                                       ----------------------------------------------------------     --------------------

Historical Consolidated Statement of        1996        1995        1994        1993         1992         1996        1995
                                            ----        ----        ----        ----         ----         ----        ----
Operations Data:

Net sales(1) .........................   $60,073    $ 36,568    $ 25,640    $ 23,084     $ 23,808     $ 20,217    $ 12,385
Income from operations ...............     6,374       2,714       1,111         623          796        2,436       1,014
Income before change in accounting
principle ............................    2,775         804         393         154          202        1,590         211
Income (loss) per common share before
change in accounting principle .......   $   .50    $    .14    $    .04    $   (.03)    $   (.01)    $    .24    $    .04
Weighted average number of common
shares outstanding ...................     4,892       3,599       3,489       3,489        3,489        6,498       3,925

                                                             September 30,                                 December 31,
                                       ----------------------------------------------------------      -------------------

Historical Consolidated Balance Sheet       1996        1995        1994        1993         1992            1996
                                            ----        ----        ----        ----         ----            ----
Data:

Total assets..........................   $34,716     $21,585     $13,678     $11,599      $11,465          $36,261
Long-term debt........................     3,249       4,275       2,402       2,556        2,373            4,164
Total shareholders' equity(2).........    18,569       4,007       2,961       2,803        2,764           20,186

Denron                                   Nine Months                                                        Three Months
                                            Ended                                                               Ended
                                         December 31,               Fiscal Year ended March 31,              December 31,
                                       ---------------   ---------------------------------------------   -----------------

Historical Consolidated Statement of        1996               1996       1995       1994        1993       1996       1995
                                            ----               ----       ----       ----        ----       ----       ----
Operations Data:

Net sales.............................     $18,789            $25,310    $17,475    $15,778    $11,184    $ 6,504    $ 6,828
Income from operations................         779                411        265        132        152        321        256
Income before change in accounting
principle ............................         476                206        132         69         44        183        153
Income per common share before change
in accounting principle ..............      $  .63            $   .27    $   .18    $   .09    $   .06    $   .24    $   .20
Weighted average number of common
shares outstanding....................         750                750        750        750        750        750        750

                                              December 31,                               March 31,
                                         ---------------------   ---------------------------------------------------------

Historical Consolidated Balance Sheet            1996                   1996        1995         1994        1993
                                                 ----                   ----        ----         ----        ----
Data:

Total assets..........................         $  5,687               $  5,019    $  3,842    $  2,967    $  2,100
Long-term debt........................               14                     19          18           -           -
Total shareholders' equity............            1,540                  1,064         858         726         658

------------------
(1) Reflects completion of the acquisition of Electronica Pantera in April 1996.

(2) Reflects completion of the Company's initial public offering of common stock in April 1996.

             Unaudited Selected Pro Forma Combined Financial Data
                   (In thousands, except per share amounts)



                                                                                         Three Months
                                                                                             Ended
                                                   Fiscal Year ended September 30,       December 31,
                                                  --------------------------------   --------------------

Pro Forma Combined Statement of Operations            1996      1995      1994           1996      1995
                                                      ----      ----      ----           ----      ----
Data: (1)

Net sales........................................   $85,192   $54,042   $41,418        $26,721   $19,213
Income from operations...........................     6,966     2,979     1,244          2,757     1,269
Income before change in accounting principle.....     3,111       936       307          1,773       569
Income per common share before change in
  accounting principle (2)......................    $   .48   $   .13   $   .04        $   .23   $   .11
Weighted average number of common shares
outstanding (2)..................................     6,186     4,893     4,783          7,792     5,219


                                                                   December 31, 1996
                                                                   -----------------
Pro Forma Combined Balance Sheet Date:  (1)

Total assets.....................................                      $41,948
Long-term debt...................................                        4,178
Total shareholders' equity.......................                       21,176




(1) It is estimated that Merger related costs of approximately $550 will be incurred for direct costs of the Merger, consisting primarily of transaction costs for investment bankers' fees, attorneys, accountants, financial printing and other related charges. The pro forma condensed combined balance sheet gives effect to these costs as if they had been incurred as of December 31, 1996, but the pro forma condensed combined statements of operations do not give effect to any such expenses.

(2) The pro forma combined income per common share before change in accounting principle amounts are based on the combined weighted average number of common shares of JPM and Denron outstanding during each period and an assumed Exchange Ratio of 1.725 shares of JPM Common Stock for each issued and outstanding share of Denron Common Stock. The actual number of shares of JPM Common Stock to be issued in the Merger will be determined at the Closing Date. See "The Merger Agreement-- Merger Consideration and Exchange Ratio."

                          Comparative Per Share Data

         The following tabulation reflects (a) the historical income per share before change in accounting principle of JPM Common Stock in comparison with the pro forma income per share before change in accounting principle after giving effect to the proposed Merger on a "pooling of interests" basis with Denron as if it had occurred on October 1, 1993 and (b) the historical income per share before change in accounting principle of Denron Common Stock in comparison with the pro forma income before change in accounting principle attributable to 1.725 shares of JPM Common Stock which will be received for each share of Denron. Neither JPM nor Denron have paid cash dividends on their common stock. The information presented in this tabulation should be read in conjunction with the pro forma condensed combined financial statements and the separate financial statements of the respective companies and the notes thereto appearing elsewhere herein or attached hereto. The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had JPM and Denron been a single entity during the periods presented.


                                                                                                                  Three Months
                                                                                                                     Ended
                                                                      Year Ended September 30,                     December 31,
                                                           -----------------------------------------------    ----------------------


                                                                   1996(1)        1995(1)         1994(1)              1996
                                                                   ----           ----            ----                 ----
JPM
       Income before change in accounting principle:
               Historical...................................    $   .50        $   .14          $   .04               $  .24
               Pro forma....................................    $   .48        $   .13          $   .04               $  .23
Denron
       Income before change in accounting principle:
               Historical...................................    $   .45        $   .18          $  .09                $  .24
               Pro forma, adjusted for exchange ratio (2)...    $   .83        $   .22          $  .07                $  .40

(1) The pro forma combined per share data combine financial information of JPM for the three months ended December 31, 1996 and the fiscal years ended September 30, 1996, 1995 and 1994 with the financial information of Denron for the three months ended December 31, 1996 and the twelve months ended December 31, 1996 and the fiscal years ended March 31, 1995 and 1994, respectively. JPM has a fiscal year ending September 30, and Denron has a fiscal year ending March 31. Accordingly, the pro forma combined per share data for the year ended September 30, 1996 include Denron's financial information conformed to a fiscal year end (December 31) within three months of JPM's year end.

(2)  Pro forma amounts for JPM multiplied by 1.725 (exchange ratio).




                             Book Value Per Share

                                                      Pro Forma
                                                      ---------
                             JPM       Denron       JPM       Denron(1)
                           --------   --------    --------   ----------
     Book values at

     September 30, 1996    $   3.09   $   1.81    $   2.65   $  4.57

     December 31, 1996     $   3.41   $   2.05    $   2.89   $  4.99


      (1)   Pro forma amounts for JPM multiplied by 1.725
            (exchange ratio).

                                 RISK FACTORS

         Shareholders of JPM, in considering whether to approve the JPM Share Proposal, should consider the following matters. These matters should be considered in conjunction with the other information included and incorporated by reference in this Proxy Statement.

         Potential Changes in Stock Prices. The Exchange Ratio described herein is based on a Closing Value (as defined in the Merger Agreement) of [$17.50] for JPM Common Stock on the closing date. However, the ultimate price of the JPM Common Stock on the closing date will most likely vary from the assumed Closing Value of [$17.50] as well as its price at the time of this Proxy Statement and at the date of the JPM Special Meeting. Such a change will impact on the Exchange Ratio and therefore the actual number of shares of JPM Common Stock received by the Denron Shareholders. Such variations may be the result of changes in the business, operations or prospects of JPM or Denron, market assessments of the likelihood that the Merger will be consummated, the timing thereof and the prospects of the Merger and post-Merger operations, regulatory considerations, general market and economic conditions and other factors. Because the closing date may occur at a date later than the JPM Special Meeting, there can be no assurance that the price of JPM Common Stock on the date of the JPM Special Meeting will be indicative of its price on the closing date. The Merger Agreement provides that the closing date will occur on the later of April 30, 1997 or eight business days following the JPM Special Meeting unless otherwise extended by the parties. Shareholders of JPM are urged to obtain current market quotations for JPM Common Stock. See "The Merger Agreement - Terms of the Merger."

         Shares Eligible for Future Sale. Sales of a significant number of shares of JPM Common Stock in the public market after the Merger may have an adverse effect on the market price of the JPM Common Stock. The Denron Shareholders will receive approximately 1,293,000 shares of JPM Common Stock in the Merger (assuming a Closing Value of $17.50), resulting in a total of approximately 7,360,000 shares of JPM Common Stock outstanding upon completion of the Merger.

         All JPM Common Stock issued in connection with the Merger will be restricted stock and may not be transferred except pursuant to a subsequent registration or exemption from registration. In the Merger Agreement, however, JPM has agreed to file with the Securities and Exchange Commission a Registration Statement on Form S-3, or other applicable form, within ninety (90) days after the Closing Date, to register all shares of JPM Common Stock received by the Shareholders of Denron in exchange for their Denron Common Stock. In addition, under the terms of the Registration Rights Agreement, the Denron Shareholders have certain demand and piggyback registration rights pursuant to which they may require, subject to the terms and conditions thereof, JPM to register under the Securities Act all or part of the JPM Common Stock received by such Denron Shareholders in connection with the Merger. Consequently, upon the effectiveness of an S-3 Registration Statement, or other applicable form, up to 1,293,000 additional shares of JPM Common Stock will be immediately eligible for sale in the public market

         Nonrealization of Synergies. The Merger involves the integration of two companies that have previously operated independently. No assurance can be given that JPM will integrate the respective operations of JPM and Denron without encountering difficulties or experiencing the loss of key Denron personnel or that the benefits expected from such integration will be realized. In addition, there can be no assurance that JPM will realize anticipated synergies from the Merger. See "The Merger - Recommendation of the Board of Directors of JPM; Reasons for the Merger."

         Certain Risks Inherent in International Businesses. The financial conditions and results of operations of each of JPM and Denron may be adversely affected when one or more of the global markets in which JPM or Denron operates or competes is affected by variations in political, economic or other factors, such as exchange rates, inflation rates, recessionary or expansive trends, tax changes, legal and regulatory changes or other external factors over which neither JPM nor Denron has control.

         Forward-Looking Statements. Certain statements made or incorporated by reference in this Proxy Statement are forward-looking, including without limitation statements with respect to the expected financial impact and other aspects of the proposed Merger and the future financial condition or results of operations of Denron and JPM. Forward looking statements made or incorporated by reference herein are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially. In addition to the facts discussed above under "- Nonrealization of Synergies" and "- Certain Risks Inherent in International Businesses," the following are some of the factors that could cause actual results to differ materially from those in the forward-looking statements: JPM's and Denron's reliance on key customers and suppliers and the potential loss thereof; maintenance of ISO registration for JPM's and Denron's operations; the impact of JPM's operations in Mexico; the pattern of sales, including variations in sales volume within a period, which makes forward-looking statements about sales and earnings difficult and may result in variances of actual results from those contained in statements made at any time prior to the period's close; vigorous competition within JPM's and Denron's product markets, including pricing and promotional, advertising or other activities in order to preserve or gain market share, the timing of which cannot be foreseen by JPM or Denron; the reliance on the development of new products and the inherent risks associated with new product introductions, including uncertainty of trade and customer acceptance and competitive reaction; the costs and effects of unanticipated legal and administrative proceedings; the impact of unusual items resulting from ongoing evaluations of business strategies, asset valuations and organizational structure; and the fact that, historically, approximately one-fifth of Denron's sales have been made outside the United States, making forward-looking statements more difficult.

                                 INTRODUCTION

         This Proxy Statement is being furnished to the shareholders of JPM in connection with the solicitation of proxies by the Board of Directors of JPM for use at a Special Meeting of Shareholders of JPM to be held at the Country Cupboard Inn, Route 15 North, Lewisburg, Pennsylvania on ________________, 1997 at 10:00 a.m., and at any and all adjournments or postponements thereof.

                              JPM SPECIAL MEETING

Purpose of the JPM Special Meeting

         At the JPM Special Meeting, holders of JPM Common Stock will consider and vote upon the JPM Share Proposal, which provides for the issuance of JPM Common Stock in connection with the Merger, pursuant to which (i) Denron will become a wholly-owned subsidiary of JPM and (ii) each outstanding share of Denron Common Stock (other than shares owned by Denron as treasury stock, all of which shall be canceled) will be converted into the right to receive 1.725 shares of JPM Common Stock (assuming a Closing Value, as defined in the Merger Agreement, of $17.50 for JPM Common Stock on the closing date). Although Pennsylvania law and the Articles of Incorporation of JPM do not require JPM to obtain shareholder approval of the Merger, the rules of the Nasdaq Stock Market's National Market require JPM to obtain shareholder approval of the issuance of such shares due to the number of authorized but unissued shares of JPM Common Stock expected to be issued in the Merger. Holders of JPM Common Stock may also consider and vote upon matters incident to the conduct of the JPM Special Meeting.

         Based upon the Exchange Ratio and the number of shares of Denron Common Stock outstanding at March 27, 1997, JPM would issue approximately 1,293,000 shares of JPM Common Stock to Denron shareholders in the Merger.

         The Board of Directors of JPM has unanimously approved the Merger and the JPM Share Proposal and recommends that JPM shareholders vote FOR approval of the JPM Share Proposal. See "The Merger - Background of the Merger" and "Recommendation of the Board of Directors of JPM; Reasons for the Merger."

Record Date

         The JPM Board of Directors has fixed the close of business on March 27, 1997 as the JPM Record Date for determining holders entitled to notice of and to vote at the JPM Special Meeting.

         As of the JPM Record Date, there were 6,067,141 shares of JPM Common Stock issued and outstanding, each of which entitles the holder thereof to one vote.

Quorum

         The presence in person or by properly executed proxy of holders of 50% in interest of the issued and outstanding shares of JPM Common Stock entitled to vote is necessary to constitute a quorum at the JPM Special Meeting.

Required Vote

         Under the rules of the Nasdaq Stock Market's National Market the JPM Share Proposal will require approval by the affirmative vote of the holders of a majority of the votes cast on this matter, provided that the total votes cast on this matter represent more than 50% in interest of the votes entitled to be cast. As of the JPM Record Date, the directors and executive officers of JPM and their affiliates beneficially owned as a group approximately 66.0% of the outstanding shares of JPM Common Stock. Such directors and executive officers of JPM have indicated to JPM that they and their affiliates presently intend to vote all such shares in favor of the JPM Share Proposal.

Voting Rights; Proxies

         All shares of JPM Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF JPM COMMON STOCK WILL BE VOTED IN FAVOR OF THE JPM SHARE PROPOSAL. JPM does not know of any matters other than as described in the accompanying Notice of Special Meeting that are to come before the JPM Special Meeting. If any other matter or matters are properly presented for action at the JPM Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to JPM's Transfer Agent, StockTrans, Inc., 7 East Lancaster Avenue, Ardmore, PA, 19003, by signing and returning a later dated proxy, or by voting in person at the JPM Special Meeting. Accordingly, JPM shareholders who have executed and returned proxy cards in advance of the JPM Special Meeting may change their votes at any time prior to the vote on the JPM Share Proposal at the JPM Special Meeting; however, mere attendance at the JPM Special Meeting will not in and of itself have the effect of revoking the proxy.

         Votes cast by proxy or in person at the JPM Special Meeting will be tabulated by the judges of election appointed for the meeting who will determine whether or not a quorum is present. The judges of election will count shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the matter.

Solicitation of Proxies

         JPM will bear its own cost of solicitation of proxies. Brokerage houses, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of stock held in their names.


         THE MATTER TO BE CONSIDERED AT THE JPM SPECIAL MEETING IS OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF JPM. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                  THE MERGER

General

         The Merger Agreement provides that the Merger will be consummated if the approvals of the JPM shareholders required therefor are obtained and all other conditions to the Merger are satisfied or waived. Upon consummation of the Merger, Merger Sub will be merged with and into Denron, the separate corporate existence of Merger Sub shall cease, and Denron shall continue as the surviving corporation (the "Surviving Corporation") and a wholly-owned subsidiary of JPM. Pursuant to the Merger, each outstanding share of Denron Common Stock (other than shares owned by Denron as treasury stock, all of which shall be canceled and retired) will be converted into the right to receive 1.725 shares of JPM Common Stock, assuming a Closing Value, as defined in the Merger Agreement, of $17.50 for JPM Common Stock on the closing date.

         Based upon the outstanding shares of JPM and Denron as of March 27, 1997 and the Exchange Ratio, the shareholders of Denron immediately prior to the consummation of the Merger would own approximately 17.6% of the outstanding JPM Common Stock following consummation of the Merger. Such percentage could change depending upon: (i) whether shares of JPM Common Stock issuable upon exercise of outstanding JPM stock options or other rights are issued; and (ii) the actual Closing Value of JPM Common Stock on the closing date.


         The following table sets forth a range of potential Closing Values with corresponding exchange ratios, aggregate number of shares of JPM Common Stock issued to Denron Shareholders, and aggregate Closing Values of JPM Common Stock (closing value multiplied by number of shares) issued to Denron Shareholders, using the number of shares of Common Stock of each of JPM and Denron outstanding as of the record date, March 27, 1997.

                                                                             Aggregate Closing
                                                  Number of JPM Shares      Value of JPM Common
                                                    Issued to Denron       Stock Issued to Denron
 Closing Value(1)         Exchange Ratio              Shareholders              Shareholders
 ----------------         --------------          --------------------     ----------------------
      20.000                   1.533                   1,150,000                 23,000,000
      18.000                   1.704                   1,277,778                 23,000,000
      17.975(2)                1.706                   1,279,555                 23,000,000
      17.948(3)                1.707                   1,280,342                 22,979,578
      16.015(4)                1.790                   1,342,211                 21,495,509
      15.000                   1.841                   1,381,083                 20,716,245
      10.000                   2.047                   1,535,500(5)              15,355,000


-------------------

(1) The actual Closing Value, Exchange Ratio, Number of JPM Shares Issued to Denron Shareholders, and Aggregate Closing Value of JPM Common Stock Issued to Denron Shareholders may differ from the examples used throughout this Proxy Statement because the actual Closing Value and Number of JPM Shares Issued to Denron Shareholders will not be determined until immediately preceding the closing.

(2) Closing Value above which the Aggregate Closing Value of JPM Common Stock Issued to Denron Shareholders is fixed by the $23,000,000 cap.

(3)  Closing Value as of March 27, 1997

(4)  Closing Value as of April 18, 1997

(5) Maximum number of shares of JPM Common Stock to be issued to Denron Shareholders under the Merger Agreement.

Effective Time

         Consummation of the Merger will occur upon the filing of a certificate of merger, together with any required related certificates, with the Secretary of State of the State of California (the "Certificate of Merger"). The Merger Agreement provides that filing of the Certificate of Merger will occur after the satisfaction or waiver of all conditions to the closing of the Merger. The Merger Agreement may be terminated by either party under certain circumstances. See "The Merger Agreement - Conditions to the Merger" and "- Termination."

Conversion of Shares; Procedures for Exchange of Certificates

         The conversion of Denron Common Stock into the right to receive JPM Common Stock at the Exchange Ratio will occur automatically at the Effective Time.

         As soon as reasonably practicable after the Effective Time, JPM will supply to StockTrans, Inc. or such other company as shall be designated by JPM (the "Exchange Agent") certificates evidencing the JPM Common Stock issuable in exchange for Denron Common Stock. In addition, a transmittal letter and instructions will be mailed by the Exchange Agent to each shareholder of Denron informing such shareholder of the procedures to follow in forwarding stock certificates representing Denron Common Stock to the Exchange Agent. Upon receipt of such Denron stock certificates together with such transmittal letter, duly executed, and such other customary documents as may be required pursuant to such instructions, the Exchange Agent will deliver full shares of JPM Common Stock to such shareholder and cash in lieu of fractional shares pursuant to the terms of the Merger Agreement and in accordance with the transmittal letter, together with any dividends or other distributions to which such shareholder is entitled.

         If any issuance of shares of JPM Common Stock in exchange for shares of Denron Common Stock is to be made to a person other than the Denron shareholder in whose name the certificate is registered at the Effective Time, it will be a condition of such exchange that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the Denron shareholder requesting such issuance either pay any transfer or other tax required or establish to the satisfaction of JPM that such tax has been paid or is not payable.

         After the Effective Time, there will be no further transfers of Denron Common Stock on the stock transfer books of Denron. If a certificate representing Denron Common Stock is presented for transfer, it will be canceled and a certificate representing the appropriate number of full shares of JPM Common Stock and cash in lieu of fractional shares and any dividends and distributions will be issued in exchange therefor.

         After the Effective Time and until surrendered, shares of Denron Common Stock will be deemed for all corporate purposes, other than the payment of dividends and distributions and subject to the right to receive cash in lieu of fractional shares, to evidence ownership of the number of full shares of JPM Common Stock which such shares of Denron Common Stock represented the right to receive at the Effective Time. No dividends or other distributions declared or made after the Effective Time with respect to JPM Common Stock with a record date after the Effective Time will be paid to the holders of any certificates for shares of Denron Common Stock until such certificates are surrendered. Upon surrender of such certificates, all such declared dividends and distributions which shall have become payable with respect to such JPM Common Stock in respect of a record date after the Effective Time will be paid to the holder of record of the full shares of JPM Common Stock represented by the certificate issued in exchange therefor, without interest. See "The Merger Agreement Exchange of Certificates."

Background of the Merger

         In June, 1996, JPM formed a task force to identify target companies for potential acquisition. The primary requirement was that the target company be able to provide quick turn manufacturing for JPM's West Coast customers. The task force identified approximately twenty companies in the western United States and then quickly screened the list to about twelve potential candidates.

         In July, 1996, the task force, headed by John H. Mathias, Chairman and Chief Executive Officer of JPM, discussed the list with the senior management of JPM. As a result of that discussion, Denron became the primary candidate for acquisition.

         On July 11, 1996, Mr. Mathias made a telephone call to J. Michael Denman, President of Denron. The telephone call was returned by Ronald C. Mills, Chief Executive Officer of Denron. During the phone call, Mr. Mathias outlined his proposal and discussed the strategic advantages of JPM and Denron operating together. Mr. Mills, although not in favor of being acquired, agreed to have a dinner meeting in San Jose, California with Mr. Mathias.

         On July 17, 1996, Mr. Mathias, Robert R. Langton, Vice President of Sales and Marketing for JPM and Mr. Mills had a dinner meeting in San Jose. The advantages and synergies of a potential merger were discussed at length as well as the reservations of Mr. Mills concerning being acquired. Mr. Mills agreed to take the proposal under consideration over the next several weeks.

         On July 28, 1996, Mr. Mathias reported on the status of acquisition initiatives at the regularly scheduled meeting of The JPM Company Board of Directors.

         In August, 1996, Mr. Mathias called Mr. Mills and was informed Denron had no interest in being acquired at this time. The JPM task force reconvened to prioritize secondary choices and Mr. Mathias began to make contacts with other companies over the next several weeks.

         On September 24, 1996, Mr. Mathias and Mr. Mills circumstantially met each other at an industry conference in California. Mr. Mills informed Mr. Mathias he would like to reopen their discussions. Mr. Mills and Mr. Mathias discussed potential synergies of a combination and proposed to begin a more formal dialogue. On September 26, 1996, Messrs. Mills, John Mathias, Langton, Denman and James P. Mathias, President and

Chief Operating Officer of JPM met for dinner in Palo Alto, California and agreed to pursue further merger discussions.

         On October 4, 1996, JPM and Denron executed a confidentiality letter with respect to the exchange of nonpublic information between the companies.

         On October 28, 1996, Messrs. John and James Mathias, Mills and Denman met in the Lewisburg, Pennsylvania offices of JPM. They discussed merging the two companies provided the value of Denron would be set at the asking price of $16 million. Additionally, at that time the Denron shareholders were proposing a mostly cash transaction.

         On November 6, 1996, and based on further financial information provided by Denron, Mr. Mathias and William D. Baker, Chief Financial Officer of JPM informed Mr. Mills and Mr. Denman the asking price of $16 million could only be justified if the transaction were an exchange of common stock. A formula was developed to determine the number of shares of JPM Common Stock exchanged for all of the outstanding shares of Denron Common Stock.

         Between October 28, 1996 and November 25, 1996, John and James Mathias, Mills and Denman negotiated other material terms of the Merger. Because the transaction was structured as a pooling of interests, a formula for determining an exchange ratio was negotiated. The parties believed that price collars of $8.86 to $11.98 for the JPM Common Stock permitted a reasonable variation in price to reflect general market risk. If the value of JPM Common Stock exceeded $11.98 after the announcement of the proposed Merger, the parties believed that a portion of that increase should be attributable to the market's valuation of the Merger with Denron. The formula ultimately agreed upon was a compromise to allow attribution of the price increase to the Merger as well as other company-specific actions and results. Because of the importance of Mills and Denman to the ongoing operations of Denron, JPM also required employment and non-competition agreements with each of them. Other customary provisions were negotiated with the assistance of counsel.

         On November 25, 1996, JPM and Denron signed a non-binding Letter of Intent which outlined the exchange of all outstanding shares of Denron Common Stock for shares of JPM Common Stock and employment contracts of Messrs. Ronald Mills, J. Michael Denman and Donald Mills. The Letter of Intent was subject to the approval of both companies' Boards of Directors. On that day, JPM issued a press release announcing the signing of the Letter of Intent.

         On November 27, 1996, Mr. John Mathias reported the status of the negotiations to the JPM Board of Directors at the regularly scheduled board meeting. The Board of Directors voted unanimously to seek a fairness opinion on the merger consideration. The Board concluded it would seek proposals from the two investment banking firms which co-managed JPM's initial public offering in April, 1996. Subsequent to the board meeting, the proposal submitted by Janney Montgomery Scott Inc. ("Janney") was accepted.

         On January 28, 1997, the JPM Company Board of Directors considered the proposed Merger at its regularly scheduled meeting. Janney presented an oral report on the fairness of the merger consideration in the proposed merger transaction to the Board. Janney noted that the price of JPM Common Stock had risen to $21.00 per share. Janney noted that if the price of JPM Common Stock continued to trade at this level or higher, the exchange ratio formula of the letter of intent would require JPM to issue approximately 1,200,000 shares having a market value of approximately $25,500,000. Janney advised the Board of Directors that, based on its analysis, that level of consideration was exceeding the level which Janney felt was fair and justifiable to JPM shareholders due to Denron's relative size and stage of development. Janney suggested that the formula be amended to cap the consideration paid if the average closing price of JPM exceeded $18.00 per share so that the market value of the consideration to Denron would not exceed $23,000,000.

         Over the next several weeks, management of JPM and Mr. Mills and Mr. Denman negotiated provisions of the Merger Agreement, including the proposed cap of $23,000,000 on the merger consideration. Upon completion of this negotiation, as of February 28, 1997, the directors of JPM executed a unanimous written consent approving the form of Merger Agreement.

Recommendation of the Board of Directors of The JPM Company; Reasons for the Merger

         In approving the Merger, The JPM Company Board of Directors considered the following:

         1. Denron's geographic location and the need for JPM to develop West Coast manufacturing capability.

         2. Denron's proximity to the development center of JPM's target industry markets.

         3. The complementary nature of Denron and JPM's respective customer bases.

         4. Denron's experience in sourcing both components and assemblies in Asia.

         5. Denron's manufacturing skills and experience and its ISO 9002 certification.

         6. The potential for synergistic benefits, including sales penetration, global presence, and operating efficiencies generated by purchasing leverage, and complementary distribution points, manufacturing facilities and processes and management resources.

         7. The potential for growth in revenues and resulting financial performance as a result of the Merger beyond what JPM could achieve on a stand-alone basis.

         8. The opinion of Janney that, as of February 26, 1997 and based on and subject to the matters stated therein, the consideration proposed to be paid by JPM pursuant to the Merger was fair to JPM.

         9. The business, operations, properties, assets, financial conditions, operating results and prospects of JPM and Denron.

         10. The current industry, economic and market conditions and trends.

         11. The terms of the Merger Agreement, Employee Agreements, and Registration Rights Agreement.

         12. The expected accounting treatment of the transaction as a pooling of interests.

         13. The historical trading prices and trading activity for JPM Common Stock.

Opinion of JPM's Financial Advisor

         Janney delivered its oral opinion on January 28, 1997, subsequently confirmed in a written opinion dated February 26, 1997, to the Board of Directors of JPM that, as of such date, and based upon the assumptions made, matters considered and limits of review in connection with such opinion, and assuming a price cap of $23,000,000 would be imposed, the consideration to be paid by JPM in the Merger was fair to JPM from a financial point of view. A copy of the opinion of Janney which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this Proxy Statement and is incorporated herein by reference. While the summary of the opinion of Janney set forth in this Proxy Statement contains all material provisions of the opinion, such summary is qualified in its entirety by reference to the full text of the opinion. The opinion of Janney is addressed to the JPM Board of Directors, is directed only to the fairness from a financial point of view of the consideration to be paid by JPM pursuant to the Merger and does not constitute a recommendation to any JPM shareholder as to how such shareholder should vote at the JPM Special Meeting. JPM's shareholders are urged to read the opinion in its entirety.

Opinion of Janney Montgomery Scott, Inc.

         On January 28, 1997, Janney delivered its oral opinion to the JPM Board of Directors, which was subsequently confirmed in a written opinion dated February 26, 1997, to the effect that, as of such date, and based upon the assumptions made, matters considered and limits of review in connection with such opinion, and assuming a price cap of $23,000,000 would be imposed, the consideration to be paid by JPM pursuant to the Merger was fair to JPM from a financial point of view. No limitations were imposed on Janney by the JPM Board of Directors with respect to the investigations made or the procedures followed by it in rendering its opinion. References herein to the "Janney Opinion" refer to such written opinion.

         In rendering its opinion, Janney reviewed, among other things: (a) a draft of the Merger Agreement; (b) the unaudited historical financial statements of Denron for the nine month period ended December 31, 1996 and the fiscal years ended March 31, 1996, 1995 and 1994 (the audited historical financial statements of Denron for the nine month period ended December 31, 1996 were reviewed by Janney prior to release of their opinion dated February 26, 1997); (c) certain financial and other data provided to Janney by Denron that is not publicly available relating to the business and prospects of Denron, including financial projections for the calendar years 1977 through 2001 prepared by the management of Denron; (d) publicly available business and historical financial information relating to JPM, including its 1996 Annual Report, Form 10-K for the year ended September 30, 1996 and audited financial statements for the fiscal years ended September 30, 1995, 1994 and 1993; (e) the reported historical market prices and trading volume of JPM Common Stock; (f) selected financial and stock market data for certain other publicly traded companies in lines of business comparable to Denron and JPM; and (g) the financial terms of certain other recent mergers and acquisitions of electronic connector, electronic wire and cable, and cable assembly and wire harness manufacturers. For comparative and valuation purposes, Janney adjusted Denron's projections to conform to JPM's fiscal year ended September and then extrapolated a projection for Denron's fiscal year ended March 1997 from its actual results for the nine months ended December 31, 1996, Janney used the extrapolated March 1997 results as a proxy for Denron's latest twelve months operation results. These adjustments to Denron's financial statements were prepared by Janney and reviewed and approved by the management of both Denron and JPM. Janney then compared these adjusted projections to the Denron calendar year projections to ensure that the adjustments accurately reflected Denron's projected results. Further, Janney held discussions with the management of Denron regarding Denron's business, operating results, financial condition, prospects and the Merger, and undertook other analyses, studies and investigations as it considered appropriate. Janney also held discussions with the management of JPM regarding JPM's business, operating results, financial condition, prospects and the Merger, and undertook other analyses, studies and investigations as it considered appropriate.

         In connection with its review, Janney relied, without independent verification, upon the accuracy and completeness of the financial and other information used by it in arriving at its opinion. Janney also relied upon the assessment of the management of Denron regarding its business, prospects and the Merger and also assumed that the financial projections of Denron, as adjusted, were reasonably prepared by management on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of Denron. Janney did not undertake any independent valuations or appraisals of the real properties or other assets of Denron, nor was it furnished with any such valuations or appraisals. Janney did not perform a liquidation valuation analysis as Denron was deemed an ongoing entity.

         The Janney Opinion was necessarily based on economic, market and other conditions as in effect on, and information made available to it as of, the date of the Janney Opinion. Janney expressed no opinion as to the price at which JPM Common Stock will trade at any future time. In addition, any forward-looking statements made or incorporated by reference herein are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially. See "Risk Factors -- Forward Looking
Statements."

         The following is a summary of certain financial and comparative analyses performed by Janney in arriving at its oral opinion delivered to the JPM Board of Directors on January 28, 1997.

         Analysis of Operating Results and Financial Condition for Denron, Inc. Janney reviewed the historical operating performance and financial condition of Denron with its senior management. Denron's net sales increased from $15.8 million in fiscal 1994 to $17.5 million in fiscal 1995 and $25.3 million in fiscal 1996. Net sales for the nine months ended December 31, 1996 were $18.8 million. Denron's operating margins were 0.8%, 1.5% and 1.6% during the fiscal years ended March 1994, 1995, and 1996 respectively, and 4.2% for the nine months ended December 31, 1996. Pre-tax income margins were 0.8%, 0.9%, and 1.2% during the fiscal years ended March 1994, 1995, and 1996 respectively, and 3.7% for the nine months ended December 31, 1996.

         In its fiscal year 1994, Denron developed a strategic plan to focus on the rapidly growing industry leaders in the computer and computer networking industries and to discontinue sales to certain other customers. With this strategy, Denron's management believed that it could grow its revenues by approximately 20% per year and improve its operating efficiencies by significantly penetrating a limited number of customers. Consequently, Janney believes that the underlying growth in Denron's sales to these industries is not reflected in its results over the last 24 months as Denron continues to refine its customer base. Discussions with Denron's management indicated that if it were to separate the revenues of its discontinued customers, revenues from its continuing customer base of six customers (64% of revenues from three customers in nine months ended December 31, 1996) were approximately $8.0, $10.0 and $17.0 in the fiscal years 1994, 1995, and 1996 respectively, and are projected to be approximately $22.0 million in fiscal year 1997, a compound annual growth rate of 40%. Denron's management estimated that its operating margins would have been 2.0%, 4.0%, 6.0% and 7.0% during the fiscal years ended March 1994, 1995, 1996 and 1997 respectively under this scenario. Similarly, Denron estimated that net income margins would have been 1.0%, 2.0%, 3.0% and 4.0% during the fiscal years ended March 1994, 1995, 1996 and 1997 respectively.

         At the time of Janney's investigation, Denron currently had long-term debt of $13,000, a revolving line of credit balance of $1.3 million and stockholder's equity of $1.5 million as of December 31, 1996. Capital expenditures were approximately $200,000 and $300,000 in the fiscal years ended March 1995 and 1996, respectively, and $171,000 in the nine months ended December 31, 1996. Capital expenditures are expected to be approximately $300,000 again in the next year. Denron has established a relationship in China to manufacture cable assemblies and wire harnesses for shipment to a major customer in Singapore and to handle the production requirements in excess of its production capacity in the United States. Denron believes that it will be able to fulfill its financial projections through the continued execution of its sales and marketing strategy and the use of its manufacturing relationship in China.

         Analysis of Comparable Publicly Traded Companies for Denron. Janney reviewed and analyzed the publicly available information and stock market data for ten publicly traded electronic connector, wire harness and cable assembly companies: The JPM Company, ADFlex Solutions, Inc., AMP Inc., Amphenol Corp., Beldon Inc., Berg Electronics Corp., Cable Design Technologies, Inc., Kent Electronics Corp., Methode Electronics Corp., and Molex Inc. (the "Comparable Companies") and compared the data to Denron. In Janney's opinion, the company most comparable to Denron is The JPM Company. The Comparable Companies consist predominantly of much larger, diversified electronic connector or wire and cable companies which also produce cable assemblies and wire harnesses and have considerably greater financial and other resources than Denron. Janney believes that the Comparable Companies serve as the most representative industry group and advised the Board to consider these public companies as comparable to Denron for purposes of this analysis.

         The financial information and stock market data reviewed by Janney included (a) stock price multiples to historical and estimated earnings; (b) enterprise value (total stock market value adjusted for debt and cash) to latest twelve months revenues, operating cash flow (earnings before interest, taxes, depreciation and amortization) and operating profits (earnings before interest and taxes); (c) profit margins and returns on assets and equity; (d) historical and estimated growth rates; and (e) the capitalization of the Comparable Companies and Denron. Janney noted that stock price multiples of the Comparable Companies averaged 22.7 times 1996 estimated earnings and 18.3 times 1997 estimated earnings. Based on the closing price for JPM Common Stock of $18.38 on January 23, 1997, ("Janney's Price Assumption"), JPM was trading at 31.2 and
20.4 times 1996 and 1997 earnings, respectively. Enterprise value multiples averaged 1.6 times latest twelve months revenues, 12.7 times latest twelve months operating cash flow and 13.2 times latest twelve months operating profits. Based on Janney's Price Assumption, JPM was trading at enterprise value multiples of 1.9, 15.1 and 17.8 times last twelve months revenue, cash flow and operating income, respectively. Janney applied the range of multiples of the Comparable Companies to Denron's financial projections for: (i) the fiscal year ending March 1997 as extrapolated; (ii) the fiscal year ending September 1997; and (iii) the calendar year ending 1997. This resulted in a range of estimated values of approximately $11.4 million to $46.8 million. Janney noted that the range of estimated values is quite broad and, therefore, subject to interpretation. Janney concluded that the appropriate range of value was between $18.3 million and $24.1 million in view of Denron's operating rate for the fiscal year end September 1997 and its projected earnings for the calendar year 1997.

         Discounted Cash Flow Analysis. Janney prepared a discounted cash flow analysis to estimate the present value of the unlevered free cash flows and the estimated terminal value of the business as projected by the management of Denron. As previously discussed, Janney adjusted the projections provided by Denron to conform to the JPM fiscal year ending September, 1997. Janney considered a range of terminal exit values, which reflected enterprise multiples of 9.0 to 11.0 times projected operating cash flows in fiscal year 2001. Janney discounted the unlevered free cash flows for the five year period and the terminal exit value to present values using a range of discount rates from 16.0% to 20.0% and deducted the existing debt to arrive at a range of estimated equity values. On the basis of the projected September 1997 fiscal year end results, the equity valuation range resulting from the discounted cash flow analysis was $24.3 million to $34.5 million.

         Analysis of Mergers and Acquisitions in the Electronic Connector and Wire and Cable Industry. Janney identified 11 completed mergers and acquisitions of wire and cable, electronic connectors, electronic components and electronic parts companies since January 1995. The transactions included (acquiror/acquiree): Bell Industries/Milgray Electronics, Kent Electronics/Futronix Systems, Thomas & Betts/Augat, Farnell Electronics/Premier Industrial, Kuhlman/Communication Cable, Bell Industries/Sterling Electronics, Danaher/Joslyn, General Signal/Best Power, Arrow Electronics/Anthem Electronics, AEG/Electrocom Automation, and Read-Rite/Sunward Technologies. The average enterprise value to revenue, cash flow and operating income multiples were 1.1,
12.3 and 14.2 times, respectively. Janney applied the range of multiples of the Comparable Companies to Denron's financial projections for: (i) the fiscal year ending March 1997 as extrapolated; (ii) the fiscal year ending September 1997; and (iii) the calendar year ending December, 1997. This resulted in a range of estimated values of approximately $11.6 million to $30.6 million. Janney also noted that this range of estimated values is quite broad and, therefore, subject to interpretation. Janney concluded that the appropriate range of value was between $19.7 and $27.6 in view of Denron's operating rate for the fiscal year end September 1997 and its projected earnings for the calendar year 1997.

         Additionally, Janney reviewed the publicly available information on the activity in 1996 for all mergers and acquisitions as well as the mergers and acquisitions in the technology market as defined by the industry codes for computers, electronics and telecommunications. Janney found that the average multiples of enterprise value to revenue, cash flow and operating income for all deals in 1996 was 4.3, 13.2 and 18.1 times, respectively. For technology deals, the average multiples of enterprise value to revenue, cash flow and operating income were 7.0, 15.3 and 15.6 times, respectively. Janney suggested that these multiples supported the validity of the multiples derived from the 11 comparable merger and acquisition transactions and showed that they were conservative relative to the average multiples paid in 1996 overall and in the technology markets.

         Contribution Analysis. Janney analyzed the relative contribution of Denron to revenues, gross profit, operating profit and net income of the combined entity based on the projected fiscal year end September 1997 before taking into account any synergies discussed with the management of JPM and Denron, and also after taking into account such synergies. The analysis indicated that Denron would contribute 24.6%, 22.7%, 15.7% and 15.4% to revenues, gross profit, operating profit and net profit, respectively, before considering the synergies of the Merger. Upon consideration of the synergies, the analysis indicated that Denron would contribute 27.1%, 29.2%, 28.1% and 27.7% of revenues, gross profit, operating profit and net income, respectively, to the combined company. Using Janney's Price Assumption and the resulting exchange rate of 1.68, the shareholders of Denron would own 16.4% of the shares outstanding of the combined entity.

         Other Considerations. Janney also reviewed the earnings dilution or accretion that would be incurred by JPM based on the proposed exchange ratio for the projected fiscal year end September 1997. The analysis showed a less than 1% earnings dilution before the benefit potential synergies estimated by the managements of JPM and Denron and approximately 9% earnings accretion including such estimated synergies.

         Analysis of Operating Results and Financial Condition of JPM. Janney reviewed and analyzed publicly available financial information for JPM as well as the financial information and stock market data for the Comparable Companies (not including JPM) and compared the data to JPM. The financial information and stock market data reviewed by Janney included (a) stock price multiples to historical and estimated earnings; (b) enterprise value (total stock market value adjusted for debt and cash) to latest twelve months revenues, operating cash flow (earnings before interest, taxes, depreciation and amortization) and operating profits (earnings before interest and taxes); (c) profit margins and returns on assets and equity; (d) historical and estimated growth rates; and (e) the capitalization of the Comparable Companies and Denron.

         Janney noted that JPM's revenues had increased from $36.6 million in its fiscal year 1995 to $60.1 million in fiscal year 1996 and that net income and net margin had increased from $804,000 and 2.2% respectively to $2.8 million and 4.6% respectively. During this period, JPM completed its initial public offering and used part of the proceeds to reduce its debt and preferred stock from approximately $13.2 million to approximately $4.1 million. Janney also noted that stock price multiples of the Comparable Companies ranged from
17.5 to 29.0 times 1996 estimated earnings and 14.0 to 26.0 times 1997 estimated earnings while JPM was trading at 31.2 and 20.4 times 1996 and 1997 earnings, respectively, based on Janney's Price Assumption. Enterprise value multiples ranged from 1.1 to 2.0 times latest twelve months revenues, 4.8 to 32.1 times latest twelve months operating cash flow and 7.5 to 18.3 latest twelve months operating profits while JPM was trading at enterprise value multiples of 1.9,
15.1 and 17.8 times revenue, cash flow and operating income, respectively, based on Janney's Price Assumption. Janney noted that JPM's stock price has appreciated considerably over the recent period and that its earnings and enterprise multiples were generally at or above the high end of the range of its peer group.

         The summary set forth above, while containing the material elements of the analyses performed by Janney, does not purport to be a complete description of such analyses. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial or summary description. Janney believes that its analysis must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the process underlying its analyses set forth in the Janney Opinion. The matters considered by Janney in its analyses are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Denron's or JPM's control and involve the application of complex methodologies and educated judgment. Any estimates incorporated in the analyses performed by Janney are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty. No public company utilized as a comparison is identical to Denron or JPM, and none of the acquisition comparables or other business combinations utilized as a comparison is identical to the proposed Merger. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

         The JPM Board of Directors selected Janney to act as one of its financial advisors on the basis of Janney's reputation as a nationally recognized investment banking firm with expertise in transactions similar to the Merger and because it is familiar with JPM and its business. As part of its investment banking business, Janney is continually engaged in the valuation of business and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate and other purposes.

         Janney Fees. With respect to Janney's services as a financial advisor in connection with the Merger, pursuant to a letter agreement dated December 2, 1996, JPM has agreed to pay Janney $100,000 for its services in connection with preparation of the Janney Opinion. In addition, JPM also has reimbursed Janney for its reasonable out-of-pocket expenses (including reasonable fees and expenses of its legal counsel) and agreed to indemnify Janney and certain related persons against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

         Janney has, in the past, provided financial advisory and financing services to JPM and has received fees for rendering such services. In addition, in the ordinary course of their businesses, Janney and its affiliates may actively trade the securities of JPM for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities. Janney co-managed JPM's initial public offering of April, 1996 and in the ordinary course of its trading and brokerage activities, Janney makes a market in the stock of JPM.

Interests of Certain Persons in the Merger

         At closing, JPM and the Denron Shareholders will enter into a Registration Rights Agreement pursuant to which the Denron Shareholders may require, subject to the terms and conditions thereof, JPM to register the shares of JPM Common Stock received by them in the Merger for sale in accordance with the Securities Act. See "Other Agreements - Registration Rights Agreement."

         As a condition precedent to JPM's obligation to close on the Merger Agreement, each of John M. Denman, Ronald C. Mills and Donald Mills shall execute Employment Agreements, which are attached to the Merger Agreement as Exhibits D, E and F respectively. See "Other Agreements -Employment Agreements."

         The Merger Agreement provides that each of JPM and Denron will indemnify and hold harmless the other, their affiliates, successors and assigns from certain liabilities, damages, losses, deficiencies and expenses arising out of the Merger Agreement and related agreements provided that such obligation shall not arise until the total amount of such claims exceeds $100,000 and such obligation shall not exist beyond 10% of the total merger consideration. See "The Merger Agreement - Additional Agreements - Indemnification and Insurance."

Certain United States Federal Income Tax Consequences

         It is the intention of the parties that the Merger constitute a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Consequently, no gain or loss will be recognized by Denron, Merger Sub or JPM as a result of the Merger. No ruling has been sought from the Internal Revenue Service and no opinion has been received from legal counsel as to the United States Federal income tax consequences of the Merger.

         THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER JPM SHAREHOLDERS SHOULD VOTE IN FAVOR OF THE JPM SHARE PROPOSAL. THE DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO DENRON SHAREHOLDERS AND DOES NOT ADDRESS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. THE DISCUSSION IS BASED UPON THE CODE, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT CHANGE, AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. DENRON SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.

Anticipated Accounting Treatment

         The Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of JPM and Denron will be carried forward to the combined corporation at their recorded amounts, subject to any adjustments required to conform the accounting policies of the two companies; income of the combined corporation will include income of JPM and Denron for the entire fiscal year in which the Merger occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of the combined corporation.

Certain Legal Matters

         JPM and Denron do not believe that any governmental filings, other than the Certificate of Merger, are required with respect to the Merger. Consummation of the Merger is conditioned upon, among other things, the absence of any preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction which prohibits or restricts the consummation of the Merger.

Resale of JPM and Denron Common Stock

         All JPM Common Stock issued in connection with the Merger will be restricted stock and may not be transferred except pursuant to a subsequent registration or exemption from registration. In the Merger Agreement, JPM has agreed to file with the Securities and Exchange Commission a Registration Statement on Form S-3, or other applicable form, within ninety (90) days after the Closing Date, to register all shares of JPM Common Stock received by the Denron Shareholders in exchange for their Denron Common Stock.

         In addition, under the terms of the Registration Rights Agreement, the Denron Shareholders have certain demand and piggyback registration rights pursuant to which they may require, subject to the terms and conditions thereof, JPM to register under the Securities Act all or part of the JPM Common Stock received by such Denron Shareholders in connection with the Merger. See "Other Agreements-Registration Rights Agreement."

JPM and Denron Common Stock

         JPM is authorized to issue 40,000,000 shares of JPM Common Stock, par value $.000067 per share and 10,000,000 shares of preferred stock, no par value. Denron is authorized to issue 5,000,000 shares of Denron Common Stock, no par value. Holders of shares of JPM Common Stock and Denron Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Because holders of JPM Common Stock and Denron Common Stock do not have cumulative voting rights, holders of a majority of the shares voting for the election of directors can elect all of the members of the respective Boards of Directors. In the event of a liquidation, dissolution or winding up of either company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. The JPM Common Stock and Denron Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to the common stock of either company. All outstanding shares of JPM Common Stock and Denron Common Stock are fully paid and non-assessable and the shares of JPM Common Stock to be issued in connection with the Merger will be fully paid and non-assessable.

Dividends

         JPM has never paid dividends on shares of JPM Common Stock. After the Merger, JPM intends to continue to retain future earnings for use in its business and does not anticipate paying cash dividends on JPM Common Stock in the foreseeable future. The payment of dividends in the future, if any, will be determined by the Board of Directors of the Company and will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. By the terms of its credit arrangements with lenders, the Company is limited in its ability to pay dividends up to a maximum of 25% of JPM's pretax profits. See "Comparative Per Share Prices and Dividends."

Appraisal Rights

         Holders of JPM Common Stock are not entitled to dissenters' appraisal rights under Pennsylvania law in connection with the Merger because JPM is not a constituent corporation in the Merger.

Fees and Expenses

         Except for printing and filing fees in respect of this Proxy Statement which will be paid by JPM, each of JPM and Denron will pay its own expenses in connection with the Merger, provided however that any fees and expenses incurred by Denron and the Denron shareholders and paid by Denron in excess of $130,000 may, at JPM's election, be subtracted from the purchase price for the Denron Common Stock and the number of shares issued to the Denron Shareholders shall be reduced accordingly.



                             THE MERGER AGREEMENT

         The description of the Merger Agreement contained in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Annex A to this Proxy Statement and is incorporated by reference.

Terms of the Merger

         The Merger. At the Effective Time and subject to and upon the terms and conditions of the Merger Agreement and the California Corporations Code ("CCC"), Merger Sub will be merged with and into Denron, the separate corporate existence of Merger Sub will cease, and Denron will continue as the surviving corporation ("Surviving Corporation") and a wholly-owned subsidiary of JPM.

         Closing Date and Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions to the Merger set forth in the Merger Agreement, a closing will be held pursuant to the Merger Agreement. The date of such closing is referred to as the "Closing Date." As promptly as practicable after the Closing Date, the Merger will be consummated by filing a Plan of Merger (the "Plan of Merger") attached as Exhibit A to the Merger Agreement, together with any related certificates, with the Secretary of State of the State of California in accordance with the CCC. The time of such filing is referred to as the "Effective Time."

         Articles of Incorporation and By-Laws. The Plan of Merger provides that at the Effective Time the Articles of Incorporation of Denron will be amended and restated in their entirety as described in the Plan of Merger and such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the CCC and such Articles of Incorporation. The Plan of Merger further provides that at the Effective Time the By-Laws of Denron will be amended and restated in their entirety as described in the Plan of Merger and such By-Laws shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the CCC, the Articles of Incorporation and such By-Laws.

         Directors and Officers. The directors of the Surviving Corporation from and after the Effective Time shall be John H. Mathias, James P. Mathias and Janet B. Mathias. The officers of the Surviving Corporation from and after the Effective Time shall be John H. Mathias, President and Secretary, and William D. Baker, Chief Financial Officer.

         Merger Consideration and Exchange Ratio. The Merger Agreement provides that Merger Sub shall be merged into Denron, each share of common stock of Merger Sub shall be converted into one share of common stock of Denron, and all shareholders of Denron shall exchange their Denron Common Stock for JPM Common Stock at which time all shares of Denron Common Stock shall be cancelled.

         The aggregate number of shares of JPM Common Stock which the Denron Shareholders will receive shall be determined by dividing $16,000,000 by a value of $10.42 per share of JPM Common Stock, or 1,535,500 shares of JPM Common Stock, unless the Closing Value (defined below) of JPM Common Stock is
       ------
less than $8.86 or more than $11.98. The Closing Value is the trading volume weighted average of the daily closing price per share of JPM Common Stock for the fifteen consecutive trading days ended as of two trading days prior to the Closing Date. If the Closing Value is less than $8.86, the Merger Agreement may be terminated by either JPM or Denron or the purchase price may be renegotiated. If the Closing Value is greater than $11.98, the aggregate number of shares of JPM Common Stock to be issued to Denron Shareholders shall be adjusted so that the Denron Shareholders shall participate to the extent of 50% of any increase in the value of JPM Common Stock over $11.98 per share provided however that the
                                                 ----- --------
aggregate value paid by JPM for the Denron Common Stock shall not exceed $23,000,000. Assuming a Closing Value of $17.50, the Exchange Ratio (number of shares of JPM Common Stock for each share of Denron Common Stock) would be
1.725. The actual Closing Value of JPM Common Stock on the Closing Date will probably vary from $17.50.

         Conversion of Denron Common Stock in the Merger and Fractional Shares. At the Effective Time, each share of Denron Common Stock (a "Denron Share") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 1.725 shares of validly issued, fully paid and nonassessable shares ("JPM Shares") of JPM Common Stock, assuming a Closing Value of $17.50 for JPM Common Stock as of the Closing Date. No certificates or scrip representing less than one JPM Share shall be issued in connection with the Merger. In lieu of any such fractional share, each holder of a certificate or certificates representing Denron Shares ("Certificates") who would otherwise have been entitled to a fraction of a JPM Share upon surrender of Certificates for exchange shall be paid upon such surrender cash equal to the product of (i) such fraction, multiplied by (ii) the closing price per share on the Nasdaq Stock Market's National Market of JPM Common Stock as reported in the Eastern Edition of the Wall Street Journal on the trading date prior to the date on
               ---- ------ -------
which the Effective Time occurs.

Exchange of Certificates

         Exchange Agent. As soon as practicable after the Effective Time, JPM shall supply to StockTrans, Inc. or such other agent as shall be designated by JPM (the "Exchange Agent"), in trust for the benefit of the holder of Denron Common Stock, for exchange in accordance with the Merger Agreement, through the Exchange Agent, certificates evidencing the JPM Shares issuable in exchange for outstanding Denron Shares. JPM will make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares and any dividends and distributions.

         Exchange Procedures. As soon as practicable after the Effective Time, JPM will instruct the Exchange Agent to mail to each holder of record of Denron Common Stock a letter of transmittal and instructions to effect the surrender of the certificates representing Denron Common Stock in exchange for certificates evidencing JPM Common Stock. Upon surrender of a certificate representing Denron Common Stock for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such certificate will be entitled to receive in exchange therefor (i) certificates evidencing that number of whole JPM Shares which such holder has the right to receive in the Merger,
(ii) any dividends or other distributions on the shares of JPM Common Stock which such holder is entitled to receive, and (iii) cash in respect of fractional shares of JPM Common Stock (the JPM Shares, dividends, distributions and cash being, collectively, the "Merger Consideration"), and the certificate representing Denron Common Stock so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Denron Shares which is not registered in the transfer records of Denron as of the Effective Time, JPM Shares, dividends and distributions may be issued and paid to a transferee if the certificate evidencing such Denron Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented shares of Denron Common Stock will be deemed from and after the Effective Time, for all corporate purposes (other than payment of dividends and subject to the provisions described below under "- Exchange of Certificates - No Liability, Escheat and Withholding"), to evidence the ownership of the number of full JPM Shares into which such Denron Shares shall have been so converted.

         Distributions With Respect to Unexchanged Denron Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to JPM Common Stock with a record date after the Effective Time will be paid to the holder of an unsurrendered certificate representing shares of Denron Common Stock with respect to the shares of JPM Common Stock they are entitled to receive until the holder of such certificate shall surrender such certificate. Subject to applicable law and the provisions described below under "Exchange of Certificates - No Liability, Escheat and Withholding," following surrender of any certificate representing shares of Denron Common Stock, there will be paid to the record holder of the certificates representing whole shares of JPM Common Stock issued in exchange therefor, without interest, at the time of surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of JPM Common Stock.

         Transfers of Ownership. If any certificate for shares of JPM Common Stock is to be issued in a name other than that in which the certificate representing shares of Denron Common Stock surrendered in exchange therefor is registered, it will be a condition of the issuance that the certificate surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to JPM or any designated agent any transfer or other taxes required by reason of the issuance of a certificate for shares of JPM Common Stock in any name other than that of the registered holder of the certificate surrendered, or have established to the satisfaction of JPM or any designated agent that such tax has been paid or is not payable.

         No Liability, Escheat and Withholding. At any time following one year after the Effective Time, JPM shall be entitled to require the Exchange Agent to deliver to JPM any Merger Consideration which has been made available to the Exchange Agent by or on behalf of JPM and which has not been disbursed to holders of certificates representing shares of Denron Common Stock, and thereafter such holders shall be entitled to look to JPM only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of such certificates. Notwithstanding the foregoing, neither JPM, Merger Sub nor Denron will be liable to any holder of Denron Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. JPM or the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration otherwise payable to any Denron stockholder such amounts as JPM or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law.

         Lost, Stolen or Destroyed Certificates. In the event any certificates representing shares of Denron Common Stock have been lost, stolen or destroyed, the Exchange Agent will issue shares of JPM Common Stock in exchange for such lost, stolen or destroyed certificates upon the making of an affidavit of that fact by the owner of such certificates and delivery of a bond in a reasonable sum as indemnity against any claim that may be made against JPM or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

Representations and Warranties

         The Merger Agreement contains various representations and warranties made by Denron in favor of JPM and Merger Sub and made by JPM and Merger Sub, in respect of JPM and its subsidiaries, in favor of Denron relating, among other things, to the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) corporate organization, standing, qualification and similar corporate matters, except where failure to be so qualified or in good standing do not have a material effect on operations; (ii) completeness of corporate documents; (iii) capitalization; (iv) ownership of shares; (v) subsidiaries; (vi) authorization, execution, delivery and enforceability of the Merger Agreement and related documents; (vii) the absence of violation of or breach of provisions of charter documents, bylaws, material agreements or laws and the absence of the need for consents for the execution of the Merger Agreement; (viii) an affirmation of the financial statements provided; (ix) an absence of undisclosed or contingent liabilities except those which are provided for in JPM's September 30, 1996 balance sheet or Denron's December 31, 1996 balance sheet (respectively, the "Balance Sheet Date"), liabilities arising in the ordinary course of business since the Balance Sheet Dates, or liabilities disclosed on schedules to the Merger Agreement; (x) the absence of certain changes or events since the Balance Sheet Date; (xi) the absence of undisclosed guaranties; (xii) payment of taxes and certain other tax matters; (xiii) the absence of pending litigation or known threatened litigation; (xiv) ownership and lease of certain real and personal property;
(xv) condition of tangible personal property; (xvi) accounts receivable, certain contracts, inventories and supplies, prepaid items and deposits and other assets; (xvii) bank and personnel matters; (xviii) labor and employment matters;
(xix) continuation of certain business relationships; (xx) maintenance of insurance; (xxi) compliance with laws; (xxii) licenses and permits; (xxiii) relationships with affiliates; (xxiv) compliance with environmental laws; (xxv) ownership and rights to use certain intellectual property; and (xxvi) full disclosure of relevant facts.

Conduct of Business Pending the Merger

         Conduct of Business by Denron. The Merger Agreement provides that, prior to the Closing Date, Denron will conduct its business efficiently and in a manner consistent with past practice and Denron will use its best efforts to preserve its current business organization to keep available the services of the present officers, employees, consultants and agents of Denron and to preserve the present relationships of Denron with customers, suppliers and other persons with which Denron has business relations. Except as contemplated by the Merger Agreement, Denron will not: (i) enter into any business combination transaction (such as a merger, consolidation, sale of stock or sale of assets) with any person other than Merger Sub; (ii) amend or authorize any amendment to or modification of its Articles of Incorporation or By-laws or other organizational document; (iii) make any change in its authorized or issued capital stock, or issue any corporate securities of any nature or options for any of the foregoing, or enter into any contract of any nature respecting shares of its capital stock or otherwise make any changes in its capital structure; (iv) make any distribution or payment in respect of its equity or shares of its capital stock or purchase or redeem any equity interests or shares of its capital stock;
(v) enter into any contract or commitment extending beyond the Effective Time, except in the ordinary course of business; (vi) terminate, modify or amend any lease, license, permit, contract or other agreement, except in the ordinary course of business and not involving an increase in liability or reduction in revenue; (vii) except in the ordinary course of business consistent with past practice for any employee who is not an officer or director, adjust in any way, either directly or indirectly, or grant or agree to grant any increase in the wages, salary, bonus or other compensation, remuneration or benefit, of any employee, officer, director, consultant, shareholder or agent except as required under existing collective bargaining agreements or in other existing agreements or become a party to any employment agreement or any consulting arrangement, or become a party to any contract or arrangement providing for payment of bonuses, profits, shares, stock benefits, severance payments or retirement benefits, or increase the number of shares subject to any stock option or stock bonus plan or reduce the time required for exercisability of any option or vesting of any right granted under any such plan, except as required by contract; (viii) except in the ordinary course of business, make any, capital expenditure in excess of $25,000; (ix) incur any indebtedness, liabilities or obligations of any nature except current liabilities in the ordinary course of business consistent with past practice; (x) sell or transfer any property otherwise than in the ordinary course of business, or acquire or dispose of any fixed assets in excess of $25,000; (xi) release, waive, sell or assign any debts, claims, rights or other intangible obligations, or accept or agree to accept less than the stated or face amount in settlement, discharge or satisfaction of any receivable; (xii) discharge or satisfy any lien or encumbrance or pay any obligation or liability (absolute or contingent), except current liabilities in the ordinary course of business and in normal amounts; (xiii) mortgage, pledge or subject to any lien, charge or encumbrance any assets, tangible or intangible; (xiv) enter into, any transaction other than in the ordinary course of business; (xv) take any action which would materially adversely affect the corporate existence, rights and franchises of Denron; (xvi) make any bids or proposals or enter into any contracts for the sale of products or the performance of services by Denron except in the ordinary course of business; (xvii) enter into any material lease, contract or agreement of any type, except for purchase orders covering inventory or supplies which are entered into in the ordinary course of business after notice to JPM; (xviii) institute any litigation (other than collection matters);
(xix) make any change in any method of accounting or accounting principle, practice or policy affecting or relating to Denron; or (xx) agree, whether in writing or otherwise, to do any of the foregoing or do any act or thing which under the terms and conditions of the Merger Agreement would be in violation of any of the covenants or agreements of Denron under the Merger Agreement, or which would make any representation or warranty of Denron under the Merger Agreement inaccurate or untrue as of the Closing Date.

         Conduct of Business by JPM. The Merger Agreement provides that, prior to the Closing Date, JPM will conduct its business, and cause the businesses of its subsidiaries to be conducted efficiently, consistent with past practice and JPM shall use its best efforts to preserve its current business organization of JPM and its subsidiaries, to keep available the services of the present officers, employees, consultants and agents of JPM and its subsidiaries and to preserve the present relationships of JPM and its subsidiaries with customers, suppliers and other persons with which JPM or any of its subsidiaries has business relations. Except as contemplated by the Merger Agreement, neither JPM nor any of its subsidiaries, without the prior written consent of Denron, will:
(i) increase the rate of compensation paid, or pay any bonus, to any officer or executive of JPM, except for those increases or bonuses planned, in the ordinary course of business consistent with past practices; (ii) incur any material fixed or contingent obligation or enter into any material agreement, commitment or other transaction or arrangement with any of its officers or directors, or any related person, corporation or other entity that is not in the ordinary course of business consistent with past practices; or (iii) declare any dividend or make any distribution or payment in respect of its equity or shares of its capital stock or purchase or redeem any equity interests or shares of its capital stock.

Additional Agreements

         Registration of Shares. Within ninety (90) days after the Closing Date, JPM shall file with the Securities and Exchange Commission a Registration Statement on Form S-3, or other applicable form, to register all shares of JPM Common Stock received by the shareholders of Denron in exchange for their Denron Common Stock.

         Disposition of Share Consideration. The Denron Shareholders agree they will refrain from disposing of any shares received pursuant to the Merger Agreement until publication of combined sales and net income covering a period of at least 30 days of post-Closing operations.

         Access to Information; Confidentiality. Upon reasonable notice and subject to certain restrictions contained in the Merger Agreement, Denron and JPM shall each afford to the officers, employees, and other representatives of the other, access, during the period prior to the Closing Date, to all its properties, books, contracts, accounts and records and, during such period, Denron and JPM each shall furnish promptly to the other information concerning its business, properties and personnel as such other party may request. Each party shall keep such information confidential in accordance with the terms of the Merger Agreement.

         Consents, Approvals. Denron and JPM will each obtain any consents or approvals required for the consummation of the transactions contemplated by the Merger Agreement.

         Indemnification and Insurance. The Merger Agreement provides that each of JPM and Denron will indemnify and hold harmless the other, their affiliates, successors and assigns from certain liabilities, damages, losses, deficiencies and expenses arising out of the Merger Agreement and related agreements provided that such obligation shall not arise until the total amount of such claims exceeds $100,000 and such obligation shall not exist beyond 10% of the total merger consideration.

         Notification of Certain Matters. Denron and JPM will each give the other prompt notice of the occurrence of any event which would be likely to cause any representation or warranty of the notifying party contained in the Merger Agreement to be inaccurate.

         Public Announcements. JPM and Denron have agreed to consult with each other before issuing any press release with respect to the Merger or the Merger Agreement and will not issue any such press release or make any such public statement without the prior consent of the other party except as required by law or otherwise permitted by the Merger Agreement.

         Dispute Resolution. Any controversy, dispute or claim arising out of or relating to the Merger Agreement, or any modification, amendment or extension thereto, or the breach thereof, including any claim to rescind or set aside any of the same shall be settled by arbitration conducted in Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA").

Conditions to the Merger

         Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Closing Date of the following conditions:

         (i) Shareholder Approval. The requisite percentages of shareholders (for JPM 50% of those shareholders voting, for Denron 100% of its shareholders) shall have approved the Merger.

         (ii) Accuracy of Representations and Warranties. Each of the representations and warranties of the parties set forth in the Merger Agreement shall be true and correct on and as of the Closing Date and the parties shall have performed and complied with each of the agreements, covenants, stipulations, terms and conditions contained in the Merger Agreement on or prior to the Closing Date.

         (iii) No Material Adverse Change. There shall have been no material adverse change in the consolidated financial condition, assets or liabilities of the parties from the date of the Merger Agreement until the Closing Date.

         (iv) Opinion of Counsel. Each party shall have furnished to the other on the Closing Date an opinion of their respective counsel regarding certain closing matters.

         (v) No Injunction; Consents. No action, proceeding or investigation shall have been instituted or threatened to set aside the transactions provided for in the Merger Agreement or to enjoin or prevent the consummation of the transactions contemplated by the Merger Agreement and all consents, authorizations, orders and approvals required to be obtained by the parties for the consummation of the transactions shall have been secured.

         (vi) No Losses. Neither party shall have suffered any loss on account of fire, flood, accident, strike or other calamity which has a material adverse effect on the financial condition or any assets of the party, whether or not such loss shall been covered by insurance.

         (vii) Due Diligence. Each party shall be satisfied, in its sole discretion and without regard to materiality, with the results of its due diligence with respect to the business, operations, condition (financial or otherwise), assets or property of the other party and without regard to any knowledge of such facts prior to execution of the Merger Agreement.

         Additional Conditions to Obligations of JPM and Merger Sub. The obligations of JPM and Merger Sub to effect the Merger are also subject to the following conditions:

         (i) Resignations. All of the existing Denron directors and officers shall resign effective at the Effective Time.

         (ii) Employment Agreements. John M. Denman, Ronald C. Mills and Donald Mills shall each have executed and delivered to JPM an Employment Agreement, substantially in the form attached to the Merger Agreement.

         (iii) Uniform Commercial Code Searches. JPM shall have received from Denron Uniform Commercial Code searches of filings in all jurisdictions where any assets of Denron are located which shall not disclose any liens, claims, security interests or encumbrances against any of Denron's assets except as previously disclosed by Denron.

         (iv) Accounting Matters. The Merger shall have been effectuated using the pooling of interests method of accounting.

         (v) Registration Rights Agreement. JPM shall have received an executed Registration Rights Agreement from Denron.

         (vi) Tax Matters. The Merger shall comply with the provisions of Sections 368(a)(1)(A) and368(a)(2)(E) of the Internal Revenue Code.

Termination

         Conditions to Termination. The Merger Agreement may be terminated at any time prior to the Closing Date, notwithstanding approval thereof by the stockholders of Denron or JPM:


                  (i)   by the mutual consent of JPM and the Denron
         Shareholders;

                  (ii) by JPM if any conditions precedent to JPM's obligation become impossible of performance or have not been satisfied in full or previously waived by JPM in writing at or prior to the Closing Date;

                  (iii) by Denron if any conditions precedent to Denron's obligation become impossible of performance or have not been satisfied in full or previously waived by Denron in writing at or prior to the Closing Date; or

                  (iv) by either JPM, Denron, or the Denron Shareholders if the Closing has not occurred (other than through the failure of any party seeking to terminate to comply fully with its obligations under the Merger Agreement) on or before May 31, 1997, or such later date as the parties may agree upon.

         If the Merger Agreement is terminated pursuant to clause (i) above, all obligations of the parties under the Merger Agreement (with certain specified sections relating to mutual covenants, expenses, brokers and news releases) shall terminate without any further liability or obligation of either party to the other, and notwithstanding such termination, JPM shall pay a maximum of $55,000 for the fees and expenses incurred by Denron with respect to the audit of Denron's financial statements for the nine month period ended December 31, 1996 by Price Waterhouse LLP. Except as limited by the preceding sentence, the exercise by any party of the right to terminate the Merger Agreement shall not terminate or limit any remedy that such party may have at law or in equity by reason of another party's breach of any obligation under the Merger Agreement prior to such termination.


                               OTHER AGREEMENTS

The descriptions of the Registration Rights Agreement and Employment Agreements contained in this Proxy Statement do not purport to be complete and are qualified in their entirety by reference to such agreements, which are filed as exhibits to the Merger Agreement attached as Annex A.

Registration Rights Agreement

         As a condition precedent to Denron's obligation to close on the Merger Agreement, JPM must execute the Registration Rights Agreement attached to the Merger Agreement as Exhibit B. Pursuant to the Registration Rights Agreement, within ninety (90) days after the Closing Date, JPM shall file with the Securities and Exchange Commission a Registration Statement on Form S-3, or other applicable form, to register all shares of JPM Common Stock received by the shareholders of Denron in exchange for their Denron Common Stock. JPM shall keep the Form S-3 Registration Statement effective for twenty-four months. In addition, the Denron Shareholders shall receive the right to participate in any underwritten public offering of JPM Common Stock. These "piggyback registration rights" may be limited in certain circumstances.

         The Registration Rights Agreement contains customary indemnification provisions whereby JPM is obligated to indemnify and hold harmless the Denron Shareholders and certain related parties, and the Denron Shareholders are obligated under certain circumstances to indemnify and hold harmless JPM and certain related parties, in each case in connection with liabilities relating to the registration of the Registrable Securities.

Employment Agreements

         As a condition precedent to JPM's obligation to close on the Merger Agreement, each of John M. Denman, Ronald C. Mills and Donald Mills shall execute Employment Agreements. The Employment Agreements provide that each of John M. Denman, Ronald C. Mills and Donald Mills shall be employed by JPM for a period of three years at a salary of $160,000, $160,000 and $125,000, respectively. Ronald C. Mills and Donald Mills will each be eligible for certain incentive bonuses, generally amounting to 20% of base salary, provided certain financial objectives are achieved by the combined companies. Donald Mills will receive 30,000 stock options under JPM's 1995 Stock Option Plan on the date of signing his Employment Agreement and will also receive not less than 10,000 additional stock options on the first anniversary of his Employment Agreement. Each employee will also be eligible for the benefit programs of JPM on the same basis as other executive personnel of JPM. Each Employment Agreement contains a three year covenant-not-to-compete, a covenant against disclosure of confidential information, a covenant against solicitation of JPM employees and a covenant against solicitation of JPM customers. Each Employment Agreement provides for severance pay equal to one year's base salary, provided termination is not for cause or the result of the employee's death or disability.

                  COMPARATIVE PER SHARE PRICES AND DIVIDENDS


JPM

         Pursuant to its initial public offering on April 30, 1996, JPM Common Stock is listed and traded on the Nasdaq Stock Market's National Market. The following table sets forth the high and low sales prices per share of JPM Common Stock as reported on the Nasdaq Composite Transactions Tape for the quarterly periods presented below:

                                                                                              JPM Common Stock
                                                                                  ----------------------------------------

                                                                                          High                Low
Calendar 1996:

  First quarter..................................................................           --                 --

  Second quarter.................................................................      $  9.25             $  7.50

  Third quarter..................................................................         9.50                7.13

  Fourth quarter.................................................................        19.25                8.88

Calendar 1997:

  First quarter (through __________, 1997).......................................           X                  X


         On November 22, 1996, the last trading day prior to announcement of the signing of a letter of intent for the proposed Merger, the closing price per share of JPM Common Stock as reported on the Nasdaq Composite Transactions Tape was $11.75. On February 28 1997, the last trading day prior to announcement of the execution of the Merger Agreement, the closing price per share of JPM Common Stock as reported on the Nasdaq Composite Transactions Tape was $16.75. On ______, 1997, the closing price per share of JPM Common Stock as reported on the Nasdaq Composite Transactions Tape was $ . Shareholders are urged to obtain current market quotations.

         As of March 27, 1997 there were approximately 2,400 beneficial holders of JPM Common Stock.


Denron

         Denron Common Stock is privately held and therefore is not registered or traded on a securities exchange and there is no established public trading market for Denron Common Stock. Denron is not aware of any transactions in Denron Common Stock during the past three years.

         As of March 27, 1997, there were 10 holders of Denron Common Stock.

Post-Merger Dividend Policy

         JPM has never paid dividends on shares of JPM Common Stock. After the Merger, JPM intends to continue to retain future earnings for use in its business and does not anticipate paying cash dividends on JPM Common Stock in the foreseeable future. The payment of dividends in the future, if any, will be determined by the Board of Directors of the Company and will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. By the terms of its credit arrangements with lenders, the Company is limited in its ability to pay dividends up to a maximum of 25% of JPM's pretax profits.

                    UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL STATEMENTS

         The following unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements of JPM and notes thereto, incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1996 and the Company's quarterly report on Form 10-Q for the period ended December 31, 1996, which accompany this Proxy Statement, and the historical financial statements and notes thereto of Denron for the nine months ended December 31, 1996, attached as Annex C.

         The following unaudited pro forma financial statements give effect to the Merger of JPM and Denron to be accounted for on a pooling of interests basis. The unaudited pro forma condensed combined balance sheet presents the combined financial position of JPM and Denron as of December 31, 1996 assuming that the proposed Merger had occurred as of December 31, 1996. Such pro forma information is based upon the historical balance sheet data of JPM and Denron as of that date.

         The unaudited selected pro forma combined statements of operations combine JPM's historical results for the three months ended December 31, 1996 and 1995 and the years ended September 30, 1996, 1995 and 1994 with Denron's historical results for the three months ended December 31, 1996 and 1995 and the twelve months ended December 31, 1996 and the years ended March 31, 1995 and 1994, respectively, giving effect to the Merger as if it had occurred on October 1, 1993. The unaudited pro forma combined balance sheet combines JPM's and Denron's consolidated condensed balance sheets at December 31, 1996, giving effect to the Merger as if it had occurred on December 31, 1996.

         JPM has a fiscal year ending September 30, and Denron has a fiscal year ending March 31. Accordingly, the unaudited proforma condensed combined financial statements for the year ended September 30, 1996 include Denron's financial information conformed to a fiscal year end (December 31) within three months of JPM's year end.

         Denron's nine month period ended December 31, 1995 has been omitted from the unaudited pro forma condensed combined statements of operations. Denron's net sales, income from operations and net income were $18,980, $599 and $346 respectively, for such nine month period.

         The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or the future financial position of JPM.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994 FOR JPM AND YEARS ENDED
        DECEMBER 31, 1996, MARCH 31, 1995 AND MARCH 31, 1994 FOR DENRON
                   (in thousands, except per share amounts)

                                               JPM                                           Denron
                            ------------------------------------------       --------------------------------------

                                     1996         1995          1994                1996         1995        1994
                                     ----         ----          ----                ----         ----        ----




Net sales..................       $60,073      $36,568       $25,640             $25,119      $17,474      15,778


Cost of sales..............        48,856       30,563        22,035              21,480       14,988      13,392
                                  -------       ------        ------             -------       ------      ------

Gross profit...............        11,217        6,005         3,605               3,639        2,486       2,386

Selling, general and
administrative expenses....         4,843        3,291         2,494               3,047        2,221       2,253
                                    -----        -----         -----               -----        -----       -----

Income from operations.....         6,374        2,714         1,111                 592          265         133

Other income (expense).....        (1,044)        (870)         (427)                (115)       (109)          3
                                  -------        -----         -----                -----       -----           -

Income before taxes,
minority interest and
change in accounting
principle..................         5,330        1,844           684                 477          156         136

Provision for income tax...         2,132          841           291                 141           24          67
                                    -----          ---           ---                 ---         ----          --

Income before minority
interest and change in
accounting principle.......         3,198        1,003           393                 336          132          69

Minority interest..........           423          199             -                   -            -           -
                                    -----        -----           ---               -----        -----       -----

Income before change in
accounting principle.......         2,775          804           393                 336          132          69

Cumulative dividends on
Preferred Stock............           140          277           240                   -            -           -
                                      ---          ---           ---               -----        -----       -----

Income applicable to
Common Stock before change
in accounting principle....       $ 2,635      $   527       $   153               $ 336      $   132        $ 69
                                  =======      =======       =======               =====      =======        ====

Income per Common Share
before change in accounting
principle..................       $  0.50      $  0.14       $  0.04               $0.45      $  0.18      $ 0.09
                                  =======      =======       =======               =====      =======        ====


                                           Pro Forma Combined
                                 --------------------------------------

                                        1996         1995         1994
                                        ----         ----         ----
Net sales..................           $85,192     $54,042      $41,418

Cost of sales..............            70,336      45,551       35,427
                                      -------      ------       ------

Gross profit...............            14,856       8,491        5,991

Selling, general and
administrative expenses....             7,890       5,512        4,747
                                        -----       -----        -----

Income from operations.....             6,966       2,979        1,244

Other income (expense).....            (1,159)       (979)        (424)
                                        -----       -----        -----

Income before taxes,
minority interest and
change in accounting
principle..................             5,807       2,000          820

Provision for income tax...             2,273         865          358
                                        -----         ---          ---

Income before minority
interest and change in
accounting principle.......             3,534       1,135          462

Minority interest..........               423         199            -
                                        -----       -----          ---

Income before change in
accounting principle.......             3,111         936          462

Cumulative dividends on
Preferred Stock............               140         277          240
                                        -----         ---          ---

Income applicable to
Common Stock before change
in accounting principle....            $2,971     $   659      $   222
                                       ======     =======      =======

Income per Common Share
before change in
accounting principle.......             $0.48       $0.13        $0.04
                                       ======     =======      =======

                                               JPM                                           Denron
                            ------------------------------------------       --------------------------------------

                                     1996         1995          1994                1996         1995        1994
                                     ----         ----          ----                ----         ----        ----

Weighted average number
of shares of Common
Stock outstanding..........         4,892        3,599         3,489                 750          750         750
                                   ======       ======        ======                ====         ====        ====


                                           Pro Forma Combined
                                 --------------------------------------

                                    1996         1995         1994
                                    ----         ----         ----
Weighted average number
of shares of Common
Stock outstanding..........         6,186        4,893        4,783
                                    =====        =====        =====

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME THREE MONTHS ENDED DECEMBER 31, 1996 AND 1995 FOR JPM AND DENRON

                   (in thousands, except per share amounts)

                                             JPM                                Denron

                               --------------------------------        -------------------------

                                          1996           1995                1996         1995
                                          ----           ----                ----         ----
Net sales.....................        $ 20,217       $ 12,385            $  6,504     $  6,828

Cost of sales.................          16,327         10,355               5,357        5,831
                                        ------         ------               -----        -----

Gross profit..................           3,890          2,030               1,147          997

Selling, general and
administrative expenses.......           1,454          1,016                 826          742
                                         -----          -----               -----          ---

Income from operations........           2,436          1,014                 321          255

Other income (expense)........             213          (321)                 (43)         (26)
                                           ---          -----                 ---          ---
Income before income
taxes.........................           2,649            693                 278          229


Provision for income tax......           1,059            277                  95           76
                                         -----            ---                 ---          ---



Net income....................        $  1,590       $    416            $    183     $    153
                                      ========       ========            ========     ========



Net income per common
share.........................       $    0.24      $    0.04            $   0.24     $   0.20
                                     =========      =========            ========     ========



Weighted average number
of shares of Common                      6,498          3,925                 750         750
Stock outstanding.............           =====          =====                 ===         ===


                                                  Pro Forma
                                                  Combined
                                       ------------------------------

                                                  1996          1995
                                                  ----          ----
Net sales.....................                $ 26,721      $ 19,213

Cost of sales.................                  21,684        16,186
                                                ------        ------

Gross profit..................                   5,037         3,027

Selling, general and
administrative expenses.......                   2,280         1,758
                                                 -----         -----

Income from operations........                   2,757         1,269

Other income (expense)........                     170          (347)
                                                   ---         -----
Income before income
taxes.........................                   2,927           922


Provision for income tax......                   1,154           353
                                                 -----           ---



Net income....................                $  1,773      $    569
                                              ========      ========



Net income per common
share.........................                $   0.23      $   0.11
                                              ========      ========



Weighted average number
of shares of Common
Stock outstanding.............                   7,792         5,219
                                                 =====         =====

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               December 31, 1996
                                (in thousands)



                                                                JPM                      Denron
                                                         ------------------       ---------------------
ASSETS
Current assets
   Cash and cash equivalents............................    $    752                      $   -
   Accounts receivable, net.............................       9,330                      2,249
   Inventories, net.....................................      10,679                      2,648
   Other current assets.................................         758                        162
                                                              ------                     ------

    Total current assets................................      21,519                      5,059

Property, plant and equipment, net......................       9,382                        599
Notes receivable-related parties........................         203                          -
Excess of cost over fair value of net
  assets acquired, net..................................       4,563                          -
Other assets............................................         594                         29
                                                              ------                      -----

                                                            $ 36,261                   $  5,687
                                                            ========                   ========

LIABILITIES AND
SHAREHOLDERS' EQUITY
Current liabilities
   Short-term borrowings................................    $  1,030                   $  1,340
   Current maturities of long-term debt.................         681                          6
   Accounts payable.....................................       3,870                      1,930
   Accrued expenses.....................................       3,584                        528
   Income taxes payable.................................         908                        119
   Deferred income taxes................................         879                        210
                                                              ------                    -------

    Total current liabilities...........................      10,952                      4,133

Long-term debt..........................................       4,164                         14
Other long-term liabilities.............................         959                          -
                                                             -------                     ------

                                                              16,075                      4,147
Shareholders' equity
   Common stock.........................................           -                         50
   Additional paid in capital...........................      16,189                          -
   Retained earnings....................................       3,997                      1,490
                                                             -------                    -------

    Total shareholders' equity..........................      20,186                      1,540

                                                            $ 36,261                   $  5,687
                                                            ========                   ========
                                                                     Pro Forma
                                                                      Combined
                                                               --------------------
ASSETS
Current assets
   Cash and cash equivalents............................             $    752
   Accounts receivable, net.............................               11,579
   Inventories, net.....................................               13,327
   Other current assets.................................                  920
                                                                       ------

    Total current assets................................               26,578

Property, plant and equipment, net......................                9,981
Notes receivable-related parties........................                  203
Excess of cost over fair value of net
  assets acquired, net .................................                4,563
Other assets............................................                  623
                                                                       ------

                                                                     $ 41,948
                                                                     ========

LIABILITIES AND
SHAREHOLDERS' EQUITY
Current liabilities
   Short-term borrowings................................             $  2,370
   Current maturities of long-term debt.................                  687
   Accounts payable.....................................                5,800
   Accrued expenses.....................................                4,662
   Income taxes payable.................................                1,027
   Deferred income taxes................................                1,089
                                                                       ------

    Total current liabilities...........................               15,635

Long-term debt..........................................                4,178
Other long-term liabilities.............................                  959
                                                                     --------

                                                                       20,772
Shareholders' equity
   Common stock.........................................                    -
   Additional paid in capital...........................               16,239
   Retained earnings....................................                4,937
                                                                     --------

    Total shareholders' equity..........................               21,176

                                                                     $ 41,948
                                                                     ========

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL STATEMENTS

Note 1.  Basis of Presentation

         The unaudited pro forma financial statements give effect to the Merger of JPM and Denron to be accounted for on a pooling of interests basis. The unaudited selected pro forma combined statements of operations combine JPM's historial results for the three months ended December 31, 1996 and 1995 and the years ended September 30, 1996, 1995 and 1994 with Denron's historical results for the three months ended December 31, 1996 and 1995 and the twelve months ended December 31, 1996 and the years ended March 31, 1995 and 1994, respectively, giving effect to the Merger as if it had occurred on October 1, 1993. The unaudited pro forma combined balance sheet combines JPM's and Denron's consolidated condensed balance sheets at December 31, 1996, giving effect to the Merger as if it had occurred on December 31, 1996.

         JPM has a fiscal year ending September 30, and Denron has a fiscal year ending March 31. Accordingly, the unaudited pro forma condensed combined financial statements for the year ended September 30, 1996 include Denron's financial information conformed to a fiscal year end (December 31) within three months of JPM's year end.

         Denron's nine month period ended December 31, 1995 has been omitted from the unaudited pro forma condensed combined statements of operations. Denron's net sales, income from operations and net income were $18,980, $599 and $346 respectively, for such nine month period.

         No adjustments have been made in these pro forma financial statements to conform the accounting policies of the combining companies. The nature and extent of such adjustments, if any, are not expected to be significant.

Note 2.  Pro Forma Net Income Per Share and Number of Shares Outstanding

         The number of shares of JPM Common Stock which will be issued in exchange for the outstanding shares of Denron is based on an Exchange Ratio of
1.725 shares of JPM Common Stock for each share of Denron Common Stock issued and outstanding immediately prior to the closing date, which assumes a Closing Value (as defined in the Merger Agreement) of $17.50 for JPM Common Stock on the closing date. The 1.725 Exchange Ratio was used in preparing the pro forma combined financial data and the following table provides the pro forma number of shares to be issued in connection with the Merger:

                                                                                                         (Shares in
                                                                                                          thousands)
                  Number of shares of Denron Common Stock outstanding as of
                    December 31, 1996...................................................................       750
                  Exchange Ratio........................................................................     1.725
                  Number of shares of JPM Common Stock issued in the Merger.............................     1,294
                  Number of shares of JPM Common Stock outstanding as of
                    December 31, 1996...................................................................     6,040
                  Number of shares of JPM Common Stock outstanding after completion
                    of the Merger.......................................................................     7,334

         The pro forma combined net income per common share amounts are based on the combined weighted average number of common shares of JPM and Denron outstanding during each period and the Exchange Ratio of 1.725 shares of JPM Common Stock for each issued and outstanding share of Denron Common Stock, assuming a Closing Value of $17.50 for JPM Common Stock on the closing date.
The actual number of shares of JPM Common Stock to be issued in the Merger will be determined at the closing date.

Note 3.  Merger-Related Expenses

         It is estimated that Merger-related costs of approximately $550,000 will be incurred for direct costs of the Merger, consisting primarily of transaction costs for investment bankers, attorneys, accountants, financial printing, and other related charges. The pro forma condensed combined balance sheet gives effect to these costs as if they had been incurred as of December 31, 1996, but the pro forma condensed combined statements of operations do not give effect to any such expenses.

Note 4.  Pro Forma Adjustments

         Pro forma adjustments to reflect the effect of the Merger transaction on the pro forma condensed combined balance sheet at December 31, 1996 are as follows:

         a. The capital accounts have been adjusted to reflect the issuance of 1,294 shares of JPM Common Stock in exchange for all the outstanding shares of Denron. The excess of $50,000 of the par value of Denron shares received in exchange over the par value of JPM shares issued has been credited to additional paid in capital.

         b. Accrued expenses and retained earnings reflect the estimated Merger related costs of $550,000.

                                 THE COMPANIES


The JPM Company

         JPM is a leading independent ISO-registered manufacturer of cable assemblies and wire harnesses for OEM's in the computer networking and telecommunications sectors of the electronics industry. The Company manufactures over 5,000 products which transfer power or transmit voice, data or video within the OEM's equipment or to external connections. Principal applications of the Company's products include computers, network bridges and routers, self-service terminals (including automatic teller machines), PBX switching equipment, cellular digital switching equipment, industrial electrical controls and medical electronic equipment. By integrating its design and engineering capabilities with its customers' product development activities, the Company customizes its products to satisfy its customers' particular needs in a price-competitive manner.

         The business of the Company was started by Jay P. Mathias in 1949. The Company operates manufacturing facilities in Lewisburg and Beaver Springs, Pennsylvania, Winnsboro, South Carolina and Guadalajara, Mexico. The Company was incorporated in 1968 as the successor to Mr. Mathias' prior business structures. Its principal executive offices are located at Route 15 North, Lewisburg, Pennsylvania 17837, with a telephone number of (717) 524-8200.


Denron Inc.

         Denron Inc. is a privately-held, ISO-registered independent manufacturer of cable assemblies and wire harnesses with principal operations in San Jose, California. Like JPM, Denron sells primarily to leading OEM's in the computer and telecommunications markets. Denron's customers include Hewlett-Packard, 3Com, Bay Networks and Silicon Graphics.

         Denron was founded in 1980. The executive offices of Denron are located at 2135 Ringwood Avenue, San Jose, CA 95131 and Denron's telephone number is
(408) 435-8588.

         Denron's financial statements for the nine months ended December 31, 1996, and for the years ended March 31, 1996 and March 31, 1995 are attached to this Proxy Statement as Annex C.

           DENRON MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


RESULTS OF OPERATIONS

Overview

Denron, founded in 1980, is strategically located in the Silicon Valley where it is the largest independent ISO registered manufacturer of cable assemblies and wire harnesses for OEMs in the computer and electronics industries. Denron manufactures products which transfer power or transmit voice, data or video within the OEMs' equipment or to external connections. Principal applications of Denron's products include computers, network bridges and routers. Substantially all of Denron's business is contract manufacture of cable assemblies and wire harnesses. By integrating its design and engineering capabilities with its customers' product development activities, Denron customizes its products to satisfy its customers' particular needs in a price-competitive manner.

Consistent with its marketing strategy, a substantial portion of Denron's products are sold to a limited number of customers. Denron's strategy is to focus on industry leaders in the computer and networking markets with whom it can develop mutually beneficial relationships. Denron continuously seeks to expand the number of products it supplies to existing customers, as well as to develop similar relationships with selected new OEM customers within its targeted markets. Because of the complexity of these relationships, sales cycles can be extremely long, sometimes taking up to 18 months to develop. Denron's operating results can fluctuate significantly both annually and quarterly because of customers' product life cycles and new product introductions by new and existing customers.

In addition to its 40,000 square foot domestic facility, Denron has manufacturing services arrangements with companies in Taipei, Taiwan and in The Peoples Republic of China.

The following table presents, as a percentage of sales, certain selected consolidated financial data for each of Denron's three fiscal periods completed December 31, 1996, March 31, 1996 and 1995.

                                                            FISCAL PERIOD ENDED
                                                 ------------------------------------------
                                                 DECEMBER 31,      MARCH 31,      MARCH 31,
                                                    1996             1996           1995
                                                 ------------------------------------------
Net sales...................................        100.0%          100.0%         100.0%

Cost of sales...............................         83.3            87.5           85.8
                                                    -----           -----          -----

Gross profit................................         16.7            12.5           14.2

Selling, general and administrative.........         12.6            10.9           12.7
                                                    -----           -----          -----

Income from operations......................          4.1             1.6            1.5

Interest and Other expense, net.............          (.4)            (.4)           (.6)
                                                    -----           -----          -----

Income before taxes.........................          3.7%            1.2%            .9%
                                                    =====           =====          =====

Comparison of the Nine Month Periods Ending December 31, 1996 and 1995.

Net sales for the nine months ended December 31, 1996 decreased $191,000, or 1.0%, compared to the same period one year earlier. The sales decrease was primarily the result of the strategic decision to refocus Denron on a limited number of high growth computer customers and market segments. Denron stopped doing business with several customers that existed in 1995 that did not meet this criteria.

Gross profit increased $481,000, or 18.1%, for the nine month period when compared to the corresponding period one year earlier. Gross profit as a percentage of net sales increased to 16.7% from 14.0% for the nine month period compared to the same period one year earlier. The increased gross margin for the nine month period was mainly the result of decreased production costs on a portion of Denron's business which is produced in Southeast Asia and in The Peoples Republic of China and sales growth with the targeted customer base.

Selling, general and administrative ("SG & A") expenses increased $300,000, or 14.6% for the nine month period, compared to the same period one year earlier. As a percentage of net sales, SG & A increased to 12.6% from 10.9% for the nine month period compared to the same period one year earlier. The increase during the nine month period in SG & A expenses was primarily due to compensation expenses necessary to support Denron's growth.

Other expense increased $3,000, or 4.2%, for the nine months when compared to the same period one year earlier, mainly because of increased interest expense.

Denron's effective tax rate for the nine months decreased to 31.8% from 33.6%, when compared to the same period one year earlier.

Net earnings increased $130,000, or 37.6%, when compared to the nine month period one year earlier. The net earnings increase during the nine month period was mainly due to increased margins as discussed above.

Comparison of Fiscal Year 1996 with Fiscal Year 1995

Net sales for fiscal 1996 increased by $7,835,000, or 44.8%, as compared to fiscal 1995. This increase came from two sources: sales to new OEM customers and increased sales to certain existing customers. During fiscal 1994, Denron implemented a strategic plan that focused Denron's efforts on a limited number of leading OEM's in the computer industry and Denron elected to stop doing business with those customers that did not meet this criteria. Sales to customers on which the Company has chosen to focus its efforts increased from approximately $10,000,000 in 1995 to approximately $17,000,000 in 1996.

Gross profit increased by $672,000, or 27.0%, in fiscal 1996 as compared to fiscal 1995. As a percentage of revenue, gross profit decreased from 14.2% to 12.5%. The decreased gross margin was primarily due to product mix and the refocus on customers who are the leaders in the computer industry while discontinuing business with other customers and the transfer of manufacturing of certain products to suppliers in China and Southeast Asia.

Selling, general and administrative expenses for fiscal 1996 increased $526,000, or 23.7%, as compared to fiscal 1995, primarily as a result of increased compensation expense.

Other expense for fiscal 1996 increased by $2,000, or 1.8%, as compared to fiscal 1995. The increase was associated with slightly higher borrowing levels.

The effective income tax rate for fiscal 1996 was 31.2% as compared to 15.5% in fiscal 1995. The increase in the effective income tax rate was primarily due to greater pre-tax income which reduced the impact of the lower rates for the initial amounts of income and greater use of research tax credits during the 1995 fiscal year.

Net income for fiscal 1996 increased $75,000, or 56.7% to $206,000 as compared to fiscal 1995 net income of $132,000. Net income increased during the year mainly because of increased net sales as discussed above.

LIQUIDITY AND CAPITAL RESOURCES

Operating activities during the nine months ended December 31, 1996 utilized cash in the amount of $16,000 mainly to finance increased accounts receivable and inventory needed to support sales growth. Net cash provided (used) from operating activities during 1996 and 1995 was $191,000 and $(231,000), respectively. The cash generated during 1996 was mainly the cash generated from net income, depreciation and accounts payable increases. The cash utilized in 1995 was mainly utilized to finance increases in accounts receivable and inventory, as a result of increased sales growth.

Working capital at December 31, 1996 was $926,000, an increase of $455,000 from March 31, 1996. The increase was primarily the result of increased internal generation of cash. Working capital was $471,000 at March 31, 1996, an increase of $62,000 from March 31, 1995. The increase in working capital was primarily the result of increases in accounts receivable and inventory growth in response to current sales levels and inventory growth in anticipation of future sales.

During the nine months ended December 31, 1996 Denron had capital expenditures of $171,000, comprised mainly of production equipment. During fiscal 1996, Denron expended $296,000 for capital expenditures compared to $200,000 for fiscal 1995.

Financing activities generated cash in the amount of $367,000, $116,000 and $177,000 for the periods ended December 31, 1996, March 31, 1996 and March 31, 1995 respectively, primarily because of increased borrowing to finance increased inventory required to support sales growth.

CREDIT FACILITIES

On March 31, 1996, Denron's bank revolving line of credit was amended to permit Denron to draw up to $1,600,000 collateralized by Denron's inventories, property, plant and equipment and accounts receivable. In September 1996, Denron again amended its bank revolving credit line to permit Denron to draw up to $2,000,000 collateralized by Denron's inventories, fixed assets and accounts receivable. Pursuant to this amendment, the interest rate was changed from a fixed rate of 9.75% to the bank's prime lending rate plus 0.75%. The line of credit provides for advances up to a percentage of eligible accounts receivable at 80%, provides certain restrictions with regard to acquisitions, mergers, dissolution, capital expenditures and the incurrence of additional indebtedness, and prohibits loans to or investments in other entities or persons. The line of credit expires July 31, 1997. Denron was in compliance with all loan covenants at December 31, 1996. Borrowings under the line of credit at December 31, 1996 amounted to $1,340,000 against an availability of $1,800,000 based on the collateral base and the $2,000,000 limit.

Denron believes that its cash flow from operations and credit facilities will be sufficient to satisfy its working capital requirements and capital expenditure needs over at least the next twelve months. Prior to the merger, Denron expected to spend approximately $300,000 on capital expenditures during fiscal 1997. However, assuming no Merger and depending on its rate of growth, profitability and potential acquisition activity, Denron may require additional equity or debt financing to meet its working capital requirements, capital expenditure, additional manufacturing capacity or acquisition needs.

                   BENEFICIAL OWNERSHIP OF JPM COMMON STOCK

         The following table sets forth, as of March 27, 1997, the amount and percentage of JPM's outstanding Common Stock beneficially owned by (i) each person known to the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each director, (iii) the Chief Executive Officer and each of the other four most highly compensated executive officers, and (iv) all directors and executive officers of JPM as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown. The information with respect to each person specified is as supplied or confirmed by such person.

                                        Shares Beneficially            Percent of Common             Percent of Common
              Name                           Owned (1)               Stock Prior to Merger (2)      Stock After Merger (3)
-----------------------------------------------------------------------------------------------------------------------------
5% Holders (4):
---------------
John H. Mathias (5)                         1,158,651                     19.1%                      15.7%

James P. Mathias (6)                        1,130,141                     18.5                       15.3

Janet B. Mathias (7)                         938,253                      15.5                       12.7

Directors (8):
--------------
Bruce M. Eckert (9)                          278,059                       4.6                        3.8

Wayne A. Bromfield (10)                      267,635                       4.4                        3.6

Steven N. Brody (11)                         55,280                         *                          *

Executive Officers (12):
------------------------
John M. Spangler (13)                        245,030                       4.0                        3.3

Maria Luisa Lozano (14)                      19,100                         *                          *

Robert Verbosh(15)                           19,100                         *                          *

William D. Baker (16)                         3,000                         *                          *

All executive officers and
directors as a group
(11 persons)(17)                          4,159,999                       66.0                       54.7

-------------------------

 *       Represents less than 1% of the outstanding shares of Common Stock.

(1) Includes shares of Common Stock issuable upon the exercise of stock options granted under the Company's stock option plans which are exercisable within 60 days of March 27, 1997. As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct the disposition, of a security). A person is deemed as of any date to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2) Assumes 6,067,141 shares of JPM Common Stock outstanding. This number could change upon the exercise of outstanding JPM stock options. In calculating the tabulated percent of class for each director and officer, the shares of JPM Common Stock underlying outstanding options currently held by an individual director or officer were added to the total number of shares held by such director and officer and to the total outstanding shares assuming that such director or officer exercised his or her outstanding options. In addition, the percent of class of all directors and executive officers assumes all outstanding options issued to such executive officers and directors have been exercised.

(3) Assumes issuance of 1,293,000 of JPM Common Stock in connection with the Merger, for a total of 7,360,141 shares of JPM Common Stock outstanding after the Merger.

(4) The address of John H. Mathias, James P. Mathias and Janet B. Mathias is: c/o The JPM Company, Route 15 North, Lewisburg, PA 17837.

(5) Includes: (a) 35,000 of Common Stock held with his spouse as joint tenants in common; (b) 100,000 shares of Common Stock held by his spouse; (c) 25,200 shares of Common Stock held by his daughter; (d) 77,691 shares of Common Stock held in the John H. Mathias Trust, of which John. H. Mathias is the residuary beneficiary as to which he has no voting or dispositive power; and (e) 125,000 shares of Common Stock held in the Smoketown Limited Partnership. See footnote (9) below.

(6) Includes: (a) 35,000 shares of Common Stock held with his spouse as joint tenants in common; (b) 10,000 shares of Common Stock held by his spouse; (c) 30,400 shares of Common Stock held by his children; (d) 77,691 shares of Common Stock held in the James P. Mathias Trust, of which James P. Mathias is the residuary beneficiary as to which he has no voting or dispositive power; and (e) 125,000 shares of Common Stock held in the Afallon Family Limited Partnership. Also includes options granted to his spouse to purchase 40,750 shares of Common Stock. See footnote (9) below.

(7) Includes 77,253 shares owned by the Janet B. Mathias Trust, of which Janet B. Mathias is the residuary beneficiary but as to which she has no voting or dispositive power. See footnote (9) below.

(8)      Excludes Directors listed under 5% holders.

(9) Includes: (a) an aggregate of 232,635 shares of Common Stock held by the Janet B. Mathias Trust, John H. Mathias Trust and James P. Mathias Trust, as to which Mr. Eckert shares voting and dispositive power as a trustee but disclaims beneficial ownership; (b) 12,424 shares of Common Stock held in trust by Lewis, Eckert, Robb & Co. Profit Sharing Plan for the benefit of Bruce M. Eckert, for which Mr. Eckert serves as the Trustee; and (c) 33,000 shares issuable upon the exercise of stock options granted by the Company which are exercisable within 60 days of March 27, 1997.

(10) Includes an aggregate of 232,635 shares of Common Stock held by the Janet B. Mathias Trust, John H. Mathias Trust and James P. Mathias Trust, as to which Mr. Bromfield's wife, Kathleen, shares voting and dispositive power as a trustee but disclaims beneficial ownership and 35,000 shares issuable upon the exercise of stock options granted by the Company which are exercisable within 60 days of March 27, 1997.

(11) Represents shares of Common Stock held by Brody Associates Retirement Plan for the benefit of Steven N. Brody, for which Mr. Brody serves as the Trustee. Also includes 21,000 shares issuable upon the exercise of stock options granted by the Company which are exercisable within 60 days of March 27, 1997.

(12)     Excludes Executive Officers listed under Directors or 5% Holders.

(13) Includes 80,000 shares of Common Stock held by the Profit Sharing Plan for the benefit of John Spangler. Also includes 60,750 shares issuable upon the exercise of stock options granted by the Company which are exercisable within 60 days of March 27, 1997.

(14) Includes 2,500 shares issuable upon the exercise of stock options granted by the Company which are exercisable within 60 days of March 27, 1997.

(15) Includes 2,500 shares issuable upon the exercise of stock options granted by the Company which are exercisable within 60 days of March 27, 1997.

(16) Represents 3,000 shares issuable upon the exercise of stock options granted by the Company which are exercisable within 60 days of March 27, 1997.

(17) Includes 239,250 shares of Common Stock issuable upon the exercise of stock options granted by the Company which either are currently exercisable or will become exercisable within 60 days of March 27, 1997.

                                 OTHER MATTERS

         If sufficient votes in favor of the JPM Share Proposal are not received by the time scheduled for the JPM Special Meeting, the persons named as proxies may propose one or more adjournments of the JPM Special Meeting for a period or periods of not more than 30 days in the aggregate for the JPM Special Meeting to permit further solicitation of proxies. The persons named as proxies will vote in favor of such adjournment those proxies which authorize them to vote in favor of the JPM Share Proposal. They will vote against any such adjournment those proxies which direct them to vote against the JPM Share Proposal. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the JPM Special Meeting to be adjourned. The costs of any such additional solicitation and of any adjourned session will be borne by JPM.

         It is not expected that any matters other than those described in this Proxy Statement will be brought before the JPM Special Meeting. If any other matters are presented, however, it is the intention of the persons named in the JPM proxy to vote the proxy in accordance with the discretion of the persons named in such proxy.

                                 LEGAL MATTERS

         Certain legal matters with respect to the Merger will be passed upon for JPM by Duane, Morris & Heckscher, Harrisburg, Pennsylvania. Certain legal matters in connection with the Merger will be passed upon for Denron by Ferrari, Olsen, Ottoboni and Bebb, P.C., San Jose, California.

                                    EXPERTS

         The consolidated financial statements of JPM incorporated in this Proxy Statement by reference to JPM's Annual Report on Form 10-K for the year ended September 30, 1996 have been incorporated herein by reference in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

         The financial statements of Denron as of December 31, 1996 and for the nine months then ended attached hereto as Annex C have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

         Representatives of Price Waterhouse LLP expect to be present at the JPM Special Meeting and, while such representatives have stated that they do not plan to make a statement at such meetings, they will be available to respond to appropriate questions from shareholders in attendance.

                             SHAREHOLDER PROPOSALS

         Any JPM shareholder who wishes to submit a proposal for presentation to JPM's 1998 Annual Meeting of Shareholders must have submitted the proposal to JPM, Route 15 North, Lewisburg, Pennsylvania, 17837 Attention: Secretary, in advance of September 30, 1997 for inclusion, if appropriate, in JPM's proxy statement and form of proxy relating to its 1998 Annual Meeting.

                                            By Order of the Board of Directors


                                            JANET B. MATHIAS
                                            Secretary

_________________, 1997
Lewisburg, Pennsylvania

                                    Annex A

                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                                THE JPM COMPANY,

                            JPM ACQUISITION COMPANY,

                                      AND

                    DENRON, INC. AND THE DENRON SHAREHOLDERS



                               February 28, 1997

--------------------------------------------------------------------------------
                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

1.   THE MERGER...................................................   2
     1.1   The Merger of JPM Acquisition into Denron..............   2
     1.2   Effective Time and Effective Date......................   2

2.  CLOSING, CLOSING DATE AND CONSIDERATION.......................   2
     2.1   The Closing and Closing Date...........................   2
     2.2   Conversion of Capital Stock............................   2
     2.3   Registration Rights Agreement..........................   5
     2.4   Accounting Matters.....................................   5
     2.5   Tax Matters............................................   5

3.  REPRESENTATIONS AND WARRANTIES OF DENRON......................   5
     3.1   Organization, Qualification and Status.................   5
     3.2   Corporate Instruments and Records......................   6
     3.3   Capitalization.........................................   6
     3.4   Ownership of Shares....................................   6
     3.5   Subsidiaries...........................................   7
     3.6   Authorization; Valid and Binding Obligation............   7
     3.7   No Violation...........................................   7
     3.8   Financial Statements...................................   8
     3.9   Absence of Undisclosed and Contingent Liabilities......   9
     3.10  No Adverse Changes.....................................   9
     3.11  Guarantees.............................................  11
     3.12  Tax Matters............................................  11
     3.13  Litigation.............................................  13
     3.14  Owned Real Estate......................................  13
     3.15  Leased Real Property...................................  14
     3.16  Owned and Leased Tangible Personal Property............  14
     3.17  Condition of Buildings and Tangible Personal Property..  15
     3.18  Accounts and Notes Receivable..........................  15
     3.19  Contracts..............................................  16
     3.20  Inventories and Supplies...............................  16
     3.21  Prepaid Items and Deposits.............................  16
     3.22  Other Assets...........................................  16
     3.23  Bank and Personnel Matters.............................  16
     3.24  Labor and Employment Matters...........................  17
     3.25  Termination of Business Relationships..................  20
     3.26  Insurance..............................................  20
     3.27  Compliance with Laws...................................  21
     3.28  Material and Affiliate Contracts.......................  21
     3.29  Licenses and Permits...................................  22
     3.30  No Interest in Suppliers...............................  23
     3.31  All Business Conducted by Denron.......................  23
     3.32  Environmental Matters..................................  23
     3.33  Intellectual Property Matters..........................  24

     3.34  Consents and Approvals.................................  25
     3.35  Disclosure.............................................  25

4.  REPRESENTATIONS AND WARRANTIES OF JPM AND JPM ACQUISITION.....  25
     4.1   Organization and Qualification.........................  25
     4.2   Authorization; Valid and Binding Obligation............  26
     4.3   Financial Statements...................................  26
     4.4   Periodic Reports.......................................  27
     4.5   Corporate Instruments and Records......................  27
     4.6   Subsidiaries...........................................  27
     4.7   Absence of Undisclosed and Contingent Liabilities......  27
     4.8   Consents and Approvals.................................  28
     4.9   Litigation.............................................  28
     4.10  Licenses and Permits...................................  28
     4.11  No Violation...........................................  29
     4.12  Condition of Buildings and Tangible Personal Property..  29
     4.13  Accounts and Notes Receivable..........................  30
     4.14  Contracts..............................................  30
     4.15  Termination of Business Relationships..................  30
     4.16  All Business Conducted by JPM..........................  30
     4.17  Intellectual Property Matters..........................  30
     4.18  Capitalization.........................................  31
     4.19  Compliance with Laws...................................  32
     4.20  No Adverse Changes.....................................  32
     4.21  Disclosure.............................................  34

5.  CONSENTS AND GOVERNMENTAL FILINGS.............................  34

6.  COVENANTS AND UNDERTAKINGS OF DENRON AND JPM..................  34
     6.1   Denron's Affirmative Covenants.........................  34
     6.2   Other Transactions.....................................  35
     6.3   Consents...............................................  36
     6.4   Denron's Negative Covenants............................  36
     6.5   JPM's Affirmative Covenants............................  38
     6.6   JPM's Negative Covenants...............................  39
     6.7   Consents...............................................  39

7.  POST-CLOSING COVENANTS OF JPM AND THE DENRON SHAREHOLDERS.....  40
     7.1   Registration of Shares.................................  40
     7.2   Disposition of Share Consideration.....................  40

8.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER..............  40
     8.1   Accuracy of Representations and Warranties.............  40
     8.2   No Material Adverse Change.............................  40
     8.3   No Loss................................................  41
     8.4   Sellers' Certificate...................................  41
     8.5   No Injunction:  Consents...............................  41

     8.6   Deliveries by Denron...................................  41
     8.7   Opinion of Counsel.....................................  42
     8.8   Denron Shareholder Approval............................  42
     8.9   Consents and Proceedings...............................  42
     8.10  Resignations...........................................  42
     8.11  Employment Agreements..................................  42
     8.12  Due Diligence..........................................  43
     8.13  Uniform Commercial Code Searches.......................  43
     8.14  Accounting Matters.....................................  43
     8.15  Registration Rights Agreement..........................  43
     8.16  JPM Shareholder Approval...............................  43
     8.17  Tax Matters............................................  43

9.  CONDITIONS TO THE OBLIGATIONS OF DENRON.......................  43
     9.1   Accuracy of Representations and Warranties.............  43
     9.2   No Material Adverse Change.............................  44
     9.3   Officers' Certificates.................................  44
     9.4   Opinion of Counsel.....................................  44
     9.5   No Injunction; Consents................................  44
     9.6   Merger Consideration...................................  44
     9.7   Deliveries By Buyer....................................  44

10. MUTUAL COVENANTS..............................................  45
     10.1  Access To and Use of Information.......................  45
     10.2  Further Mutual Covenants...............................  46

11. EXPENSES......................................................  46

12. TERMINATION...................................................  46

13. ABSENCE OF BROKER OR FINDER...................................  47

14. NEWS RELEASES.................................................  47

15. NOTICES.......................................................  48

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES:  INDEMNIFICATION..  49
     16.1  Survival of Representations and Warranties.............  49
     16.2  Indemnification........................................  49
     16.3  Indemnification with Respect to Third Party Claims.....  50
     16.4  Limitation on Denron and the Majority
           Shareholders' Obligation to Indemnify..................  53
     16.5  Limitation on Buyer's Obligation to Indemnify..........  53

17. COOPERATION; FURTHER ASSURANCES...............................  53

18.  MISCELLANEOUS................................................  54
     18.1  Dispute Resolution.....................................  54
     18.2  Counterparts/Use of Facsimiles.........................  57

     18.3  Entire Agreement.......................................  57
     18.4  No Presumption Against Draftsman.......................  57

19.  SUCCESSORS AND ASSIGNS.......................................  57

20.  EFFECT OF INVESTIGATION......................................  58

                                MERGER AGREEMENT


       THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of February 28, 1997, among The JPM Company, a Pennsylvania corporation whose address is Route 15 North, Lewisburg, Pennsylvania 17837 ("JPM"); JPM Acquisition Company, a California corporation and a wholly-owned subsidiary of JPM whose address is Route 15 North, Lewisburg, Pennsylvania 17837 ("JPM Acquisition"; JPM and JPM Acquisition are sometimes collectively referred to as "Buyer"); Denron, Inc., a California corporation whose address is 2135 Ringwood Avenue, San Jose, California 95131 ("Denron"; Denron is sometimes referred to as "Seller"); John
M. Denman, an individual (referred to herein as "Denman"); Ronald C. Mills, an individual (referred to herein as "Mills") (collectively, Denman and Mills are sometimes referred to herein as the "Majority Shareholders"); and Linda Denman, Marita Mills, Herbert Renz, Irma Renz, Viva Denman, Harold Renz, Joseph Harold, Jr. and Pamela Kay Ward, who are sometimes referred to collectively herein as the "Minority Shareholders".

                                  WITNESSETH:

     WHEREAS, Denron is engaged in the manufacture of cable assemblies and wire harnesses for original equipment manufacturers ("OEMs") and operates manufacturing facilities in the State of California; and

     WHEREAS, JPM is engaged in the manufacture of cable assemblies and wire harnesses for OEMs in the computer, telecommunications and networking sectors of the electronics industry and operates manufacturing facilities in the Commonwealth of Pennsylvania, State of South Carolina and United Mexican States ("Mexico"); and

     WHEREAS, JPM owns 100% of the issued and outstanding stock of JPM Acquisition; and

     WHEREAS, the respective Boards of Directors of JPM and JPM Acquisition and the Board of Directors of Denron have each approved the merger of JPM Acquisition with and into Denron, with Denron as the surviving corporation, upon the terms and conditions set forth herein and in the Plan of Merger attached hereto as Exhibit A (the "Plan of Merger") and have approved the Agreement; and

     WHEREAS, in accordance with the terms of the Plan of Merger, it is proposed that JPM Acquisition be merged with and into Denron and that the presently issued and outstanding shares of common stock, without par value, of Denron be converted into common stock of JPM, subject to fulfillment of the conditions described herein; and

     WHEREAS, Seller and Buyer desire to enter into and carry out the transactions contemplated by the Agreement in accordance with the terms hereof, the Plan of Merger and the provisions of the Pennsylvania Business Corporation Law and the California Corporations Code.

     NOW, THEREFORE, for and in consideration of the promises, the mutual covenants and agreements set forth in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


1.   THE MERGER
     ----------

     1.1  The Merger of JPM Acquisition into Denron.
          -----------------------------------------

     Subject to the terms and upon the conditions set forth herein, on or prior to the Closing Date (as defined in Article 2 hereof), Denron shall, and JPM shall cause JPM Acquisition to, execute and deliver the Plan of Merger, substantially in the form of Exhibit A attached hereto. Additionally, on the Closing Date, Denron and JPM Acquisition shall execute Articles of Merger and file them with the Secretary of the State of California in form mutually satisfactory to Denron and Buyer (the "Articles of Merger").

     1.2  Effective Time and Effective Date.
          ---------------------------------

     The effective date of the Merger shall be the date upon which the Articles of Merger are filed with the Secretary of the State of California, as provided in the Plan of Merger (the "Effective Date"), and the effective time of the Merger shall be the time on the Effective Date at which the Articles of Merger are filed with the Secretary of the State of California (the "Effective Time"). At the Effective Time, JPM Acquisition will be merged with and into Denron in accordance with the Plan of Merger, with Denron as the surviving corporation (the "Merger"), and the separate existence of JPM Acquisition shall cease.


2.   CLOSING, CLOSING DATE AND CONSIDERATION
     ---------------------------------------

     2.1  The Closing and Closing Date.
          ----------------------------

          The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Duane, Morris & Heckscher, 305 North Front Street, Harrisburg, PA 17108, at 10:00 a.m. local time on the later of (i) April 30, 1997, (ii) eight (8) business days following the special meeting of JPM Shareholders, or (iii) at such other date and at such other place as the parties may agree. The date of the Closing is hereinafter referred to as the "Closing Date."

     2.2  Conversion of Capital Stock.
          ---------------------------

     At the Effective Time on the Effective Date, the capital stock of Denron and the capital stock of JPM Acquisition outstanding immediately prior thereto shall be canceled or converted, as the case may be, as follows:

          2.2.1 At the Effective Time, each share of common stock, no par value per share, of JPM Acquisition ("JPM Acquisition Common Stock") issued and outstanding immediately prior thereto shall be converted into one share of Denron Common Stock.

          2.2.2 At the Effective Time, all of the shareholders of Denron (the "Denron Shareholders") shall exchange their shares of Denron common stock, no par value, ("Denron Common Stock") for shares of common stock, par value $ .000067 per share, of JPM ("JPM Common Stock"). Each Denron Shareholder shall receive that pro rata portion of JPM Common Stock issued in the transaction, that the amount of Denron Common Stock he or she currently holds bears to all of the outstanding Denron Common Stock. After the exchange of Denron Common Stock for JPM Common Stock, all outstanding shares of Denron Common Stock formerly held by the Denron Shareholders shall be cancelled.

               2.2.2.1 Consideration. The aggregate number of shares of JPM Common Stock which the Denron Shareholders will receive ("Share Consideration") shall be determined by dividing $16,000,000 by the per share value of $10.42 (the "Starting Value"). To the extent that the Closing Value, as hereinafter defined, of JPM Common Stock is not less than nor greater than 85% and 115% ($8.86 and $11.98), respectively, of the Starting Value, the aggregate number of shares of JPM Common Stock to be issued to the Denron Shareholders shall not change.

          If the Closing Value, of the JPM Common Stock shall be less than 85% of the Starting Value of the JPM Common Stock, the Agreement may be terminated by either JPM or Denron or the purchase price may be renegotiated by the parties hereto. If the Closing Value is greater than 115% of the Starting Value, the aggregate number of shares of JPM Common Stock to be issued to the Denron Shareholders shall be adjusted based on the following formula (the effect of which is that the Denron Shareholders shall participate to the extent of 50% of any increase in the value of JPM shares over $11.98/share):

     A = Closing Value (as defined in this subsection)

     B = 1,535,500 shares

     C = (A) x (B) = Aggregate Market Value

     D = C - $18,400,000 = Additional Value to Denron Shareholders
         ---------------
              2

     E = $18,400,000 + D = Final Number of Shares Issuable to Denron
         ---------------
              A            Shareholders at Closing

     provided that the aggregate value as calculated under this paragraph
     -------- ----
     2.2.2.1 to be received by the Denron Shareholders shall not exceed Twenty-Three Million Dollars ($23,000,000).

     Further, as set forth in Article 11, if the Denron Expenses, as defined herein, exceed $130,000, such amount in excess of $130,000 shall be subtracted from the Additional Value to Denron Shareholders (see D above)
                                                                  ---
     and the number of shares of JPM Common Stock issuable to the Denron Shareholders shall be adjusted accordingly provided, however, only for
                                                --------
     purposes of calculating the Denron Expenses, to the extent that the value of the Share Consideration as calculated under this paragraph 2.2.2.1 exceeds $23,000,000, Buyer shall, in its sole discretion, permit Denron to pay any Denron Expenses that are in excess of $130,000.

          On the Closing Date, the per share value of the JPM Common Stock shall be calculated using the trading volume weighted average of the daily Closing Price, as hereinafter defined, per share of the JPM Common Stock for the fifteen (15) consecutive trading days ended as of two (2) trading days immediately prior to the Closing Date (the "Closing Value").

          The "Closing Price" for any day shall be calculated using (i) the last sale price, or, (ii) in the case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the National Association of Securities Dealers Automated Quotations ("NASDAQ") National Market System ("NMS").

          2.2.3  Surrender and Exchange of Denron Common Stock.   After the
                 ---------------------------------------------
     Effective Time, each holder of an outstanding certificate or certificates (the "Old Certificates") theretofore representing shares of Denron Common Stock, upon surrender thereof to StockTrans, Inc. (the "Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates (the "New Certificates"), which JPM agrees to make available to the Exchange Agent as soon as practicable after the Effective Time, representing the number of whole shares of JPM Stock into and for which the shares of Denron Common Stock theretofore represented by such surrendered Old Certificates have been converted. No certificates or scrip for fractional shares of JPM Stock will be issued, no JPM stock split or dividend shall relate to any fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any rights of a stockholder of JPM. Any fractional share interest of JPM Common Stock due to any Denron Shareholder shall be paid to the Denron Shareholders by JPM in cash.

          2.2.4  Transfer Taxes.  If any New Certificate is to be issued in a
                 --------------
     name other than that in which the Old Certificate surrendered for exchange is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of the New Certificate in any name other than that of the registered holder of the Old Certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     2.3  Registration Rights Agreement.
          -----------------------------

     The Share Consideration shall be subject to registration rights, as set forth in a Registration Rights Agreement among JPM and the Denron Shareholders, substantially in the form of Exhibit B attached hereto (the "Registration Rights Agreement"), which Registration Rights Agreement shall be executed by the parties thereto on the Closing Date.

     2.4  Accounting Matters.
          ------------------

     The parties intend that the transactions contemplated herein by the Agreement shall be accounted for using the pooling of interests method of accounting. In the event that the transactions contemplated herein by the Agreement cannot be accounted for using the pooling of interests method of accounting, either party shall have the right to terminate the Agreement and each of the parties shall be responsible for its own expenses.

     2.5  Tax Matters.
          -----------

     The parties intend that the transactions contemplated herein by the Agreement shall comply with the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").


3.   REPRESENTATIONS AND WARRANTIES OF DENRON
     ----------------------------------------

     Except as otherwise disclosed herein, Denron and the Majority Shareholders jointly and severally represent and warrant to Buyer and covenant and agree with Buyer as follows:

     3.1  Organization, Qualification and Status.
          --------------------------------------

     Denron is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of California. Denron has full corporate power and authority to own, lease and use its properties and to carry on it business as presently conducted. Denron is duly qualified or licensed to do business and in good standing as a foreign corporation in each of the jurisdictions listed on Schedule 3.1 hereto, which are all of the jurisdictions
                        ------------
in which the nature of its business or the character of the properties and assets which it owns or leases makes such qualification or licensing necessary, excluding jurisdictions in which the failure to so qualify would not have a material effect on the operations of Denron.

     Except as set forth on Schedule 3.1 hereto, Denron has not, during the six-
                            ------------
(6-) year period immediately preceding the date hereof, changed its name, been the surviving entity of a merger, consolidation or other reorganization, or acquired all or substantially all of the assets of any person or entity.

Schedule 3.1 also sets forth all fictitious names under which Denron or any such
------------
predecessors have conducted business.

     3.2  Corporate Instruments and Records.
          ---------------------------------

     The copies of each of Denron's Articles of Incorporation and By-Laws, each certified by the Secretary of Denron and heretofore furnished by Denron to JPM, are true, correct and complete and each includes all amendments to the date hereof. Denron's minute books, as made available to JPM, contain a true, complete and correct record of all corporate action taken on or prior to the date hereof at the meetings of its shareholders and directors and committees thereof. The stock certificate books and ledgers of Denron as made available to JPM for inspection, are true, correct and complete, and accurately reflect, at the date hereof, the ownership of the outstanding capital stock of Denron in the amounts set forth on Schedule 3.2.
                     ------------

     3.3  Capitalization.
          --------------

          The authorized capital stock of Denron consists of 5 million shares of common stock, without par value, of which 750,000 shares are issued and outstanding (the "Shares") and held beneficially and of record by the Denron Shareholders and no shares are held in the treasury of Denron. All of said issued and outstanding Shares of the Denron Common Stock are validly issued, fully paid and non-assessable and entitled to vote at any shareholder meeting, and none of such Shares has been issued in violation of any preemptive rights of shareholders or transferred in violation of any transfer restrictions relating thereto. Except as disclosed on Schedule 3.3 hereto, there are no authorized or
                                 ------------
outstanding options, warrants, convertible securities, subscription rights, puts, calls, unsatisfied pre-emptive rights or other rights of any nature to purchase or otherwise receive, or to require Denron to purchase, redeem or acquire any shares of the capital stock or other securities of Denron, and there is no outstanding security of any kind convertible into such capital stock. Except as disclosed on Schedule 3.3 hereto, there are no existing shareholder
                       ------------
agreements, voting agreements or voting trusts respecting any shares of the capital stock of Denron. The Denron Shareholders shall not transfer or assign any of their Shares prior to the Effective Time of the Merger.

     3.4  Ownership of Shares.
          -------------------

     Each Shareholder of Denron Common Stock owns and holds, beneficially and of record, the entire right, title and interest in and to the number of issued and outstanding shares of Denron Common Stock set forth in Schedule 3.4 hereto, free
                                                       ------------
and clear of any claim, suit, proceeding, call, commitment, voting trust, proxy, restriction, limitation, security interest, pledge or lien or encumbrance of any kind or nature whatsoever, and has full power and authority to vote said Shares and to approve the transactions contemplated by the Agreement, such Shares constituting, in the aggregate, all of the issued and outstanding shares of capital stock of the Denron. Except as set forth on Schedule 3.4, each Denron
                                                     ------------
Shareholder has full power and authority to vote, transfer and dispose of the Shares owned and held by him, free and clear of any claim, suit, proceeding, call, voting trust, proxy, restriction, security interest, lien or other encumbrance of any kind or nature whatsoever. Each Denron Shareholder shall, on the Closing Date, have full power and authority to vote, transfer and dispose of the Shares owned and held by him or her, free and clear of any claim, suit, proceeding, call, voting trust, proxy, restriction, security interest, lien or other encumbrance of any kind or nature whatsoever.

     3.5   Subsidiaries.
           ------------

     Denron does not have any subsidiary or any ownership interest in any entity except as set forth on Schedule 3.5 (individually, a "Subsidiary" and
                       ------------
collectively, the "Subsidiaries"). Denron is not a party to any joint venture arrangement and does not have the right to acquire any securities of or ownership interests in any other person or entity.

     3.6   Authorization; Valid and Binding Obligation.
           -------------------------------------------

     Denron has full corporate power and authority to execute and deliver the Agreement, the Registration Rights Agreement, the Plan of Merger, and the Articles of Merger (collectively, the "Denron Transaction Documents") and full corporate power and authority to perform its obligations under the Denron Transaction Documents and to consummate the transactions contemplated thereby. The Agreement has been duly authorized, executed and delivered by Denron. All corporate action (including shareholder approval) by Denron required to authorize the execution, delivery and performance of the Denron Transaction Documents by Denron has been taken. The Agreement constitutes, and the other Denron Transaction Documents and the other instruments to be executed and delivered pursuant hereto when executed and delivered by Denron (to the extent a party thereto) will constitute, the valid and legally binding obligation of Denron enforceable against it, in accordance with its terms.

     3.7   No Violation.
           ------------

     Denron is not (a) in default under or in violation of any provision of its Articles of Incorporation or By-Laws or (b) in default or violation of any provision of any agreement, understanding, arrangement, indenture, contract, lease, sublease, loan agreement, note, restriction, obligation or liability (individually, an "Instrument" and collectively, the "Instruments") to which it is a party or by which it is bound or to which it or its assets are subject (the "Denron Instruments"). Neither the execution and delivery of the Agreement or the other Denron Transaction Documents by Denron nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the terms hereof or thereof, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation, or By-Laws of Denron nor (ii) violate, conflict with or result in a breach of or default under in any respect any of the terms, conditions or provisions of any Denron Instrument nor (iii) accelerate or give to others any interests or rights, including the right of acceleration, termination, modification or cancellation, under any Denron Instrument or with respect to the business or the assets of Denron nor (iv) result in the creation of any lien, claim, charge or encumbrance on the assets, capital stock or properties of Denron, nor (v) to the Knowledge (as hereinafter defined) of Denron and the Majority Shareholders conflict with, violate or result in a breach of in any respect or constitute a default under any law, statute, rule, judgment, order, decree, injunction, ruling or regulation of any government, governmental agency, authority or instrumentality, court or arbitration tribunal to which Denron, or any Shareholder or any of its, her or his assets or properties is subject, nor (vi) except as otherwise disclosed on
Schedule 3.7, require Denron, or any Shareholder to give notice to, or obtain an
------------
authorization, approval, order, license, franchise, declaration or consent of, or make a filing with, any foreign, federal, state, county, local or other governmental or regulatory body or other person.

     For purposes of the Merger Agreement an individual will be deemed to have "Knowledge" of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

     A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     For purposes of the Merger Agreement, a "Person" includes any individual, corporation (including any non-profit corporation), general or limited liability partnership, limited liability company, joint venture, estate, trust, association, labor union, or other entity or governmental body.

     3.8   Financial Statements.
           --------------------

     Schedule 3.8 hereto contains true and correct and complete copies of the
     ------------
following financial statements of Denron at the date and for the periods specified:

           3.8.1 Audited Balance Sheets of Denron at December 31, 1996 (the "Balance Sheet"), and unaudited Balance Sheets of Denron as of the end of each of its last four (4) fiscal years; and

           3.8.2 Audited Income Statements and Statements of Changes in Financial Position and Cash Flows of Denron as of the nine (9) month period ended December 31, 1996, and unaudited Income Statements and Statements of Changes in Financial Position and Cash Flows of Denron as of the end of each of its previous four (4) fiscal years; in each case with respect to audited financial statements, together with the notes thereto. Each of the foregoing financial statements has been prepared in conformity with GAAP applied on a consistent basis, and presents fairly the financial position and results of operations and cash flows of Denron at the dates and for the period specified. All material liabilities and obligations of Denron outstanding as of the dates of the aforesaid financial statements required to be reflected as liabilities in accordance with GAAP have been included in said financial statements. There have been no material changes in the financial condition, assets or liabilities of Denron from the date of the Balance Sheet (the "Balance Sheet Date") to the date hereof, except changes in the ordinary course of business of Denron, none of which in the aggregate, has been adverse.
     Since the Balance Sheet Date, Denron has conducted its business in a normal and customary manner. The books and records of Denron from which the financial statements were prepared properly and accurately record in all material respects the transactions and activities which they purport to record. Notwithstanding the foregoing, to the extent a liability is covered by a warranty provided elsewhere in this Agreement, where such other warranty is limited to the Knowledge of Denron and the Majority Shareholders, the warranty provided with respect to such item under this paragraph 3.8.2 shall also be limited to Knowledge.

     3.9   Absence of Undisclosed and Contingent Liabilities.
           -------------------------------------------------

     Except as set forth on Schedule 3.9 hereto, Denron has no liabilities of
                            ------------
any nature (whether secured or unsecured, accrued, absolute or contingent, unliquidated or otherwise and whether known or unknown or due or to become due) as of the date hereof other than (i) liabilities disclosed or reserved against in the Balance Sheet, including the notes thereto (ii) liabilities arising in the ordinary course of business after the Balance Sheet Date (none of which, either singly or in the aggregate, constitutes a material liability or a material contingent liability), and (iii) liabilities on the Denron schedules hereto. Notwithstanding the foregoing, to the extent a liability is covered by a warranty provided elsewhere in this Agreement, where such other warranty is limited to the Knowledge of Denron and the Majority Shareholders, the warranty provided with respect to such item under this paragraph 3.9 shall also be limited to Knowledge. Denron knows of no basis for the assertion against it by any person of a claim based on a liability which is not disclosed on the Balance Sheet, except as set forth on Schedule 3.9.
                              ------------

     3.10  No Adverse Changes.
           ------------------

     Except as set forth on Schedule 3.10 hereto, since the Balance Sheet Date
                            -------------
there has not been:

           3.10.1 to the Knowledge of Denron and the Majority Shareholders an adverse change in the condition (financial or otherwise), properties, assets, liabilities, rights, operations or business of Denron;

           3.10.2 the issuance by Denron of any notes, bonds or other debt securities or any equity securities;

           3.10.3 the declaration, setting aside or payment of any dividend or other distribution in respect of any Denron Common Stock, or the purchase, redemption, issue, sale or other disposition of any such shares; or the sale or grant of any options, warrants, puts, calls or other rights or obligations to purchase or convert into shares of capital stock or indebtedness of Denron;

           3.10.4 any mortgage or pledge of, or creation of any lien, pledge, charge, security interest or encumbrance respecting, any property or assets of Denron except for liens of current property taxes not yet due and payable;

           3.10.5 the borrowing by Denron of any amount of money or the incurring of or becoming subject to any liabilities known to Denron or the Majority Shareholders as Knowledge is defined in Section 3.7 herein, except
     (i) current liabilities incurred in the ordinary course of business, and
     (ii) liabilities under contracts entered into in the ordinary course of business;

           3.10.6 the discharge or satisfaction by Denron of any lien or encumbrance or the payment of any obligation or liability, other than current liabilities paid in the ordinary course of business;

           3.10.7 any damage, theft, destruction or casualty loss, whether or not covered by insurance adversely affecting the properties or operations of Denron;

           3.10.8 any sale, lease, transfer or assignment of any asset (tangible or intangible) of Denron or the cancellation of any debt or claim except for fair consideration and in the ordinary course of business;

           3.10.9 the disclosure of any proprietary confidential information of Denron to any person other than those subject to a confidentiality agreement;

           3.10.10 any cancellation, settlement or compromise of any claim or debt due to or owing by Denron in an amount exceeding $100,000 individually or $100,000 in the aggregate;

           3.10.11 any loss, waiver or release of any rights of Denron, whether or not in the ordinary course of business or consistent with past practice;

           3.10.12 the negotiation or execution of any arrangement, agreement or understanding to which Denron is a party which cannot be terminated by Denron on notice of thirty (30) days or less without cost or penalty;

           3.10.13  except as otherwise disclosed on Schedule 3.10, any increase
                                                     -------------
     in fringe benefits or incentive compensation payable or to become payable to any officer, director, employee or other person receiving compensation of any nature from Denron or any increase in salary, bonus, fringe benefits or incentive or other compensation payable or to become payable to any affiliate of Denron or any increase in the number of shares obtainable under, or acceleration of the time of exercisability of, any stock option, stock bonus or similar plan of Denron;

           3.10.14 any capital expenditures or commitments therefor by Denron individually in excess of $25,000

           3.10.15  except as otherwise disclosed on Schedule 3.10, any change
                                                     -------------
     in any accounting practice or procedure;

           3.10.16 any other transaction, contract or commitment entered into by Denron otherwise than in the ordinary course of business; or

           3.10.17 any sale or transfer, or any agreement to sell or transfer any property or rights of Seller to any person including, without limitation, any Denron officer, director or shareholder, or any Related Person, as hereinafter defined.

     3.11  Guarantees.
           ----------

     Except as set forth in Schedule 3.11 hereto, Denron has not guaranteed,
                            -------------
become surety or contingent obligor for or assumed obligation, debt or dividend of any person or entity. No assets owned by Denron are or have been pledged, hypothecated, delivered for safekeeping, subjected to a security interest or otherwise provided in any way as security for payment or performance of any obligation of a person other than Denron.

     3.12  Tax Matters.
           -----------

     Except as set forth on Schedule 3.12 attached hereto:
                            -------------

           3.12.1 Denron (i) has timely and properly filed or caused to be filed all tax returns which it is or has been required to file on or prior to the date hereof, by any jurisdiction to which it is or has been subject, all such tax returns being materially true and correct and complete in all respects, (ii) has timely paid or caused to be paid in full all taxes which are or have become due and payable to all taxing authorities with respect to such returns and periods, (iii) has made or caused to be made all withholdings of taxes required to be made by it, and such withholdings have either been paid to the appropriate governmental agency or set aside in appropriate accounts for such purpose, and (iv) has otherwise satisfied, in all respects, all applicable laws and agreements with respect to the filing of tax returns and the payment of taxes.

           3.12.2 Denron has properly accrued and reflected on the Balance Sheet, and has thereafter to the date hereof properly accrued, and will from the date hereof through the Closing Date properly accrue, all liabilities for taxes and assessments, all such accruals being in the aggregate sufficient for payment of all such taxes and assessments.

           3.12.3 Denron will timely and properly file or cause to be filed all tax returns which it will be required to file on or before the Closing Date, all such tax returns to be materially true and correct and complete in all respects, and will pay or cause to be paid in full when due all taxes, including estimated tax payments, if any, which become due and payable pursuant to such returns or assessments received by it on or before the Closing Date.

           3.12.4 The federal income tax returns of Denron have been audited by the Internal Revenue Service (or closed by applicable statutes of limitations) and all liabilities in respect thereof have been finally determined for all taxable years up to and including the taxable year ending March 31, 1991.

           3.12.5 To the Knowledge of Denron and the Majority Shareholders, there are no unassessed tax deficiencies proposed or threatened against Denron, nor are there any agreements, waivers, or other arrangements providing for extension of time with respect to the assessment or collection of any tax against Denron, or any actions, suits, proceedings, investigations or claims now pending against Denron with respect to any tax, or any matter under discussion with any federal, state, local or foreign authority relating to any taxes.

           3.12.6 Denron is not now, nor has Denron ever been, a member of an affiliated group of corporations (within the meaning of Section 1504 of the Internal Revenue Code), other than a group in which Denron is the common parent.

           3.12.7 Denron is not a party to, nor is it bound by, nor has any obligation under any tax sharing, tax indemnity, or similar agreement.

           3.12.8 Denron has not made and will not make a change in method of accounting for a taxable year beginning on or before the Closing Date, which would require it to include any adjustment under Section 481(a) of the Internal Revenue Code in taxable income for any taxable year beginning on or after the Closing Date.

           3.12.9 Denron has not filed a consent pursuant to Section 341(f) of the Internal Revenue Code, nor has it agreed to have Section 341(f)(2) of the Internal Revenue Code apply to any disposition of any asset owned by it.

           3.12.10 No shareholder of Denron is a foreign person so that Section 897 and 6039C of the Internal Revenue Code are not applicable to the transactions provided for hereunder.

           3.12.11 Denron has not been a target corporation or target affiliate in a qualified stock purchase within the meaning of Section 338 of the Internal Revenue Code (or any predecessor provision).

           3.12.12 None of the assets of Denron is property which Denron is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former section 168(f)(8) of the Internal Revenue Code.

     For purposes of the Agreement, "tax" and "taxes" shall include all income, gross receipts, franchise, excise, transfer, severance, value added, ad valorem, sales, use, wage, payroll, workmen's compensation, employment, occupation, and real and personal property taxes; taxes measured by or imposed on capital; levies, imposts, duties, license, and legislation fees; other taxes imposed by a federal, state, municipal, local, foreign or other governmental authority or agency, including assessments in the nature of taxes; including without limitation, interest, penalties, fines, assessments and deficiencies relating to any tax or taxes due as a result of being a member of any affiliated, consolidated, combined or unitary group or any liability in respect of taxes under a tax sharing, tax allocation, tax indemnity or other agreement.

     For purposes of the Agreement, "tax return" or "tax returns" shall mean all returns, reports, estimates, schedules, declarations, information statements and documents relating to or required to be filed in connection with any taxes pursuant to the statutes, rules or regulations of any federal, state, local or foreign government taxing authority.

     3.13  Litigation.
           ----------

     Except as set forth on Schedule 3.13, there are no actions, suits or
                            -------------
proceedings at or in equity, or arbitration proceedings or claims, demands or investigations, filed and served on or, to the Knowledge of Denron and the Majority Shareholders, threatened against or involving Denron, or state of facts existing which are known to Denron which could give rise to any such action, suit, proceeding, claim, demand or investigation; there are no proceedings filed and served on or, to the Knowledge of Denron and the Majority Shareholders, threatened against or involving Denron by or before any governmental board, department, commission, bureau instrumentality or agency (including but not limited to any federal, state, local or foreign governmental agency or aid concerned with control of foreign exchange, energy, environmental protection or pollution control, franchising or other distribution arrangement, antitrust or trade regulation, civil rights, labor or discrimination, wages and hours, safety or health, zoning or land use), or state of facts existing which are known to Denron which could give rise to any such proceedings; and Denron is not in violation of any order, ruling, decree or judgment of any court or arbitration tribunal or governmental board, department, commission, bureau, instrumentality or agency.

     3.14  Owned Real Estate.
           -----------------

     Denron owns no real estate (the "Real Property") in fee simple. Denron has no interest in any real estate which was occupied by any structure with respect to which a rehabilitation tax credit pursuant to Section 47 of the Internal Revenue Code or a low income housing credit pursuant to Section 42 of the Internal Revenue Code was allowed to Denron or any other taxpayer.

     3.15  Leased Real Property.
           --------------------

     Denron is the lessee under the real estate leases described on Schedule
                                                                    --------
3.15 hereto.  True, correct and complete copies of said leases and any
----
amendments, extensions and renewals thereof have heretofore been delivered by Denron to Buyer. Denron enjoys quiet and undisturbed possession under each of said leases. Except as set forth on Schedule 3.15, Denron's interest in each of
                                     -------------
such leases is free and clear of any mortgages and liens, is not subject to any deeds of trust, assignments, subleases or rights of any third parties other than the lessor thereof, except as set forth on Schedule 3.15, is fully assignable
                                           -------------
without the consent of any third party and may be subleased without the consent of any third party. To the Knowledge of Denron and the Majority Shareholders, such leased real estate is free and clear of any zoning or use or building restriction or any pending, proposed or threatened zoning or use or building restriction which would now, or on the Closing date or thereafter, interfere with the present use of any of such leased real estate. Except as set forth on
Schedule 3.15, hereto, said leases are valid and binding and in full force and
-------------
effect, and are not now, and on the Closing Date will not be, in default as to the payment of rent or otherwise. The consummation of the transactions contemplated by the Agreement will not constitute an event of default under any of said leases and the continuation, validity and effectiveness of such leases will not be adversely affected by the transactions contemplated by the Agreement.

     To the Knowledge of Denron and the Majority Shareholders all permits and authorizations required by any federal, state, foreign, county or municipal authority or public body with respect to the use, occupancy or operation of all real estate leased by Denron have been obtained and are in full force and effect, and all the buildings and improvements erected thereon and the present use of any such leased real estate is in compliance in all respects with all applicable zoning, development, fire, health and building laws, ordinances and regulations. There are no service, management, employment, collective bargaining or pension agreements, or any other agreements which in any way affect any real estate leased by Denron or the use, occupancy, ownership or operation thereof, and there exist neither contracts nor agreements which contain covenants relating to compensation or occupation or possession of any such leased real estate. To the Knowledge of Denron and the Majority Shareholders, no parties have rights or options to occupy, lease or purchase any such property. There is no claim, action or proceeding filed and served on or, to the Knowledge of Denron and the Majority Shareholders threatened, by any organization, person, individual or governmental agency which would affect the use, occupancy or value of any of the real estate leased by Denron. Denron and the Majority Shareholders have no Knowledge, nor has it received notice, of any violation of any federal, state, foreign or local law, ordinance, regulation or other legal requirement in respect of any such property.

     3.16  Owned and Leased Tangible Personal Property.
           -------------------------------------------

     Schedule 3.16 hereto sets forth a true and correct list of the following:
     -------------
(i) Denron's computer-generated list of assets, which Buyer acknowledges is not exhaustive; (ii) a complete listing of all of Seller's computer hardware; and
(iii) a listing of all other equipment, vehicles, furniture and fixtures having an original purchase price or original lease value equal to or greater than $25,000 (collectively, "Tangible Personal Property"). Denron shall use its best efforts to provide or to make available at Denron for Buyer's inspection all other tangible property in any form whatsoever embodying information and know-how with respect to Denron's business. Denron has, and will have at the Effective Time, all right, title and interest in, and good and marketable title to, the Tangible Personal Property, except as otherwise disclosed on Schedule
                                                                     --------
3.16, free and clear of any claim, lease, pledge, mortgage, security interest,
----
conditional sale agreement or other title retention agreement, restriction, lien or encumbrance of any kind or nature whatsoever. Except as set forth on

Schedule 3.16, hereto, each lease and license relating to any of the Tangible
-------------
Personal Property is valid and binding and in full force and effect, and is not in default as to the payment of rent or otherwise. True, complete and correct copies of all leases and licenses relating to the Tangible Personal Property have heretofore been delivered by Denron to Buyer. Consummation of the transactions contemplated by the Agreement will not constitute an event of default under any of said leases or licenses and the continuation, validity and effectiveness of such leases and licenses will not be adversely affected by the transactions contemplated hereby.

     3.17 Condition of Tangible Personal Property.
          ---------------------------------------

     All items of Tangible Personal Property owned, leased or used by Denron are in good operating condition and repair, reasonable wear and tear excepted, and to the Knowledge of Denron and the Majority Shareholders, comply in all respects with applicable laws, regulations and ordinances, including but not limited to building and fire codes, and are suitable and sufficient for the present and intended conduct of the business of Denron. Each item of Tangible Personal Property owned or leased by Denron is covered by one of the insurance policies described in Section 3.26 hereto.

     3.18 Accounts and Notes Receivable.
          -----------------------------

     The accounts and notes receivable of Denron as of March 31, 1997 and those existing as of five days before the Closing represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business, are free and clear of any claim, security interest, pledge or lien or encumbrance of any kind or nature whatsoever, and, except as set forth on

Schedule 3.18, are good and fully collectible (net of reserves) in the normal
-------------
course of business within ninety (90) days of said date without setoff, third party collection efforts or suit. Notwithstanding the foregoing, Denron and the Majority Shareholders shall have no indemnification obligation to Buyer for accounts and notes receivables that are not fully collectible (net of reserves) in the normal course of business within ninety (90) days unless and until the total amount of such uncollectible accounts receivable shall exceed $50,000. Except as set forth on Schedule 3.18, there are no pending nor, to the Knowledge
                       -------------
of Denron and the Majority Shareholders, threatened disputes with third-party payors as to any claim or receivable of Denron, and there are no claims by third-party payors for the repayment or refund or offset of alleged overpayments to Denron except those which, individually or in the aggregate, will not have an adverse effect on Denron's results of operations, financial condition, liquidity, business or prospects.

     3.19 Contracts.
          ---------

     Except as set forth on Schedule 3.19 attached hereto, to the Knowledge of
                            -------------
Denron and the Majority Shareholders, all contracts and agreements of any nature to which Denron is a party have been duly and validly executed by Denron and by the other parties thereto and are in full force and effect as of the date hereof. Except as set forth on Schedule 3.19 attached hereto, to the Knowledge
                                -------------
of Denron and the Majority Shareholders no event has occurred or condition or state of facts exists which, after notice or the passage of time, would constitute a default under any such contract, as to time or manner of performance, or as to warranties thereunder, or otherwise. Except as set forth on Schedule 3.19 and unless otherwise terminated, all such contracts will
   -------------
continue to be binding in accordance with their respective terms until their respective expiration dates, and none of such contracts are reasonably anticipated by Seller to result in a loss to Denron, or in a margin of profit lower than normal, upon completion.

     3.20 Inventories and Supplies.
          ------------------------

     To the Knowledge of Denron and the Majority Shareholders, Denron's inventories and/or supplies are reflected accurately on the Balance Sheet. In addition, all inventory of Denron, whether or not reflected on the Balance Sheet, consists of a quality and quantity consistent with historical practices of Denron, and substantially all of which are useable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or on the accounting records of Denron as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or net realizable value on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of Denron.

     3.21 Prepaid Items and Deposits.
          --------------------------

     Schedule 3.21 hereto describes all of the prepaid items and deposits of
     -------------
Denron as of the date hereof.

     3.22 Other Assets.
          ------------

     Except as disclosed on Schedule 3.22 or otherwise disclosed on a Denron
                            -------------
schedule provided herein, all other assets, both tangible and intangible, owned by Denron are free and clear of any claim, lease, pledge, mortgage, security interest, collateral assignment, conditional sale agreement or other title retention agreement, restriction or lease or lien or encumbrance of any kind or nature whatsoever.

     3.23 Bank and Personnel Matters.
          --------------------------

     Schedule 3.23 hereto contains a true, complete and correct list of: (i) the
     -------------
names of all banks and other financial institutions (with account numbers) in which Denron has an account or safety deposit box, and all of the brokerage firms and other entities and persons holding funds or investments of Denron, and the names of all persons authorized to draw thereon or have access thereto; (ii) the names of all incumbent directors and officers of Denron; (iii) the names and job designations, descriptions and locations of all non-union employees, consultants and agents of Denron, who spend at least fifty percent (50%) of their working time providing services for Denron, the remuneration of each for the years 1995 and 1996, including fringe benefits, and the basis for determining such remuneration if other than a fixed salary rate; and (iv) the names of all persons holding powers of attorney from Denron and a summary statement of the terms thereof. There shall be no change in any of the foregoing from the date hereof through the Closing Date without the prior written consent of JPM.

     3.24 Labor and Employment Matters.
          ----------------------------

          3.24.1 Denron is not at present and during the five (5) year period preceding the Closing Date has not been, a sponsor of, party to or obligated to contribute to any employee benefit plan (as defined in (S) 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any employment contract, employee loan, incentive compensation, profit sharing, retirement, pension, deferred compensation, severance, termination pay, stock option or purchase plan, guaranteed annual income plan, fund or arrangement, payroll incentive, policy, fund, agreement or arrangement, non-competition or consulting agreement, hospitalization, disability, life or other insurance plan, or other employee fringe benefit program or plan, or any other plan, payroll practice, policy fund agreement or arrangement similar to or in the nature of the foregoing, oral or written ("Employee Benefit Plans" or "Plans"), and has not been a party to any collective bargaining agreements currently in effect or in effect during the five-year period preceding the Closing Date, except as set forth on Schedule 3.24 hereto. Schedule 3.24
                                  -------------
     identifies which of such Plans is a multiemployer plan as defined in
     Section 3(37) of ERISA. True, correct and complete copies of all written Plans and labor agreements, and true, correct and complete written descriptions of all of the oral Plans described in Schedule 3.24 have
                                                        -------------
     heretofore been delivered by Denron to JPM.

          3.24.2    Except as disclosed on Schedule 3.24, Denron does not have
                                           -------------
     any unfunded liabilities, or potential, contingent or actual multiemployer plan withdrawal liabilities, on account of or in connection with any of the Plans or otherwise, all contributions or premium payments due from Denron to such Plans have been paid in a timely manner, and any additional contributions or premium payments due on or before the Closing Date shall have been paid by that date.

          3.24.3 With respect to each Employee Benefit Plan (other than a Plan which is a multiemployer plan as defined in Section 3(37) of ERISA):

               (i) to the Knowledge of Denron and the Majority Shareholders, all disclosures to employees relating to each such Plan and required to have been made on or before the Closing Date have been or will be duly made by that date;

               (ii) there is no litigation, disputed claim (other than routine claims for benefits), governmental proceeding, inquiry or investigation pending or threatened with respect to each such Plan, its related trust, or any fiduciary, administrator or sponsor of such Plan;

               (iii) to the Knowledge of Denron and the Majority Shareholders, each such Plan has been established, maintained, funded and administered in all respects in accordance with its governing documents, and any applicable provisions of ERISA, the Internal Revenue Code, other applicable law, and all regulations promulgated thereunder;

               (iv) Denron has delivered to JPM a true, correct and complete copy of (i) each trust or custodial agreement and each deposit administration, group annuity, insurance or other funding contract associated with each such Plan, (ii) the most recent financial information for each such Plan, (iii) the most recent actuarial or valuation report relating to each such Plan, (iv) if applicable, the most recent Return/Report of each Plan (including attachments) required to be filed with any governmental agency, (v) the Plan document for each such Plan, (vi) the summary Plan description (including summaries of material modifications, if any) for each such Plan and (vii) if applicable, each Form 5310 (application for Determination Upon Termination, etc.) filed with the Internal Revenue Service or the Pension Benefit Guaranty Corporation (the "PBGC") with respect to any Plan in the current Plan year or any of the five (5) Plan years preceding the current Plan year;

               (v) neither any such Plan nor any fiduciary has engaged in a prohibited transaction as defined in ERISA (S) 406 or Internal Revenue Code (S) 4975 (for which no individual or class exemption exists under ERISA (S) 408 or Internal Revenue Code (S) 4975, respectively);

               (vi) to the Knowledge of Denron and the Majority Shareholders, all filings and reports as to each such Plan required to have been made on or before the Closing Date to the Internal Revenue Service, or to the United States Department of Labor or to the PBGC, have been or will be duly made by that date;

               (vii) each such Plan which is intended to qualify as a tax-qualified retirement plan under Internal Revenue Code (S) 401(a) has received a favorable determination letter(s) from the Internal Revenue Service as to qualification of such Plan for the period from its adoption through the Closing Date, other than with respect to amendments timely made to each such Plan to comply with the requirements of the Tax Reform Act of 1986 for which an application for determination letter for each such Plan is pending with the Internal Revenue Service as of the Closing Date; nothing has occurred, whether by action or failure to act, which has resulted in or would cause the loss of such qualification; and each trust thereunder is exempt from tax pursuant to Internal Revenue Code (S) 501(a);

               (viii) no event has occurred and no condition exists relating to any such Plan that would subject Denron to any tax under Internal Revenue Code (S)(S) 4972 or 4979, or, to the Knowledge of Denron and the Majority Shareholders, any liability under ERISA (S) 502; and

               (ix) to the extent applicable, each such Plan has been funded in accordance with its governing documents, ERISA and the Internal Revenue Code, has not experienced any accumulated funding deficiency (whether or not waived) and has not exceeded its full funding limitation (within the meaning of Internal Revenue Code (S) 412) at any time.

          3.24.4 Denron has not had and does not have any Plan subject to Title IV of ERISA ("Pension Plan") which covers employees of Denron (or any person, firm or corporation which is or was under common control within the meaning of (S) 4001(b) of ERISA with Denron ("affiliate") during the period of such common control).

          3.24.5 Denron has not had and does not contribute to any Pension Plan which is a multiemployer plan as defined in Section 3(37) of ERISA.

          3.24.6 With respect to any Plan which provides group health benefits to employees of Denron and is subject to the requirements of Internal Revenue Code (S) 4980B and ERISA Title I Part 6 ("COBRA"):

                 (i) to the Knowledge of Denron and the Majority Shareholders, such group health plan has been administered in every respect in accordance with its governing documents and COBRA; and

                 (ii) all filings, reports, premium payments (if any) and notices as to each such group health plan required to have been made on or before the Closing Date to government agencies, participants and/or beneficiaries have been or will be duly made by that date.

          3.24.7    Except as disclosed in Schedule 3.24, Denron (i) is not a
                                           -------------
     party to any collective bargaining agreement or discussions or negotiations with any person or group which may reasonably be expected to result in any such agreement, (ii) has not within the last five (5) years experienced any strike, grievance, unfair labor practice claim or other labor difficulty (other than grievances and unfair labor practice claims in which Denron's only exposure was to monetary damages of $2,000 or less), (iii) is not aware of any threatened strike, grievance, unfair practice claim or other labor difficulty, nor does there exist any reasonable basis known to Denron for the assertion of any grievance or unfair labor practice claim or other charge or complaint against Denron by or before the National Labor Relations Board or any state labor relations board or commission or representative thereof, (iv) is not aware of any filing by any employee or employee group seeking recognition as a collective bargaining representative or unit, (v) has no any reason to believe that any former employer of any of Denron's employees is contemplating remedial action against Denron based on the employee having terminated the former employment and having become an employee of Denron.

          3.24.8    Except as disclosed on Schedule 3.24, Denron is not
                                           -------------
     obligated to nor does it (directly or indirectly) provide death benefits or health care coverage to any former employees or retirees.

          3.24.9 To the Knowledge of Denron and the Majority Shareholders, Denron has complied with all applicable provisions of the Immigration Reform and Control Act of 1986 and all other applicable state immigration laws.

          3.24.10   Set forth on Schedule 3.24 is a true and correct list of all
                                 -------------
     employees of Denron, together with the compensation (for period identified on the schedule) of each such employee for the years 1995 and 1996.

     3.25 Termination of Business Relationships.
          -------------------------------------

     To the Knowledge of Denron and the Majority Shareholders, no supplier of Denron which cannot be replaced on commercially reasonable terms has evidenced to Denron's executive officers or any other employee or agent of Denron, any intention to cancel or terminate its business relationship with Denron. No key employee of Denron has notified Denron or its intent or desire to terminate employment with Denron.

     3.26 Insurance.
          ---------

     Schedule 3.26 lists all policies of insurance and all surety and other
     -------------
bonds to which Denron now is a party, specifying for each policy or bond the insurer, the amount of coverage, the type of insurance and any pending claims thereunder. All of such policies and bonds which have expired since January 1, 1995 were valid and in full force and effect during their respective terms, and all other of such policies and bonds are valid and in full force and effect at present, and no claim has been made, or notice given, and to the Knowledge of Denron and the Majority Shareholders, there exists no ground to cancel or avoid any of said policies or bonds or to reduce the coverage provided thereby. No claims have been made or amounts paid pursuant to such insurance policies except as set forth on Schedule 3.26. All of said insurance policies and bonds which
                -------------
are now in effect shall continue to remain in full force and effect during the later of their respective terms or until the Effective Time. Denron has not during the past three (3) years been denied or had revoked or rescinded by a carrier any policy of insurance. Denron is not in default regarding the provisions of any policy insuring Denron and has not failed to give any notice or present any claim required under any such policy in due and timely fashion. There are no outstanding requirements or recommendations by any current insurer or underwriter with respect to the business of Denron which require or recommend changes in the conduct of the business of Denron or require any repairs or other work to be done with respect to any of the properties, assets or operations of Denron. Except as disclosed on Schedule 3.26, any policies expiring prior to
                                -------------
the Closing Date will be renewed or extended upon substantially the same terms and at substantially the same premiums.

     3.27 Compliance with Laws.
          --------------------

     To the Knowledge of Denron and the Majority Shareholders, Denron has complied in all respects with all applicable laws, statutes, rules and regulations, orders and engineering standards of federal, state, local and foreign governments and governmental agencies applicable to it and its business, assets, properties and operations and no claim of violation (or basis therefor known to Denron) of any such laws or regulations exists on the date hereof.

     3.28 Material and Affiliate Contracts.
          --------------------------------

     Schedule 3.28 hereto sets forth a list of all other (i.e., not identified
     -------------                                        ----
on one or more of the foregoing Schedules hereto) oral and written contracts, commitments, or other agreements to which Denron is a party or by which Denron or any of the assets or properties of Denron is bound or subject (a) requiring or reasonably anticipated to require the payment by Denron of more than $25,000 in any twelve-month period, (b) under which Denron is entitled to receive $25,000 or more annually, (c) covering indebtedness of Denron in the principal amount of $25,000 or more, (d) covering the employment of any employee of Denron, (e) not terminable by Denron, without penalty, within thirty (30) days following the Closing Date, (f) terminable by or on behalf of the other party thereto on sixty (60) days' notice or less, (g) which obligates Denron to act as a guarantor or surety irrespective of the amount involved, (h) which are provider, service or similar agreements, or (i) which are capital leases, loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements or equipment financing agreements (collectively, the "Material Contracts"). True, correct and complete copies of the written Material Contracts and true, correct and complete written descriptions of the oral Material Contracts have heretofore been delivered by Denron to Buyer.

     There are no contracts, agreements, purchase orders, commitments, leases, agreements, understandings or arrangements, including loan arrangements, between Denron and any of its officers, directors or shareholders, or any Related Person, corporation or other entity, except as set forth on Schedule 3.28 hereto
                                                            -------------
(a true, correct and complete copy of each such written document and a true, correct and complete written description of each such oral relationship having heretofore been delivered by Denron to JPM (collectively, the "Affiliate Contracts"), and none shall be entered into by Denron from the date hereof through the Closing Date other than in the ordinary course of business without the prior written consent of JPM.

     Except as set forth on Schedule 3.28, all of the Material Contracts and
                            -------------
Affiliate Contracts are in full force and effect, and, to the Knowledge of Denron and the Majority Shareholders, there exists no default by Denron or, to the Knowledge of Denron and the Majority Shareholders, any other party thereto, and, to the Knowledge of Denron and the Majority Shareholders, no event has occurred which, through notice or the passage of time or otherwise, would result in a default by Denron from the date hereof through the Closing Date without the prior written consent of JPM.

     For purposes of the Merger Agreement, "Related Person" with respect to a particular individual shall mean: (i) each other member of such individual's Family; (ii) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (iii) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (iv) any Person with respect to which such individual or one or more members of such individual's Family serves as director, officer, partner, executor, or trustee (or in similar capacity).

     With respect to a specified Person other than an individual: (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (ii) any Person that holds a Material Interest in such specified Person; (iii) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (iv) any Person in which such specified Person holds a Material Interest; (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (vi) any Related Person of any individual described in clause (ii) or (iii).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

     3.29 Licenses and Permits.
          --------------------

     To the Knowledge of Denron and the Majority Shareholders, Denron has secured all licenses, franchises, permits and other authorizations from federal, state, local and other governmental or administrative authorities (an "Authority") applicable to its assets, properties and operations as are necessary for the conduct of its business (the "Permits"). Schedule 3.29 hereto
                                                            -------------
sets forth a true, complete and correct list of all such Permits held or used by Denron and true and complete copies thereof have heretofore been delivered by Denron to Buyer. Except as set forth in Schedule 3.29, to the Knowledge of
                                         -------------
Denron and the Majority Shareholders, (a) each of said Permits is in full force and effect, (b) Denron (or other designated permittee or licensee thereunder) is in compliance with the terms, provisions and conditions thereof,
(c) there are no outstanding violations, notices of noncompliance therewith, judgments, consent decrees, orders or judicial or administrative action(s) or proceeding(s) affecting any of said Permits and (d) no condition exists and no event has occurred which (whether with or without notice, lapse of time or the occurrence of any other event) would permit the suspension or revocation of any of said permits other than by expiration of the term set forth therein. To the Knowledge of Denron and the Majority Shareholders, consummation of the transactions contemplated by the Agreement shall not affect the validity, enforceability or effectiveness of any such Permit and no filing with or consent authorization or approval of any Authority is required in connection with the consummation of the transactions contemplated hereby.

     3.30 No Interest in Suppliers.
          ------------------------

     Denron does not have any direct or indirect equity interest in, or power to control the business or affairs of, or intention to acquire such interest in or control of, any person that is a manufacturer, supplier, lender, lessor or provider of services or equipment to, or any entity or person that renders services in, the industry in which Denron is engaged.

     3.31 All Business Conducted by Denron.
          --------------------------------

     Except as disclosed on Schedule 3.31, the business and operations of Denron
                            -------------
are conducted exclusively by Denron and not by any other business entity whether or not affiliated with Denron.

     3.32 Environmental Matters.
          ---------------------

     Except as set forth on Schedule 3.32 hereto, to the Knowledge of Denron and
                            -------------
the Majority Shareholders, (i) Denron is currently in compliance with all applicable Environmental Laws, and has obtained all permits and other authorizations from, and submitted all forms, fees, registrations, reports and similar filings to, the appropriate person or governmental agency needed, or required, to operate its facilities in compliance with the applicable Environmental Laws; (ii) Denron has not violated any applicable Environmental Law; (iii) Denron is not aware of any present requirement of any applicable Environmental Law which is due to be imposed upon it which will increase its cost of complying with the Environmental Laws: (iv) all past on-site generation, treatment, processing, storage and disposal of Waste by Denron and its predecessors have been done in compliance with the currently applicable Environmental Laws; (v) all past off-site transportation, treatment, processing, storage and disposal of Waste, generated by Denron and its predecessors have been done in compliance with the currently applicable Environmental Laws; (vi) Denron, its predecessors have not released, spilled, leaked or otherwise discharged into the environment any Regulated Substance except as expressly authorized in all respects by the applicable Environmental Laws; and (vii) Denron, and its predecessors have not used or otherwise managed any Regulated Substance except in compliance in all respects with all applicable Environmental Laws.

     As used in the Agreement, the terms (i) "Environmental Laws" include but are not limited to any federal, state, foreign or local laws, statute, charter or ordinance, and any rule, regulation, binding interpretation, binding policy, permit, order, court order or consent decree issued pursuant to any of the foregoing, which pertains to, governs or otherwise regulates any of the following activities: (a) the emission, discharge, release or spilling of any Waste, Hazardous Waste or Regulated Substance into the air, surface water, groundwater, soil or substrata and (b) the manufacturing, processing, sale, generation, treatment, transportation, storage, disposal, labeling or other management of any Waste, Hazardous Waste or Regulated Substance; (ii) "Waste," and "Hazardous Waste" include any substance defined as such by any applicable Environmental Law; and (iii) "Regulated Substances" include any substance the manufacturing, processing, sale, generation, treatment, transportation, storage, disposal, labeling or other management or use of which is regulated by any applicable Environmental Law.

     3.33 Intellectual Property Matters.
          -----------------------------

          3.33.1 Denron has all right, title and interest, free and clear of any liens, charges, encumbrances, restrictions, royalties or any claims of ownership by third parties whatsoever, to all intellectual property assets of Denron used in connection with Denron's business, including without limitation all patents and reissues, divisions, continuations and extensions of such patents, patents pending and applications for patents, patent disclosures docketed, registered and unregistered trademarks and service marks and applications for such trademarks and service marks, trade names, registered and unregistered copyrights and applications for copyright registration, all trade secrets, know-how, and all rights under any leases, licenses, franchises, permits, authorizations, agreements and arrangements with respect to such intellectual property assets (hereinafter all of the foregoing are collectively referred to as "Intellectual Property Assets"), whether owned by Denron or owned by others and used by Denron. All true and correct and complete copies of all such leases, licenses, franchises, permits, authorizations, agreements and arrangements have heretofore been delivered by Denron to JPM. Schedule 3.33 hereto describes
                                                  -------------
     all of such Intellectual Property Assets of Denron in full. Denron has full right and power to assign all lease and license rights with respect to such Intellectual Property Assets.

          3.33.2 The Intellectual Property Assets of Denron are fully sufficient to enable Denron to produce and sell all products sold or presently intended to be sold by Denron.

          3.33.3 There exist no filed or served on or, to the Knowledge of Denron and the Majority Shareholders, threatened, litigation, actions, lawsuits or claims, including, without limitation, to the filing or threatened filing, whether voluntary or involuntary, of insolvency or bankruptcy proceedings or forfeiture proceedings against Denron, claims of infringement or misappropriation, or other claims adverse to the ownership rights of Denron with respect to the Intellectual Property Assets of Denron.

          3.33.4 No failure to maintain and adequately protect exists with respect to any of the Intellectual Property Assets, including maintenance payments thereof and renewals or extensions thereof, except as expressly disclosed in Schedule 3.33.
                  -------------

          3.33.5 Denron has not consented to or otherwise knowingly acquiesced in the use by another person or entity of Denron's name or a name that is substantially similar to Denron's name.

     3.34 Consents and Approvals.
          ----------------------

          Except as set forth on Schedule 3.34 hereto, there are no
                                 -------------
authorizations, consents, approvals or notices required to be obtained or given by Denron, or any Shareholder or waiting periods required to expire in order that the Agreement and the transactions provided for herein may be consummated by Denron. Denron does not have total assets or annual net sales (each calculated under the Hart-Scott-Rodino Act ("HSR Act") in excess of $100 million.

     3.35 Disclosure.
          ----------

     To the Knowledge of Denron and the Majority Shareholders, Denron has disclosed all facts relating to Denron's assets, business, condition (financial and otherwise) and operations in the Agreement (including the Schedules hereto). Neither the Agreement nor any other document, certificate, exhibit, statement or schedule furnished or to be furnished by Denron to Buyer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the factual statements contained therein, in light of the circumstances under which made, not misleading. Notwithstanding the foregoing, to the extent a liability is covered by a warranty provided elsewhere in this Agreement, where such other warranty is limited to the Knowledge of Denron and the Majority Shareholders, the warranty provided with respect to such item under this paragraph 3.35 shall also be limited to Knowledge.


4.   REPRESENTATIONS AND WARRANTIES OF JPM AND JPM ACQUISITION
     ---------------------------------------------------------

     Except as otherwise disclosed herein, Buyer represents and warrants to Denron and the Majority Shareholders and covenants and agrees with Denron and the Majority Shareholders as follows:

     4.1 Organization and Qualification.
         ------------------------------

     JPM is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. JPM Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of California. JPM has the corporate power and authority to carry on its business as presently conducted. JPM Acquisition was incorporated on February 18, 1997, expressly for purposes of the Merger and has not conducted any business. JPM Acquisition is not required to be licensed or qualified to do business as a foreign corporation in any state.

     4.2 Authorization; Valid and Binding Obligation.
         -------------------------------------------

     JPM and JPM Acquisition each has full corporate power and authority to execute and deliver the Agreement and to perform its obligations hereunder, and JPM Acquisition has full corporate power and authority to execute and deliver the Plan of Merger and to perform its obligations thereunder. The Agreement has been duly executed and delivered by JPM and JPM Acquisition and constitutes, and the Registration Rights Agreement, the Denman Employment Agreement, the Ronald Mills Employment Agreement, the Donald Mills Employment Agreement and the Plan of Merger (collectively, together with the Agreement, the "JPM Transaction Documents") and other documents to be executed and delivered pursuant hereto when executed and delivered by JPM (to the extent a party thereto) and JPM Acquisition will constitute, the legal, valid and binding obligations of JPM and JPM Acquisition, enforceable against each in accordance with its terms.

     4.3 Financial Statements.
         --------------------

     Schedule 4.3 hereto contains true and correct and complete copies of the
     ------------
following financial statements of JPM and its subsidiaries at the dates and for the periods specified:

          4.3.1 Audited Consolidated Balance Sheets of JPM as of the end of its most recently ended fiscal year (the "JPM Balance Sheet") and as of the end of each of its previous two fiscal years, and the unaudited Consolidated Balance Sheet of JPM as of December 31, 1996 (the "JPM Interim Balance Sheet"); and

          4.3.2 Audited Consolidated Income Statements and Statements of Changes in Financial Position and Cash Flows of JPM for each of such years, and unaudited Consolidated Income Statement and Statement of Changes in Financial Position and Cash Flows of JPM for the three-month period ended December 31, 1996; in each case together with the notes thereto. Each of the foregoing financial statements has been prepared in conformity with GAAP applied on a consistent basis, and presents fairly the financial position and results of operations and cash flows of JPM at the dates and for the periods specified. All material liabilities and obligations of JPM outstanding as of the dates of the aforesaid financial statements required to be reflected as liabilities in accordance with GAAP have been included in said financial statements. Except as disclosed herein or in the periodic reports of JPM filed with the SEC, there have been no material changes in the financial condition, assets or liabilities of JPM from the date of the JPM Balance Sheet (the "JPM Balance Sheet Date") to the date hereof, except changes in the ordinary course of business, none of which, in the aggregate, has been adverse. Since the JPM Balance Sheet Date, JPM has conducted its business in a normal and customary manner. The books and records of JPM from which the financial statements were prepared properly and accurately record in all material respects the transactions and activities which they purport to record. Notwithstanding the foregoing, to the extent a liability is covered by a warranty provided elsewhere in this Agreement, where such other warranty is limited to the Knowledge of Buyer, the warranty provided with respect to such item under this paragraph 4.3.2 shall also be limited to Knowledge.

     4.4 Periodic Reports.
         ----------------

     JPM's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, Annual Report on Form 10-K dated December 13, 1996, for the fiscal year ended September 30, 1996, and the Proxy Statement in connection with the 1997 Annual Meeting of Stockholders of JPM (the "Periodic Reports") complies as to form in all material respects with the requirements of the 1934 Act, and regulations promulgated pursuant thereto, and contains the disclosures required to be contained therein.

     4.5 Corporate Instruments and Records.
         ---------------------------------

     The copies of each of JPM's and JPM Acquisition's Certificate or Articles of Incorporation and By-Laws, each certified by the respective Secretary of JPM and JPM Acquisition and heretofore furnished by JPM to Denron, are true, correct and complete and each include all amendments to the date hereof. JPM's minute books, as made available to Denron, contain a true, complete and correct record of all corporate action taken on or prior to the date hereof at the meetings of its stockholders and directors and committees thereof. The stock certificate books and ledgers of JPM Acquisition, as made available to Denron for inspection, are true, correct and complete, and accurately reflect, at the date hereof, the ownership of the outstanding capital stock of JPM Acquisition.

     4.6 Subsidiaries.
         ------------

     JPM does not have any subsidiary or any ownership interest in any other entity except set forth on Schedule 4.6 (individually, a "JPM Subsidiary" and
                           ------------
collectively, the "JPM Subsidiaries"). JPM is not a party to any joint venture arrangement and does not have the right to acquire any securities of or ownership interests in any other person or entity except as set forth on
Schedule 4.6.
------------

     4.7 Absence of Undisclosed and Contingent Liabilities.
         -------------------------------------------------

     Except as set forth on Schedule 4.7 hereto, neither JPM nor any JPM
                            ------------
Subsidiary has any material liabilities of any nature (whether secured or unsecured, accrued, absolute or contingent, unliquidated or otherwise and whether known or unknown or due or to become due) as of the date hereof other than (i) liabilities disclosed or reserved against in the JPM Balance Sheet, including the notes thereto (ii) liabilities arising in the ordinary course of business after the JPM Balance Sheet Date (none of which, either singly or in the aggregate, constitutes a material liability), and (iii) liabilities on the JPM schedules hereto. JPM does not know of any basis for the assertion against it or any JPM Subsidiary by any person of a claim based on a material liability which is not disclosed on the JPM Balance Sheet. Notwithstanding the foregoing, to the extent a liability is covered by a warranty provided elsewhere in this Agreement, where such other warranty is limited to the Knowledge of Buyer, the warranty provided with respect to such item under this paragraph 4.7 shall also be limited to Knowledge.

     4.8   Consents and Approvals.
           ----------------------

     Except as set forth on Schedule 4.8 hereto, there are no authorizations,
                            ------------
consents, approvals or notices required to be obtained or given by JPM or any JPM Subsidiary or waiting periods required to expire in order that the Agreement and the transactions provided for herein may be consummated by JPM and its subsidiaries. The Person (at that term is defined under the HSR Act) in which JPM is included does not have total assets or annual net sales (each as calculated under the HSR Act) in excess of $100 million.

     4.9   Litigation.
           ----------

     Except as set forth on Schedule 4.9, there are no material actions, suits
                            ------------
or proceedings at law or in equity, or arbitration proceedings, or claims, demands or investigations, filed or served on or, to JPM's Knowledge, threatened against or involving JPM or any JPM Subsidiary, or state of facts existing which are known to JPM which could give rise to any such action, suit, proceeding, claim, demand or investigation; there are no proceedings filed or served on or, to JPM's Knowledge, threatened against or involving JPM or any JPM Subsidiary by or before any governmental board, department, commission, bureau, instrumentality or agency (including but not limited to any federal state, local or foreign governmental agency or body concerned with control of foreign exchange, energy, environmental protection or pollution control, franchising or other distribution arrangements, antitrust or trade regulation, civil rights, labor or discrimination, wages and hours safety or health, zoning or land use), or state of facts existing which are known to JPM which could give rise to any such proceedings; and JPM is not in violation in any material respect of any order, ruling, decree or judgment of any court or arbitration tribunal or governmental board, department, commission, bureau, instrumental or agency.

     4.10  Licenses and Permits.
           --------------------

     To the Knowledge of Buyer, each of JPM and its subsidiaries has secured all material licenses, franchises, permits and other authorizations from federal, state, local and other governmental or administrative authorities (an "Authority") applicable to its assets, properties and operations or necessary for the conduct of its business (the "Permits"). Schedule 4.10 hereto sets
                                                  -------------
forth a true, complete and correct list of all such Permits held or used by JPM and its subsidiaries, and true and complete copies thereof have heretofore been delivered by JPM to Denron. Except as set forth in Schedule 4.10, to the
                                                    -------------
Knowledge of Buyer (a) each of said Permits is in full force and effect, (b) JPM (or other designated permittee or licensee thereunder) is in compliance with the terms, provisions and conditions thereof, (c) there are no outstanding violations, notices of noncompliance therewith, judgments, consent decrees, orders or judicial or administrative action(s) or proceeding(s) affecting any of said Permits and (d) no condition exists and no event has occurred which (whether with or without notice, lapse of time or the occurrence of any other event) would permit the suspension or revocation of any of said permits other than by expiration of the term set forth therein. To the Knowledge of Buyer, consummation of the transactions contemplated by the Agreement shall not affect the validity, enforceability or effectiveness of any such Permit and no filing with or consent authorization or approval of any Authority is required in connection with the consummation of the transactions contemplated hereby.

     4.11  No Violation.
           ------------

     Except as disclosed on Schedule 4.11, neither JPM nor any JPM Subsidiary is
                            -------------
(a) in default under or in violation of any provision of its Articles of Incorporation or By-Laws, or (b) to the Knowledge of Buyer, in material default or violation of any provision of any agreement, understanding, arrangement, indenture, contract, lease, sublease, loan agreement, note, restriction, obligation or liability (individually, an "Instrument" and collectively, the "Instruments") to which it is a party or by which it is bound or to which it or its assets are subject (the "JPM Instruments"). Neither the execution and delivery of this Agreement or the other JPM Transaction Documents by JPM or JPM Acquisition, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the terms hereof or thereof, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate or Articles of Incorporation, By-Laws of JPM or any JPM Subsidiary, nor (ii) except as set forth on Schedule 4.11, violate, conflict with or result
                                -------------
in a breach of or default under, in any material respect, any of the terms, conditions or provisions of any JPM Instrument, nor (iii) accelerate or give to others any interests or rights, including rights of acceleration, termination, modification or cancellation, under any JPM Instrument or in or with respect to the business or the assets of JPM or its subsidiaries, nor (iv) result in the creation of any lien, claim, charge or encumbrance on the assets, capital stock or properties of JPM or the JPM Subsidiaries, nor (v) to the Knowledge of Buyer, conflict with in any material respect, violate or result in a breach of in any material respect or constitute a material default under any law, statute, rule, judgment, order, decree, injunction, ruling or regulation of any government, governmental agency, authority or instrumentality, court or arbitration tribunal to which JPM or the JPM Subsidiaries or any of its or their assets or properties is subject, nor (vi) require JPM or the JPM Subsidiaries to give notice to, or obtain an authorization, approval, order, license, franchise, declaration or consent of, or make a filing with, any foreign, federal, state, county, local or other governmental or regulatory body or other person.

     4.12  Condition of Buildings and Tangible Personal Property.
           -----------------------------------------------------

           Except as set forth on Schedule 4.12, to the Knowledge of JPM, all of
                                  -------------
the buildings and items of Tangible Personal Property owned, leased or used by JPM and its subsidiaries are in reasonable operating condition and repair, reasonable wear and tear excepted, comply in all material respects with applicable laws, regulations and ordinances, including but not limited to zoning, building and fire codes and are suitable and sufficient for the present and intended conduct of JPM's business.

     4.13  Accounts and Notes Receivable.
           -----------------------------

     Except as set forth on Schedule 4.13, to the Knowledge of Buyer, the
                            -------------
accounts and notes receivable reflected on the JPM Balance Sheet are materially correct.

     4.14  Contracts.
           ---------

     Except as set forth on Schedule 4.14 attached hereto, to the Knowledge of
                            -------------
JPM all contracts and agreements of any nature to which JPM or any JPM Subsidiary is a party have been duly and validly executed by all parties, and are in full force and effect as of the date hereof. Except as set forth on

Schedule 4.14 no event has occurred or condition or state of facts exist which,
-------------
after notice or the passage of time, would constitute a material default under any such contract, as to time or manner of performance, or as to warranties thereunder, or otherwise. Except as set forth on Schedule 4.14 and unless
                                                  -------------
otherwise terminated, all such contracts will continue to be binding in accordance with their respective terms until their respective expiration dates, subject to any early termination clauses, and none of such contracts are reasonably anticipated by JPM to result in a material loss to JPM or any JPM Subsidiary, or in a margin of profit materially lower than normal, upon completion.

     4.15  Termination of Business Relationships.
           -------------------------------------

     To the Knowledge of Buyer, no supplier of JPM or a JPM Subsidiary which cannot be replaced on commercially reasonable terms has evidenced to JPM's executive officers or any other employee or agent of JPM or its subsidiaries any intention to cancel or terminate its business relationship with JPM or a JPM Subsidiary. No key employee of JPM or a JPM Subsidiary has notified JPM or such subsidiary of his/her intent or desire to terminate employment with JPM or such JPM Subsidiary.

     4.16  All Business Conducted by JPM.
           -----------------------------

     Except as disclosed on Schedule 4.16, the business and operations of JPM
                            -------------
are conducted exclusively by JPM and the JPM Subsidiaries, and not by any other business entity whether or not affiliated with JPM or the JPM Subsidiaries.

     4.17  Intellectual Property Matters.
           -----------------------------

           4.17.1    Except as set forth on Schedule 4.17, to the Knowledge of
                                            -------------
     Buyer, each of JPM and its subsidiaries has all right, title and interest, free and clear of any liens, charges, encumbrances, restrictions, royalties or any claims of ownership by third parties whatsoever, to all intellectual property assets of JPM and its subsidiaries used in connection with the business of JPM, including without limitation all patents and reissues, divisions, continuations and extensions of such patents, patents pending and applications for patents, patent disclosures docketed, registered and unregistered trademarks and service marks and applications for such trademarks and service marks, trade names, registered and unregistered copyrights and applications for copyright registration, mask works and applications for mask work registration, all trade secrets, know-how, and all rights under any leases, licenses, franchises, permits, authorizations, agreements and arrangements with respect to such intellectual property assets (hereinafter all of the foregoing are collectively referred to as "Intellectual Property Assets"), whether owned by JPM or a JPM Subsidiary or owned by others and used by JPM or a JPM Subsidiary. All true and correct and complete copies of all such leases, licenses, franchises, permits, authorizations, agreements and arrangements have heretofore been delivered by JPM to Denron. Schedule 4.17 hereto describes all of such
                                  -------------
     Intellectual Property Assets of JPM in full (exclusive of JPM's trade secrets). JPM has full right and power to assign all lease and license rights with respect to such Intellectual Property Assets.

           4.17.2 The Intellectual Property Assets of JPM and its subsidiaries are fully sufficient to enable JPM and its subsidiaries to produce and sell all products sold or presently intended to be sold by JPM and its subsidiaries.

           4.17.3 There exist no filed or served on or, to the Knowledge of JPM, threatened, litigation, actions, lawsuits or claims, including, without limitation, the filing or threatened filing, whether voluntary or involuntary, of insolvency or bankruptcy proceedings or forfeiture proceedings against JPM or any JPM Subsidiary, claims of infringement or misappropriation, or other claims material and adverse to the ownership rights of JPM or any JPM Subsidiary with respect to the Intellectual Property Assets of JPM and its subsidiaries.

           4.17.4 No failure to maintain and adequately protect exists with respect to any of the Intellectual Property Assets, including maintenance payments therefor and renewals or extensions thereof, except as expressly disclosed in Schedule 4.17.
                  -------------

           4.17.5 JPM and its subsidiaries own or are licensees of all Intellectual Property Assets.

           4.17.6 Neither JPM nor any JPM Subsidiary has consented to or otherwise knowingly acquiesced in the use by another person or entity of JPM's or any JPM Subsidiary's name or a name that is substantially similar to JPM's or any JPM Subsidiary's name.

     4.18  Capitalization.
           --------------

           The authorized capital stock of JPM is set forth in JPM's most recent Form 10-K filed with the Securities and Exchange Commission pursuant to
Section 13 of the Securities Exchange Act of 1994 for the fiscal year ended September 30, 1996 (the "10-K"), a copy of which has been provided to Denron and the Majority Shareholders. All of said issued and outstanding shares of the JPM Common Stock are validly issued, fully paid and non-assessable and entitled to vote at any shareholder meeting, and none of such shares of JPM Common Stock has been issued in violation of any preemptive rights of shareholders. Except as disclosed in the 10-K, there are no authorized or outstanding options, warrants, convertible securities, subscription rights, puts, calls, unsatisfied pre-emptive rights, or to require JPM to purchase, redeem or acquire any shares of the capital stock or other securities of JPM, and there is no outstanding security of any kind convertible into such capital stock.

     4.19  Compliance with Laws.
           --------------------

     To the Knowledge of Buyer, JPM has complied in all material respects with all applicable laws, statutes, rules and regulations, orders and engineering standards of federal, state, local and foreign governments and governmental agencies applicable to it and its business, assets, properties and operations and no claim of violation (or basis therefor known to JPM) of any such laws or regulations exists on the date hereof.

     4.20  No Adverse Changes.
           ------------------

     Except as set forth on Schedule 4.20 hereto, since the JPM Balance Sheet
                            -------------
Date there has not been:

           4.20.1 to the Knowledge of Buyer, a material adverse change in the condition (financial or otherwise), properties, assets, liabilities, rights, operations or business of JPM and its Subsidiaries;

           4.20.2 the issuance by JPM or any JPM Subsidiary or any notes, bonds or other debt securities or any equity securities;

           4.20.3 the declaration, setting aside or payment of any dividend or other distribution in respect of any shares of JPM's or any JPM Subsidiary's capital stock, or the purchase, redemption, issue, sale or other disposition of any such shares, or the sale or grant of any options, warrants, puts, calls or other rights or obligations to purchase or convert into shares of capital stock or indebtedness of JPM or any JPM Subsidiary;

           4.20.4 any mortgage or pledge of, or creation of any lien, pledge, charge, security interest or encumbrance respecting any property or assets of JPM or any JPM Subsidiary, except for liens of current property taxes not yet due and payable;

           4.20.5 the borrowing by JPM or any JPM Subsidiary of any amount of money or the incurring of or becoming subject to any liabilities known to JPM or any JPM subsidiary as Knowledge is defined in Section 3.7 herein, except (i) current liabilities incurred in the ordinary course of business, and (ii) liabilities under contracts entered into in the ordinary course of business;

           4.20.6 the discharge or satisfaction by JPM or any JPM Subsidiary of any lien or encumbrance or the payment of any obligation or liability, other than current liabilities paid in the ordinary course of business;

           4.20.7 any damage, theft, destruction or casualty loss, whether or not covered by insurance, adversely affecting the properties or operations of JPM or any JPM Subsidiary;

           4.20.8 any sale, lease, transfer or assignment of any asset (tangible or intangible) of JPM or any JPM Subsidiary or the cancellation of any debt or claim except for a fair consideration and in the ordinary course of business;

           4.20.9 the disclosure of any proprietary confidential information of JPM or its subsidiary to any person other than those subject to a confidentiality agreement;

           4.20.10 any cancellation, settlement or compromise of any claim or debt due to or owing by JPM or any JPM Subsidiary in an amount exceeding $100,000 individually or $100,000 in the aggregate;

           4.20.11 any loss, waiver or release of any material rights of JPM or any JPM Subsidiary, whether or not in the ordinary course of business or consistent with past practice;

           4.20.12 the negotiation or execution of any arrangement, agreement or understanding to which JPM or any Subsidiary is a party which cannot be terminated by JPM or any Subsidiary on notice of thirty (30) days or less without cost or penalty;

           4.20.13 any material increase in fringe benefit or incentive compensation payable or to become payable to any officer, director, employee or other person receiving compensation of any nature from JPM or any JPM Subsidiary or any increase in salary, bonus, fringe benefit or incentive or other compensation payable or to become payable to any affiliate of JPM or any JPM Subsidiary or any increase in the number of shares obtainable under, or acceleration of the time of exercisability of, any stock option, stock bonus or similar plan of JPM or any JPM Subsidiary;

           4.20.14 any capital expenditures or commitments therefor by JPM or any JPM Subsidiary individually in excess of $25,000;

           4.20.15   any change in any accounting practice or procedure; or

           4.20.16 any other transaction, contract or commitment entered into by JPM otherwise than in the ordinary course of business.

     4.21  Disclosure.
           ----------

     To the Knowledge of JPM, JPM has disclosed all material facts relating to JPM and the JPM Subsidiaries' consolidated assets, business, condition (financial and otherwise) and operations in the Agreement (including the Schedules hereto). Neither the Agreement nor any other document, certificate, exhibit, statement or schedule furnished or to be furnished by JPM to Denron in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the factual statements contained therein, in light of the circumstances under which made, not misleading. Notwithstanding the foregoing, to the extent a liability is covered by a warranty provided elsewhere in this Agreement, where such other warranty is limited to the Knowledge of Buyer, the warranty provided with respect to such item under this paragraph 4.21 shall also be limited to Knowledge.


5.   CONSENTS AND GOVERNMENTAL FILINGS
     ---------------------------------

     Denron and Buyer shall promptly proceed to secure any consents or approvals or the expiration of any time periods required for the consummation of the transactions provided for hereunder and shall promptly prepare and file with the appropriate governmental agencies and offices any documents or other information required in connection therewith.


6.   COVENANTS AND UNDERTAKINGS OF DENRON AND JPM
     --------------------------------------------

     6.1   Denron's Affirmative Covenants.
           ------------------------------

     From and after the date of the Agreement to and including the Closing Date of the Merger, Denron and the Majority Shareholders covenant and agree to:

           6.1.1 use its best efforts to satisfy the conditions precedent to the obligations of Buyer specified in Article 8, hereof.

           6.1.2 (i) conduct the business efficiently and consistent with past business practices and use its best efforts to preserve its current business organization, (ii) use its best efforts to keep available the services of Denron's present officers, employees, consultants and agents,
     (iii) use its best efforts to maintain their present business relationships with suppliers, customers, brokers, sales representatives and such other persons or firms having business relationships on the date hereof with Denron, and (iv) use its best efforts to preserve Denron's reputation and goodwill. Denron acknowledges that the continuation of good relationships with the suppliers and customers of Denron is important to JPM's successful continuation of the business acquired hereunder after the Closing. Accordingly, Denron will, to the extent reasonably requested by JPM, between the date hereof and the Closing Date, assist JPM in arranging meetings with suppliers and customers and otherwise use its best efforts to assist JPM in obtaining reasonable assurances that following the Closing such business relationships will continue intact.

           6.1.3 use its best efforts to comply with the provisions of all laws, regulations, judicial decrees and orders applicable to it or to the conduct of its business.

           6.1.4 refrain from introducing any unusual operations or entering into any new line of business, except with the written consent of JPM.

           6.1.5 maintain its books, records and accounts in its customary and usual manner, and shall refrain from introducing methods of accounting inconsistent with those used in prior periods, except with the written consent of JPM.

           6.1.6 use its best efforts to maintain in full force and effect all policies of insurance in effect on the date of the Agreement. Denron shall report to JPM rates quoted for renewal or replacement of any liability insurance policy.

           6.1.7 maintain all of its properties in reasonable repair and condition.

           6.1.8 prepare and timely and properly prepare and file all federal, state, local, foreign and other tax returns and reports and amendments thereto required to be filed.

           6.1.9 maintain qualification to do business in those jurisdictions in which such qualification exists on the date of the Agreement.

           6.1.10 promptly advise JPM of any known threat or assertion or of any commencement of any litigation to which Denron is, or may be made, a party, or by which Denron's properties may be affected.

     6.2   Other Transactions.
           ------------------

     Prior to the Termination Date, as hereinafter defined, Denron shall deal exclusively and in good faith with Buyer with regard to the Merger and Buyer shall deal exclusively and in good faith with Denron with regard to the Merger and Denron will not, and Denron will direct its officers, directors, financial advisors, accountants, agents, and counsel not to, (i) solicit submission of proposals or offers from any person other than Buyer relating to any acquisition of Denron or of all or of a material part of its stock or assets, or any merger, consolidation or business combination with Denron that would have the effect of preventing the consummation of the transactions contemplated by the Agreement (an "Acquisition Proposal"), (ii) participate in any negotiations regarding, or furnish, in connection with an Acquisition Proposal, any information to any other person regarding Denron other than Buyer and its representatives or otherwise cooperate in any way or assist, facilitate or encourage any Acquisition Proposal by any person other than Buyer, or (iii) enter into any agreement or understanding, whether oral or in writing, that would have the effect of preventing the consummation of the transactions contemplated by the Agreement. If, notwithstanding the foregoing, Denron or its representatives or agents should receive any Acquisition Proposal or any inquiry regarding such proposal from a third party, such persons shall promptly inform Buyer thereof.

     6.3   Consents.
           --------

     Denron shall, at its sole cost and expense (except as otherwise provided for herein), obtain, prior to the Closing, all consents and estoppels necessary or appropriate on their part for the Merger and the consummation of the transactions contemplated hereby. All such consents and estoppels will be in writing and in form and substance reasonably satisfactory to Buyer, and executed counterparts thereof will be delivered to Buyer promptly after receipt thereof but in no event later than the Closing.

     6.4   Denron's Negative Covenants.
           ---------------------------

     Denron and the Majority Shareholders covenant and agree that from and after the date hereof until the earlier of the Closing Date or the Termination Date Denron will not without the prior written consent of JPM:

           6.4.1 enter into any business combination transaction (such as a merger, consolidation, sale of stock or sale of assets) with any person other than JPM Acquisition;

           6.4.2 amend or authorize any amendment to or modification of its Articles of Incorporation or By-laws or other organizational document;

           6.4.3 make any change in its authorized or issued capital stock, or issue any corporate securities of any nature or options for any of the foregoing, or enter into any contract of any nature respecting shares of its capital stock or otherwise make any changes in its capital structure, except as contemplated by the Agreement or the Plan of Merger;

           6.4.4 make any distribution or payment in respect of its equity or shares of its capital stock or purchase or redeem any equity interests or shares of its capital stock;

           6.4.5 enter into any contract or commitment extending beyond the Effective Date of the Merger, except in the ordinary course of business;

           6.4.6 terminate, modify or amend any lease, license, permit, contract or other agreement, except in the ordinary course of business and not involving an increase in liability or reduction in revenue;

           6.4.7 except in the ordinary course of business consistent with past practice for any employee who is not an officer or director, adjust in any way, either directly or indirectly, or grant or agree to grant any increase in the wages, salary, bonus or other compensation, remuneration or benefit, of any employee, officer, director, consultant, shareholder or agent except as required under existing collective bargaining agreements or in other existing agreements or, arrangements described in the Schedules hereto, or become a party to any employment agreement or any consulting arrangement, or become a party to any contract or arrangement providing for payment of bonuses, profits, shares, stock benefits, severance payments or retirement benefits, or increase the number of shares subject to any stock option or stock bonus plan or reduce the time required for exercisability of any option or vesting of any right granted under any such plan, except as required by contract or as expressly contemplated by the Agreement;

           6.4.8 except in the ordinary course of business, make any, capital expenditure in excess of $25,000;

           6.4.9 incur any indebtedness, liabilities or obligations of any nature except current liabilities in the ordinary course of business consistent with past practice;

           6.4.10 sell or transfer any property otherwise than in the ordinary course of business, or acquire or dispose of any fixed assets in excess of $25,000.

           6.4.11 release, waive, sell or assign any debts, claims, rights or other intangible obligations, or accept or agree to accept less than the stated or face amount in settlement, discharge or satisfaction of any receivable;

           6.4.12 discharge or satisfy any lien or encumbrance or pay any obligation or liability (absolute or contingent), the current liabilities shown on the Balance Sheet and the current liabilities incurred after the Balance Sheet Date in the ordinary course of business and in normal amounts;

           6.4.13 mortgage, pledge or subject to any lien, charge or encumbrance any assets, tangible or intangible;

           6.4.14 enter into, any transaction other than in the ordinary course of business, except as contemplated by the Agreement or the Plan of Merger;

           6.4.15 take any action which would materially adversely affect the corporate existence, rights and franchises of Denron;

           6.4.16 make any bids or proposals or enter into any contracts for the sale of products or the performance of services by Denron except in the ordinary course of business;

           6.4.17 enter into any material lease, contract or agreement of any type, except for purchase orders covering inventory or supplies which are entered into in the ordinary course of business after notice to JPM;

          6.4.18    institute any litigation (other than collection matters);

          6.4.19 make any change in any method of accounting or accounting principle, practice or policy affecting or relating to Denron; or

          6.4.20 agree, whether in writing or otherwise, to do any of the foregoing or do any act or thing which under the terms and conditions of the Agreement would be in violation of any of the covenants or agreements of Denron hereunder, or which would make any representation or warranty of Denron hereunder inaccurate or untrue as of the Closing Date.

     6.5  JPM's Affirmative Covenants.
          ---------------------------

     From and after the date of the Agreement to and including the Closing Date of the Merger, JPM covenants and agrees to:

          6.5.1 use its best efforts to satisfy the conditions precedent to the obligations of Denron specified in Article 9 hereof.

          6.5.2 (i) conduct its business of JPM efficiently and consistent with past business practices and use its best efforts to preserve its current business organization, (ii) use its best efforts to keep available the services of JPM's and its subsidiaries' present officers, employees, consultants and agents, (iii) use its best efforts to maintain its present business relationships with suppliers, customers, brokers, sales representatives and such other persons or firms having business relationships on the date hereof with JPM, and (iv) use its best efforts to preserve JPM's and its subsidiaries' reputation and goodwill.

          6.5.3 use its best efforts to comply with the provisions of all laws, regulations, judicial decrees and orders applicable to it or, to the conduct of its business.

          6.5.4 maintain its books, records and accounts in its customary and usual manner, and shall refrain from introducing methods of accounting inconsistent with those used in prior periods.

          6.5.5 use its best efforts to maintain in full force and effect all policies of insurance in effect on the date of the Agreement.

          6.5.6 maintain all of its properties in reasonable repair and condition.

          6.5.7 foreign and other tax returns and reports and amendments thereto required to be filed.

          6.5.8 prepare and timely and properly prepare and file all federal, state, local, foreign and other tax returns and reports and amendments thereto required to be filed.

          6.5.9 promptly advise Denron of any known threat or assertion or of any commencement of any litigation to which JPM or any JPM Subsidiary is, or may be made, a party, or by which JPM's properties may be affected.

          6.5.10 use its best efforts to have the Majority Shareholders released from any personal guarantees that they may have given with respect to any Denron obligations as set forth on Schedule 6.5 hereto or, if such
                                               ------------
     releases cannot be obtained, then Buyer shall indemnify the Majority Shareholders with respect to such obligations.

     6.6  JPM's Negative Covenants.
          ------------------------

     JPM covenants and agrees that from and after the date of the Agreement until the earlier of the Closing Date or the Termination Date, JPM will not:

          6.6.1 increase the rate of compensation paid, or pay any bonus, to any officer or executive of JPM, except for those increases or bonuses planned, in the ordinary course of business consistent with past practices;

          6.6.2 incur any material fixed or contingent obligation or enter into any material agreement, commitment or other transaction or arrangement with any of its officers or directors, or any Related Person, corporation or other entity that is not in the ordinary course of business consistent with past practices; or

          6.6.3 declare any dividend or make any distribution or payment in respect of its equity or shares of its capital stock or purchase or redeem any equity interests or shares of its capital stock.

     6.7  Consents.
          --------

     JPM shall, at its sole cost and expense (except as otherwise provided for herein), obtain, prior to the Closing, all consents and estoppels necessary or appropriate on its part for the Merger and the consummation of the transactions contemplated hereby. All such consents and estoppels will be in writing and in form and substance reasonably satisfactory to Denron, and executed counterparts thereof will be delivered to Denron promptly after receipt thereof but in no event later than the Closing.

7.   POST-CLOSING COVENANTS OF JPM AND THE DENRON SHAREHOLDERS
     ---------------------------------------------------------

     7.1  Registration of Shares.
          ----------------------

     Within ninety (90) days after the Closing, JPM shall file with the Securities and Exchange Commission a Registration Statement on Form S-3, or other applicable form, to register all shares of JPM Common Stock received by the shareholders of Denron in exchange for their Denron Common Stock.

     7.2  Disposition of Share Consideration.
          ----------------------------------

     The Denron Shareholders covenant and agree that they will refrain from disposing of any shares received pursuant to this Agreement for a period up to publication of combined sales and net income covering a period of at least 30 days of post-Closing operations ("Publication"). Buyer shall notify the Denron Shareholders, in writing, upon Publication, which includes, but is not limited to, a Form 10-Q filing, a post-effective amendment, the issuance of a quarterly earnings report or the issuance of a press release with sales and earnings information.

     For purposes of this Section 7.2 only, notice shall be deemed to be effectively given upon (i) personal delivery, (ii) delivery by U.S. Express Mail or other overnight courier service which provides evidence of delivery, (iii) legible facsimile transmission, or (iv) the expiration of three (3) days following deposit with the United States Postal Service, by registered or certified mail, postage prepaid, addressed to the Denron Shareholders, c/o Michael Denman, 2135 Ringwood Avenue, San Jose, CA 95131.


8.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER
     ------------------------------------------------

     The obligations of Buyer hereunder shall be subject to the following conditions, any or all of which may be waived in writing by Buyer:

     8.1  Accuracy of Representations and Warranties.
          ------------------------------------------

     Each of the representations and warranties of Denron contained herein shall be true and correct on and as of the Closing Date with the same effect as though made on and as of such date and Denron shall have performed and complied in all respects with each of the agreements, covenants, stipulations, terms and conditions contained herein and required to be performed or complied with by them on or prior to the Closing Date.

     8.2  No Material Adverse Change.
          --------------------------

     Since the Balance Sheet Date, there shall have been no material adverse change in the financial condition, assets or liabilities of Denron.

     8.3  No Loss.
          -------

     Since the Balance Sheet Date, Denron shall not have suffered any loss on account of fire, flood, accident, strike or other calamity which has a material adverse effect on the financial condition or any assets of Denron, whether or not such loss shall have been covered by insurance.

     8.4  Sellers' Certificate.
          --------------------

     The President or Vice President of Denron shall have executed and delivered to Buyer on the Closing Date a Certificate, dated that date, in form and substance reasonably satisfactory to Buyer and its legal counsel, to the effect
that each of the provisions of Sections 8.1, 8.2 and   8.3 of this Article 8 is
true and correct in every respect.

     8.5  No Injunction:  Consents.
          ------------------------

     No action, proceeding or investigation shall have been instituted or threatened to set aside the transactions provided for herein or to enjoin or prevent the consummation of the transactions contemplated hereby and all required consents, authorizations, orders and approvals required to be obtained by Denron for the consummation of the transactions contemplated hereby shall have been secured.

     8.6  Deliveries by Denron.
          --------------------

     Denron shall have delivered to JPM the following:

          8.6.1 a good standing certificate and certified charter documents of Denron, each of recent date from the Secretary of the State of California and a good standing certificate for Denron of recent date from each jurisdiction in which such entity is qualified to do business;

          8.6.2 copies of the resolutions duly adopted by the Board of Directors of Denron, authorizing the execution, delivery and performance of the Denron Transaction Documents and the other agreements, instruments and documents contemplated hereby and to be delivered hereunder, duly certified by the Secretary or Assistant Secretary of Denron, which resolutions shall be in full force and effect at the time of delivery on the Closing Date;

          8.6.3 a certificate of incumbency executed by the President or any Executive Vice President of Denron, and by the Secretary or any Assistant Secretary of Denron, listing the officers of Denron authorized to execute the Denron Transaction Documents and the other certificates, schedules and the instruments to be delivered on behalf of Denron, and their respective officer positions, and containing the genuine signature of each such person set forth opposite his name;

          8.6.4 the Registration Rights Agreement duly executed by the Denron Shareholders; and

          8.6.5     the Plan of Merger, duly executed by Denron.

     8.7  Opinion of Counsel.
          ------------------

     Denron shall have furnished to Buyer and to any of Buyer's lenders designated by Buyer, on the Closing Date, an opinion of its counsel Ferrari, Olsen, Ottoboni & Bebb, substantially in the form of Exhibit C hereto. Buyer's lenders shall be entitled to rely upon said opinion and, upon request of Buyer, counsel to Denron shall address said opinion to Buyer.

     8.8  Denron Shareholder Approval.
          ---------------------------

     Shareholders of Denron owning 100% of Denron's Common Stock shall have approved the Merger.

     8.9  Consents and Proceedings.
          ------------------------

     Denron shall have obtained all of the consents, authorizations, orders or approvals required in order to execute and deliver the Denron Transaction Documents and the other documents to be delivered by them hereunder and to perform their obligations hereunder and thereunder and all actions, proceedings, instruments and documents deemed necessary or appropriate by Buyer and its counsel to effectuate the Agreement and the consummation of the transactions contemplated hereby, or incidental thereto, shall have been obtained and all other related legal matters shall have been approved by such counsel.

     8.10 Resignations.
          ------------

     Denron shall cause to be delivered at the Closing the resignations, to become effective at the Effective Time of the Merger, of all of the Denron directors and officers.

     8.11 Employment Agreements.
          ---------------------

     John M. Denman shall have executed and delivered to Buyer an Employment and Noncompetition Agreement, substantially in the form of Exhibit D hereto (the "Denman Employment Agreement"). Ronald C. Mills shall have executed and delivered to Buyer an Employment and Noncompetition Agreement, substantially in the form of Exhibit E hereto (the "R. Mills Employment Agreement"). Donald Mills shall have executed and delivered to Buyer an Employment Agreement, substantially in the form of Exhibit F hereto (the "D. Mills Employment Agreement").

     8.12 Due Diligence.
          -------------

     Buyer shall be satisfied, in its sole discretion and without regard to materiality, with the results of its due diligence with respect to the business, operations, condition (financial or otherwise), assets or property of Denron and without regard to any knowledge of such facts prior to execution of the Agreement.

     8.13 Uniform Commercial Code Searches.
          --------------------------------

     JPM shall have received from Denron Uniform Commercial Code searches (which searches shall be made or caused to be made by Denron) of filings in all jurisdictions where any assets of Denron are located, in form, scope and substance reasonably satisfactory to Buyer and its counsel, shall not disclose any liens, claims, security interests or encumbrances against any of such assets disclosed thereby except liens, claims, security interests or encumbrances that are reflected in the Audited Balance Sheet.

     8.14 Accounting Matters.
          ------------------

     The transactions contemplated herein by the Agreement shall have been effectuated using the pooling method of accounting.

     8.15 Registration Rights Agreement.
          -----------------------------

     Buyer shall have received an executed Registration Rights Agreement from Denron.

     8.16 JPM Shareholder Approval.
          ------------------------

     The shareholders of JPM shall have approved the transactions contemplated herein by the Agreement.

     8.17 Tax Matters.
          -----------

     The transactions contemplated herein shall comply with the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code.


9.   CONDITIONS TO THE OBLIGATIONS OF DENRON
     ---------------------------------------

     The obligations of Denron shall be subject to the following conditions, any or all of which may be waived in writing by Denron:

     9.1  Accuracy of Representations and Warranties.
          ------------------------------------------

     Each of the representations and warranties of Buyer set forth herein shall be true and correct on and as of the Closing Date with the same effect as though made on and as of such date and Buyer shall have in all respects performed and complied with each of the agreements, covenants, stipulations, terms and conditions contained herein and required to be performed or complied with by Buyer on or prior to the Closing Date.

     9.2  No Material Adverse Change.
          --------------------------

     There shall have been no material adverse change in the consolidated financial condition, assets or liabilities of JPM and its subsidiaries from the date of the Agreement until the Closing Date.

     9.3  Officers' Certificates.
          ----------------------

     An executive officer of each of JPM and JPM Acquisition shall have executed and delivered to Denron on the Closing Date a Certificate, dated that date, in form and substance reasonably satisfactory to Denron and its legal counsel, to the effect that the provisions of Section 9.1 and Section 9.2 hereof are true and correct in every respect.

     9.4  Opinion of Counsel.
          ------------------

     Buyer shall have furnished to Denron on the Closing Date an opinion of its counsel, Duane, Morris & Heckscher, substantially in the form of Exhibit G attached hereto.

     9.5  No Injunction; Consents.
          -----------------------

     No action, proceeding or investigation shall have been instituted or threatened to set aside the transactions provided for herein or to enjoin or prevent the consummation of the transactions contemplated hereby and all consents, authorizations, orders and approvals required to be obtained by JPM for the consummation of the transactions shall have been secured.

     9.6  Merger Consideration.
          ---------------------

     The Merger Consideration described in Article 2 hereof shall be available to the holders of the outstanding capital stock of Denron at the Closing Date of the Merger.

     9.7  Deliveries By Buyer.
          -------------------

     Buyers shall have delivered to Denron the following:

          9.7.1 good standing certificates and certified charter documents of JPM and JPM Acquisition, each of recent date, from the Commonwealth of Pennsylvania and the State of California, respectively, and a good standing certificate from each jurisdiction in which such entity is qualified to do business; and

          9.7.2 copies of the resolutions duly adopted by the Board of Directors and shareholders (if required) of JPM and JPM Acquisition authorizing the execution, delivery and performance of the Agreement and the other JPM Transaction Documents and the other agreements, instruments and documents contemplated hereby, duly certified by the Secretary or Assistant Secretary of JPM or JPM Acquisition, as the case may be, which shall be in full force and effect at the time of delivery on the Closing Date; and

          9.7.3 a certificate of incumbency for each of JPM and JPM Acquisition executed by the President or any Executive Vice President of JPM or JPM Acquisition, as the case may be, and by the Secretary or any Assistant Secretary of JPM or JPM Acquisition, as the case may be, listing the officers of JPM or JPM Acquisition, as the case may be authorized to execute (to the extent a party thereto) the Agreement, the Plan of Merger, the Articles of Merger and other certificates, schedules and instruments to be delivered on behalf of such corporation, and their respective officer positions, and containing the genuine signature of each such person set forth opposite his name.

          9.7.4 the Registration Rights Agreement, Denman Employment Agreement, the Ronald Mills Employment Agreement and the Donald Mills Employment Agreement, each duly executed by JPM.

     9.8 Since the Balance Sheet Date, Buyer shall not have suffered any loss on account of fire, flood, accident, strike or other calamity which has a material adverse effect on the financial condition or any assets of the Buyer, whether or not such loss shall been covered by insurance.

     9.9 Denron shall be satisfied, in its sole discretion and without regard to materiality, with the results of its due diligence with respect to the business, operations, condition (financial or otherwise), assets or property of Buyer and without regard to any knowledge of such facts prior to execution of the Agreement.


10.  MUTUAL COVENANTS
     ----------------

     10.1 Access To and Use of Information.
          --------------------------------

     From the date hereof to the Closing Date, each of Buyer and Denron and their respective officers, directors, agents, lenders, employees and representatives shall have the right at any time during normal business hours (in a manner that does not unreasonably interfere with such other party's business operations), with reasonable advance notice, to visit and inspect such other party's offices, plants and properties and to examine and make excerpts from its books, contracts, accounts and records, and to request and receive from such party information concerning its business, operations and financial conditions. No such visit, inspection, excerpting or receipt of information shall affect in any manner any of the representations, warranties, covenants, agreements or stipulations of Denron or Buyer under the Agreement or constitute any waiver thereof by Buyer of Denron. Should the Merger not be consummated for any reason, all information received from Denron by Buyer or from Buyer by Denron shall be held in strict confidence by the other party and no such party shall use any of such information itself nor disclose any such information to others without the other party's written consent unless (i) the information in question is, or becomes, public knowledge without fault of the disclosing party, or (ii) was known to the disclosing party at the time obtained from Denron or Buyer, as the case may be, or (iii) is rightfully obtained from a third party with no restriction on disclosure. Even if inadvertent disclosure occurs under circumstances other than those listed in clauses (i)-(iii) above, the disclosing party shall not be liable therefore if they had accorded the disclosed information the same degree of protection as their own information of a similar nature.

     10.2 Further Mutual Covenants.
          ------------------------

     Buyer, on the one hand, and Denron, on the other hand, shall refrain from taking any action which would render any representations or warranties contained in Articles 3 or 4 of the Agreement inaccurate as of the Closing Date and shall promptly notify the other party upon the happening of any event or taking of any action which renders any such representation or warranty inaccurate. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit, or otherwise challenge the legality of any transaction contemplated by the Agreement.


11.  EXPENSES
     --------

     Except as set forth in this Article 11, Denron shall pay all fees and expenses incurred by Denron and the Denron Shareholders in connection with the transactions provided for hereunder, including the fees and expenses of Denron's and the Denron Shareholders' counsel and accountants, any taxes (including income and transfer taxes) and any tax resulting from the merger of JPM Acquisition with Denron ("Denron Expenses"); provided, however, any fees and
                                             --------
expenses incurred by Denron and the Denron Shareholders and paid by Denron in excess of $130,000 shall be subtracted from the Share Consideration as set forth in Article 2 herein unless the aggregate value of the Share Consideration, only for purposes of calculating the Denron Expenses, exceeds $23,000,000, in which case Buyer may, in its sole discretion, permit Denron to pay any Denron Expenses that are in excess of $130,000. JPM shall pay all expenses incurred by it in connection with the transactions provided for hereunder, including the fees and expenses of its counsel and accountants.


12.  TERMINATION
     -----------

     The Agreement and the Plan of Merger may be terminated and the transactions contemplated hereby abandoned prior to Closing:

          (i)       by the mutual consent of JPM and the Majority Shareholders;

           (ii) by JPM if any condition in Article 8 (conditions precedent to Buyer's obligation) becomes impossible of performance or has not been satisfied in full or previously waived by Buyer in writing at or prior to the Closing Date;

          (iii) by Denron if any condition in Article 9 (conditions precedent to Denron's obligation) becomes impossible of performance or has not been satisfied in full or previously waived by Denron in writing at or prior to the Closing Date; or

           (iv) by either Buyer, Seller, or the Majority Shareholders if the Closing has not occurred (other than through the failure of any party seeking to terminate to comply fully with its obligations under the Merger Agreement) on or before May 31, 1997, or such later date as the parties may agree upon (the "Termination Date");

     If the Agreement is terminated pursuant to clause (i) of this Article 12, all obligations of the parties hereunder shall terminate without any further liability or obligation of either party to the other, except that Articles 10 (Mutual Covenants), 11 (Expenses), 13 (Absence of Broker or Finder) and 14 (News Release) of the Agreement shall survive and continue in full force and effect and notwithstanding such termination, Buyer shall pay a maximum of $55,000 for the fees and expenses incurred by Denron with respect to the financial audit of Denron by Price Waterhouse dated December 31, 1996. Except as limited by the preceding sentence, the exercise by any party of the right to terminate the Agreement shall not terminate or limit any remedy that such party may have at law or in equity by reason of another party's breach of any obligation hereunder prior to such termination.

     Compliance with the terms and conditions of the Agreement may be waived at any time by the party entitled to the benefits thereof, but only by a written instrument executed by the party waiving compliance. Any waiver by either party hereto shall be without prejudice to such party's future assertion of such rights, and any delay in exercising any right shall not operate as a waiver thereof.


13.  ABSENCE OF BROKER OR FINDER
     ---------------------------

     Denron represents and warrants to Buyer that no person is acting or has acted for them as broker or finder in connection with the transactions provided for by the Agreement. Buyer represents and warrants to Denron that no person is acting or has acted for it as broker or finder in connection herewith.


14.  NEWS RELEASES
     -------------

     No notices to third parties or any publicity, including press releases, concerning any of the transactions provided for herein shall be made unless planned and coordinated jointly between Buyer and Denron, unless Buyer is advised by counsel that a news release or disclosure is required by applicable law or appropriate and Buyer is unable to comply with the terms of this Article 14 after making reasonable efforts to do so.


15.  NOTICES
     -------

     Any notice, request, demand or other communication given by any party under the Agreement (each a "notice") shall be in writing, may be given by a party or its legal counsel, may be given by JPM Acquisition on behalf of JPM and by JPM on behalf of JPM Acquisition and shall be deemed to be duly given (i) when personally delivered, or (ii) upon delivery by United States Express Mail or similar overnight courier service which provides evidence of delivery, or (iii) when five (5) days have elapsed after its transmittal by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to whom directed at that party's address as it appears below or another address of which that party has given notice, or (iv) when transmitted by telex (or equivalent service), the sender having received the answer back of the addressee, or (v) when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

       Notice to JPM or JPM Acquisition shall be sufficient if given to:

                                The JPM Company
                                Route 15 North
                                Lewisburg, PA  17837
                                Telecopy:  (717) 524-8187

with copies to:                 Scott C. Penwell, Esq.
                                Duane, Morris & Heckscher
                                305 North Front Street
                                P.O. Box 1003
                                Harrisburg, PA  17108-1003
                                Telecopy:  (717) 232-4015

               Notice to Denron shall be sufficient if given to:

                                Denron, Inc.
                                2135 Ringwood Avenue
                                San Jose, CA  95131
                                Telecopy:  (408) 435-2661
with copies to:              Richard S. Bebb, Esq.
                             Ferrari, Olsen, Ottoboni & Bebb
                             333 West Santa Clara St.
                             Suite 700
                             San Jose, CA  95113-1787
                             Telecopy:  (408) 280-0151

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES:  INDEMNIFICATION
     ------------------------------------------------------------

     16.1 Survival of Representations and Warranties.
          ------------------------------------------

     All representations, warranties, covenants, stipulations, certifications, indemnities and agreements contained herein or in any document delivered pursuant hereto shall survive the consummation of the transactions provided for in the Agreement; provided, however, that all representations and warranties shall expire and be extinguished upon the earlier of one year from the date of Closing or the issuance of the first audited financial statements reflecting the combined operations of Buyer and Seller.

     16.2 Indemnification.
          ---------------

          16.2.1 Denron and the Majority Shareholders shall jointly and severally defend, indemnify and hold Buyer and Buyer's affiliates, successors and assigns harmless from and against any and all claims, including Third Party Claims as defined hereunder, liabilities, damages, losses, deficiencies and expenses (including reasonable attorneys' fees and expenses and costs of suit (including, but not limited to, reasonable travel expenses and discovery costs for such matters as transcripts, photocopying, subpoenas and telecopies))(individually a "Loss" and collectively "Losses") arising out of any and all inaccurate representations and warranties and out of any and all breaches of covenants, agreements and certifications made by Denron or the Majority Shareholders in the Agreement or in any document delivered by Denron or the Majority Shareholders hereunder. Prior to the Effective Time, Denron shall not be obligated to defend, indemnify and hold Buyer harmless in respect of Losses subject to indemnification hereunder. After the Effective Time, Denron shall be obligated to defend, indemnify and hold Buyer harmless in respect of Losses.

          16.2.2 Buyer shall defend, indemnify and hold Denron, the Denron Shareholders, and their successors and assigns harmless from and against any and all Losses arising out of any and all inaccurate representations and warranties and out of any and all breaches of covenants, agreements and certifications made by Buyer in the Agreement or in any document delivered by Buyer hereunder or pursuant to this transaction.

     16.3 Indemnification with Respect to Third Party Claims.
          --------------------------------------------------

          16.3.1    Definition.
                    ----------

          As used herein, "Third Party Claim" means a Loss or potential Loss for which indemnification is claimed by the Buyer under the provisions of this
     Article 16 and which is consequent to a claim against the Buyer by a person, corporation, association, partnership, or other business organization or an individual or a government, any political subdivision thereof or a governmental agency by commencement against Buyer of a legal action or proceeding or receipt by Buyer of an assertion of a claim for which indemnification is provided pursuant to this Article 16.

          16.3.2    Notice of Claim.
                    ---------------

          Buyer will give notice of a Third Party Claim to the Denron Shareholders in the manner provided herein together with, if such Third Party Claim is subject to arbitration pursuant to Section 16 hereof, demand for arbitration, stating the nature thereof and enclosing copies of any complaint, summons, written assertion of such Third Party Claim or similar document. No claim for indemnification on account of a Third Party Claim shall be made and no indemnification therefore shall be available under this Article 16 until Buyer shall have given initial written notice of its claim to the Denron Shareholders.

          16.3.3    Retention of Counsel by the Denron Shareholders.
                    -----------------------------------------------

          Except as hereinafter provided (including, but not limited to, Section 16.3.4(ii) hereof), the Denron Shareholders shall have the right to engage counsel and to defend a Third Party Claim, provided, that the Denron Shareholders shall have provided notice to Buyer not later than thirty (30) business days following delivery by the Buyer to the Denron Shareholders of a notice of a Third Party Claim of their election to defend. Buyer will fully cooperate with such counsel. The Denron Shareholders will cause such counsel to consult with the Buyer as appropriate, as to the defense of such claim, and the Buyer may, at its own expense, participate in such defense, assistance or enforcement, but the Denron Shareholders shall control such defense, assistance or enforcement. The Denron Shareholders will cause such counsel engaged by the Denron Shareholders to keep the Buyer, as appropriate, informed at all times of the status of such defense, assistance or enforcement.

          16.3.4    Employment of Counsel by the Buyer.
                    ----------------------------------

               (i) Notwithstanding the provisions of Section 16.3.3, Buyer shall have the right to engage counsel and to control the defense of a Third Party claim if the Denron Shareholders shall not have notified Buyer of their appointment of counsel and control of the defense of a Third Party Claim pursuant to Section 16.3.3 within the time period therein provided.

                (ii) Notwithstanding the engagement of counsel by the Denron Shareholders pursuant to Section 16.3.3, Buyer shall have the right, at its own expense, to engage counsel to participate jointly with the Denron Shareholders pursuant to Section 16.3.3 in, and to control jointly with the Denron Shareholders, the defense of a Third Party Claim if (x) the Third Party Claim involves remedies other than monetary damages and such remedies, in Buyer's reasonable judgment, could have an effect on the conduct of Denron's or Buyer's business or
          (y) the Third Party Claim relates to acts, omissions, conditions, events or other matters occurring after the Closing Date as well as to acts, omissions, conditions, events or other matters occurring prior to the Closing Date.

               (iii) If Buyer chooses to exercise its right to appoint counsel under this Section 16.3.4, Buyer shall deliver notice thereof to the Denron Shareholders setting forth in reasonable detail why it believes that it has such right and the name of the counsel it proposes to employ. Buyer may deliver such notice at any time that the conditions to the exercise of such right appear to be fulfilled, it being recognized that in the course of litigation, the scope of litigation and the amount at stake may change. Buyer shall thereupon have the right to appoint such counsel.

                (iv) The reasonable fees and expenses of counsel and any accountants, experts or consultants engaged by Buyer in accordance with the provisions of Section 16.3.4(i) in connection with defending a Third Party Claim shall be paid by Denron in accordance with the provisions of this Article 16. If Buyer's employment of counsel is for a Third Party Claim of the type described in subdivision (ii)(y) of this Section 16.3.4, then subject to the provisions of Section 16.3.4, the amount of fees and expenses so payable by the Denron Shareholders shall be that fraction of the aggregate of such fees and expenses, the numerator of which is the portion of the amount of any judgment on, or settlement of, such Third Party Claim for which the Buyer is indemnified pursuant to this Article 16 and the denominator of which is the total amount of such judgment or settlement, but provided further, if such defense of a Third Party Claim is successful
          -----------------
          (in the sense that as a consequence thereof, there is no Loss (other than such fees and expenses) for which Buyer is indemnified pursuant to this Article 16), Buyer and Denron will attempt in good faith to reach an agreement on the amount of such fees and expenses so payable by Denron. Any dispute arising under this Section 16.3.4 shall be resolved by arbitration.

          16.3.5    Settlement of Third Party Claims.
                    --------------------------------

               (i) The Denron Shareholders may settle any Third Party Claim solely involving monetary damages only if the amount of such settlement is to be paid entirely by the Denron Shareholders pursuant to this Article 16.

              (ii) The Denron Shareholders will not enter into a settlement of a Third Party Claim which involves a non-monetary remedy or which will not be paid entirely by the Denron Shareholders pursuant to this
          Article 16 without the written consent of Buyer.

             (iii) Buyer shall be free to compromise, defend and settle Third Party Claims without prejudice to any of its rights hereunder or under applicable law provided, however, that if a claim is settled without concurrence of the Denron Shareholders, the liability of the Denron Shareholders to Buyer, if any, shall be resolved by arbitration in accordance herewith.

              (iv) As to any Third Party Claim of the type described in subsection (ii)(y) of Section 16.3.4, Buyer and the Denron Shareholders shall consult as to any proposed settlement. If Buyer notifies the Denron Shareholders that it wishes to accept a proposed settlement and the Denron Shareholders are unwilling to do so, if the amount for which the Third Party Claim is ultimately resolved is greater than the amount for which Buyer desired to settle, then (x) Buyer shall be liable only for the amount, if any, which it would have paid had the Third Party Claim been settled as proposed by Buyer, and
          (y) all reasonable attorneys' fees and expenses and costs of suit incurred by Buyer subsequent to the time of the proposed settlement shall be paid or reimbursed by the Denron Shareholders.

               (v) In determining whether to accept or reject any settlement proposal, each party shall act in good faith and with due regard for the reasonable commercial and financial interests of the other.

          16.3.6    Claims as to Which Indemnification is Partially Payable.
                    -------------------------------------------------------

          Notwithstanding the foregoing, in the event of any settlement of, or final judgment with respect to, a Third Party Claim which relates to acts, omissions, conditions, events or other matters occurring both before and after the Closing Date, the Buyer and the Denron Shareholders shall negotiate in good faith as to the portion of such Third Party Claim as to which such indemnification is payable and any dispute arising therefrom shall be resolved by arbitration.

          16.3.7    Cooperation, etc.
                    ----------------

          JPM and the Denron Shareholders shall cooperate with one another in good faith in connection with the defense, compromise or settlement of any claim or action. Without limiting the generality of the foregoing, the party controlling the defense or settlement of any matter shall take steps reasonably designed to ensure that the other party and its counsel are informed at all times of the status of such matter. Neither party shall dispose of, compromise or settle any claim or action in a manner that is not reasonable under the circumstances and in good faith. The Denron Shareholders shall enter into such

     Confidentiality and other non-disclosure agreements as Buyer shall reasonably request in order to protect trade secrets and other confidential or proprietary information of Denron and Buyer. Buyer shall make available to the Denron Shareholders, upon request, all information reasonably necessary for the Denron Shareholders to evaluate or respond to any claim, investigation or action relating to the period prior to the Closing or to a claim for indemnification.

     16.4 Limitation on Denron and the Majority Shareholders' Obligation to
          -----------------------------------------------------------------
Indemnify.
---------

     Denron and the Majority Shareholders shall have no indemnification obligation to Buyer for breaches of the representations and warranties of Denron and the Majority Shareholders unless and until the total amount of all Third Party Claims for breaches of representations and warranties exclusive of any reserves or limitations otherwise provided for herein shall exceed $100,000, and then only to the extent of the amount of such excess. The aggregate indemnification liability of Denron and the Majority Shareholders for misrepresentations and breaches of warranty shall not exceed an amount equal to ten per cent (10%) of the aggregate value of the Share Consideration as calculated on the Closing Date. The limits imposed by this section shall not apply to breaches of any representation and warranty of Denron and the Majority Shareholders of which Denron or the Majority Shareholders had Knowledge at any time prior to the Effective Time or any intentional breach by Denron or the Majority Shareholders of any covenant or obligation. In the event the Denron Shareholders are required to make any payments to JPM in satisfaction of an indemnification obligation, such payment may be paid at each Denron Shareholder's several election, in the form of return of JPM Common Stock valued at the Closing Price on the date such payment is made.

     16.5 Limitation on Buyer's Obligation to Indemnify.
          ---------------------------------------------

     Buyer shall have no indemnification obligation to Denron for breaches of the representations and warranties of Buyer unless and until the total amount of all Third Party Claims for breaches of representations and warranties exclusive of any reserves or limitations otherwise provided for herein shall exceed $100,000, and then only to the extent of the amount of such excess. The aggregate indemnification liability of Buyer for misrepresentations and breaches of warranty shall not exceed an amount equal to ten per cent (10%) of the aggregate value of the Share Consideration as calculated on the Closing Date. The limits imposed by this section shall not apply to breaches of any representation and warranty of Buyer of which Buyer had Knowledge at any time prior to the Effective Time or any intentional breach by Buyers of any covenant or obligation.


17.  COOPERATION; FURTHER ASSURANCES
     -------------------------------

     Each party to the Agreement agrees to cooperate fully with the other parties hereto and their counsel and accountants and other representatives, will use best efforts to cause satisfaction of the conditions to consummation of the Merger as promptly as possible, and will refrain from a course of action inconsistent with the Agreement or the Plan of Merger. Each party shall, upon request of any of the other parties hereto, at any time and from time to time execute, acknowledge, deliver and perform all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and instruments of further assurances as may be necessary or appropriate to carry out the provisions and intent of the Agreement or the Plan of Merger.


18.  MISCELLANEOUS
     -------------

     18.1 Dispute Resolution.
          ------------------

          18.1.1 The Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without regard to any jurisdiction's conflicts of laws provisions.

          18.1.2 (i) Any controversy, dispute or claim arising out of or relating to the Agreement, or any modification, amendment or extension thereto, or the breach thereof, including any claim to rescind or set aside any of the same (individually a "Claim" and collectively "Claims"), shall be settled by arbitration conducted in Denver, Colorado, in accordance with the provisions of this Section 18.1 and in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") and each party hereby submits to jurisdiction in Denver, Colorado and waives all right to challenge the appropriateness of such venue. To the extent that any of the Commercial Arbitration Rules of the AAA conflict with the provisions of the Agreement, the provisions of the Agreement shall take precedence. The parties retain the right to seek and obtain interim relief pending receipt of an award in accordance with the terms of this Section for the purpose of maintaining and preserving the status quo. Subject only to any right of any party hereto which may exist to modify or vacate the award as may be provided by the statutes of the Commonwealth of Pennsylvania, respectively, the award rendered by the Arbitration Panel (as hereafter defined) shall be final and binding as between the parties hereto and their heirs, executors, administrators, successors and assigns, and judgment on the award may be entered by any court having jurisdiction thereof.

                 (ii) The parties hereto agree that notwithstanding, and in addition to, the rights and remedies available hereunder, each of Buyer, on the one hand, and Denron, on the other hand, reserves the right to seek and obtain temporary restraining orders or other emergency temporary or preliminary equitable injunctive relief from the courts of the Commonwealth of Pennsylvania situated in Dauphin County or the federal courts situated in the Middle District of Pennsylvania, to preserve the status quo by enjoining or restraining a party hereto pending final and binding arbitration hereunder and the parties hereto acknowledge and agree to the right to seek such relief. The parties hereto expressly agree and acknowledge that no judicial proceeding relating to the subject matter of the arbitration shall be deemed a waiver of any party's right to arbitrate nor shall the existence or exercise of such right be deemed to be an adequate remedy at law in connection therewith.

               (iii) Claims shall be heard and decided, and awards rendered on such Claims by a panel of three (3) arbitrators (the "Arbitration Panel") appointed in accordance with the provisions hereof. The decision of a majority of the arbitrators comprising the Arbitration Panel shall govern on any matter and be the decision of the Arbitration Panel. In case of any question arising as to the interpretation of these arbitration provisions or the AAA Commercial Rules of Arbitration applicable to any arbitration effected hereunder, the decision of a majority of the members of the Arbitration Panel shall be the final award of the Arbitration Panel, except that no decision or input of or notice to the Arbitration Panel shall be required in order for Buyer to request and obtain the interim relief set forth in Section 18.1.2(ii) hereof. In the event of the death or disability of any arbitrator pending final resolution of the Claim, a replacement arbitrator shall be chosen by the party who originally designated such arbitrator, within fifteen (15) days following notice of such death or disability.

               (iv) If any party hereto has a Claim and desires to arbitrate such Claim, such party (the "Claimant") shall give written notice (the "Notice") of the Claim and of its intention to arbitrate to the other party (the "Respondent") and simultaneously with the giving of the Notice to the Respondent, the Claimant shall file, at the regional office of the AAA located in Denver, Colorado (or, should such regional office no longer exist, at the regional office of the AAA located closest to Denver, Colorado) (a) three (3) copies of the Notice or demand for arbitration, (b) three (3) copies of this Section
          18.1.2 of the Agreement, and (c) the appropriate administrative fee as provided in the Administrative Fee Schedule of the AAA. The Notice shall contain a brief statement setting forth the nature of the Claim, the amounts involved, if any, and the remedy sought and shall designate one arbitrator chosen by the Claimant who shall be an active member in good standing of the bar of the State of Colorado.

               (v) Within twenty (20) days following delivery of the Notice to the Respondent, the Respondent may file an answering statement (the "Answering Statement"), in duplicate, with the AAA. In the event the Respondent elects to file an Answering Statement with the AAA, the Respondent shall, at the same time, deliver a copy of the Answering Statement to the Claimant. If a counterclaim is asserted, the Answering Statement shall contain a statement setting forth the nature of the counterclaim, the amount involved, if any, and the remedy sought, and the appropriate fee as provided in the Administrative Fee Schedule of the AAA shall be delivered to the AAA when the Answering Statement is filed. If no Answering Statement is filed within the twenty- (20-) day period following receipt of the Notice by the Respondent, it shall be deemed as a denial by Respondent of the Claim and further shall be deemed a complete waiver of any counterclaim, including the right to set-off. Failure to file an Answering Statement shall not operate to delay the arbitration.

               (vi) Within twenty (20) days following delivery of the Notice to the Respondent, the Respondent shall choose one (1) arbitrator who shall be an active member in good standing of the bar of the State of Colorado. If the Respondent shall fail to choose an arbitrator within such twenty (20) day period, then the AAA shall, within twenty (20) days following receipt of notice of such fact by the Claimant, select one (1) arbitrator on behalf of Respondent from its National Panel of Commercial Arbitrators to serve on the arbitration Panel and further shall choose the third arbitrator to serve on the Arbitration Panel from its National Panel of Commercial Arbitrators. If the Respondent names an arbitrator in compliance with this Subsection (vi) within such twenty- (20-) day period, then the AAA shall, within twenty (20) days following receipt of notice of such appointment from either Claimant or Respondent, select one arbitrator from its National Panel of Commercial Arbitrators to serve as the third arbitrator on the Arbitration Panel. In the event the AAA shall fail to select one or more of the arbitrators required by this Section to be selected by it, then either party, upon three (3) days' notice to the other party, may request the Presiding Judge of the Denver County Court or the Denver District Court as required by governing rules of civil procedure regarding the amount in controversy to choose and appoint one or two arbitrators, as the case may be, to fill the vacancy(ies) on the Arbitration Panel. Any such arbitrator shall be an active member in good standing of the Bar of the State of Colorado.

               (vii) The Arbitration Panel, when duly appointed, shall investigate the facts and shall hold a hearing within sixty (60) days following such appointment, and, at such hearing, shall permit the parties to the Agreement to present evidence and arguments. In connection therewith, the parties agree that each may conduct discovery to the extent and in the manner allowed by the Federal Rules of Civil Procedure within the confines of the expedited procedures provided for herein and further that any discovery conducted during the emergency or temporary equitable relief or injunctive proceedings permitted hereby may be utilized by the parties in the arbitration proceeding. The arbitrators selected shall, as a condition of appointment, agree to hear the case within sixty (60) days of appointment and on consecutive days until concluded. The award shall be rendered by the Arbitration Panel not later than fifteen (15) days from the date of the closing of the hearing.

               (viii) Except as otherwise provided herein, the fees and expenses of the AAA and the Arbitration Panel shall be borne equally by the parties in accordance with the applicable provisions of the Commercial Arbitration Rules of the AAA. Except as may be otherwise provided in Section 16 (Indemnification) hereof, each party shall bear its own attorneys' fees and expenses and the fees and expenses of other experts or professionals utilized by such party in connection with the arbitration provided for herein.

     18.2 Counterparts/Use of Facsimiles.
          ------------------------------

     The Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement. The reproduction of signatures by means of a telecopying device shall be treated as though such reproductions are executed originals and each party hereto covenants and agrees to provide the other parties with a copy of the Agreement bearing original signatures within five (5) days following transmittal by facsimile.

     18.3 Entire Agreement.
          ----------------

     The Agreement constitutes the entire agreement of the parties hereto respecting its subject matter and supersedes all negotiations, preliminary agreements and prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matter hereof. The Agreement may be amended, modified, or supplemented only by a writing signed by all parties by their duly authorized representatives. Any party may waive the benefit of a term or condition of the Agreement and such waiver will not be deemed to constitute the waiver of another breach of the same, or any other, term or condition. The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provision of the Agreement.

     18.4 No Presumption Against Draftsman.
          --------------------------------

     There shall be no presumption against any party on the ground that such party or its counsel was responsible for preparing the Agreement or any part hereof.


19.  SUCCESSORS AND ASSIGNS
     ----------------------

     The Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto but, except as provided for in this Article 19 hereof, shall not be assigned by any party hereto without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may collaterally assign any or all of its rights, including, but not limited to, its rights to be indemnified under the Agreement, to one or more persons or entities who provide funds to Buyer in connection with the transactions contemplated by the Agreement.

20.  EFFECT OF INVESTIGATION
     -----------------------

     Any inspection, preparation, or compilation of information or schedules, or audit of the inventories, properties, financial condition, or other matters relating to Denron or Buyer conducted by or on behalf of Buyer or Denron, as the case may be, pursuant to the Agreement shall in no way limit, affect, or impair the ability of Buyer, on the one hand, or Denron and the Denron Shareholders on the other hand to rely upon the representations, warranties, covenants, and agreements of Denron and the Denron Shareholders or Buyer set forth herein. All statements contained in any certificate, exhibit or schedule delivered by or on behalf of Buyer or Denron pursuant to the Agreement shall be deemed representations and warranties hereunder by Buyer or Denron, as the case may be. Any disclosure made on one schedule shall be deemed made on all schedules, provided an appropriate cross-reference is made.

     IN WITNESS WHEREOF, each of the parties has executed or caused the Agreement to be executed by its duly authorized officer and has caused its corporate seal or stamp to be affixed hereto and attested by its Secretary or Assistant Secretary or other authorized person, as of the date first above written.

ATTEST:                                     THE JPM COMPANY

--------------------                        By:
Authorized Officer                             --------------------------------
                                            Its:
                                                -------------------------------
ATTEST:                                     JPM ACQUISITION COMPANY

--------------------                        By:
Authorized Officer                             --------------------------------
                                            Its:
                                                -------------------------------
ATTEST:                                     DENRON, INC.

--------------------                        By:
Authorized Officer                             --------------------------------
                                            Its:
                                                -------------------------------
                                            DENRON SHAREHOLDERS


                                            -----------------------------------
                                            RONALD C. MILLS



                                            -----------------------------------
                                            JOHN M. DENMAN

                                                 ------------------------------
                                                 LINDA DENMAN



                                                 ------------------------------
                                                 MARITA MILLS



                                                 ------------------------------
                                                 HERBERT RENZ



                                                 ------------------------------
                                                 IRMA RENZ



                                                 ------------------------------
                                                 VIVA DENMAN



                                                 ------------------------------
                                                 HAROLD RENZ



                                                 ------------------------------
                                                 JOSEPH HAROLD, JR.



                                                 ------------------------------
                                                 PAMELA KAY WARD

                                   EXHIBIT A

                                 PLAN OF MERGER


     THIS PLAN OF MERGER, dated ___________, 1997, between DENRON, a California corporation (hereinafter sometimes called "Company"), THE JPM COMPANY, a Pennsylvania corporation (hereinafter sometimes called "JPM" or "Parent"),and JPM ACQUISITION, INC., a California corporation, (hereinafter sometimes called "Acquisition"; Company, JPM and Acquisition being hereinafter sometimes called the "Constituent Corporations").

                                  WITNESSETH:

     WHEREAS, Company is a corporation organized and existing under the laws of the State of California, with its registered office at 2135 Ringwood Avenue, San Jose, California 95131; and

     WHEREAS, JPM is a corporation organized and existing under the laws of the Commonwealth of Pennsylvania with its registered office at Route 15 North, Lewisburg, Pennsylvania 17837; and

     WHEREAS, Acquisition is a corporation organized and existing under the laws of the State of California, with its principal executive office located at Route 15 North, Lewisburg, Pennsylvania 17837; and

     WHEREAS, the authorized capital stock of Company consists of 5 million shares of common stock, without par value (the "Company Common Stock"), 750,000 shares of which are issued and outstanding and no shares of which are held in the treasury of Company; and

     WHEREAS, the authorized capital stock of Acquisition consists of 100 shares of common stock, no par value per share (the "Acquisition Common Stock"), 1 share of which is issued and outstanding on the date hereof and no shares of which are held in the treasury of Acquisition; and

     WHEREAS, the Constituent Corporations have entered into a Merger Agreement dated February 21, 1997, (the "Agreement"), providing for, among other things, the execution and acknowledgment of this Plan of Merger and for the merger of Acquisition with and into Company, with Company as the surviving corporation (the "Merger"), upon the terms set forth in the Agreement and this Plan of Merger; and

     WHEREAS, the respective Boards of Directors of the Constituent Corporations deem the Merger to be desirable and in the best interests of each of the Constituent Corporations and their respective shareholders and have approved the Agreement, the Merger and this Plan of Merger by resolutions duly adopted and have directed that the Plan of Merger be submitted to a vote of their respective shareholders entitled to vote thereon for consideration and action with respect thereto;

     NOW, THEREFORE, for and in consideration of the premises and of the mutual promises, stipulations, agreements, covenants and conditions herein contained, and for the purpose of stating the terms and conditions of the Merger, the mode of carrying the same into effect, the manner of converting the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (as hereinafter defined) of the Merger into JPM Common Stock (as hereinafter defined), subject to the fulfillment of certain conditions as described in the Agreement, and the manner of converting the shares of Acquisition Common Stock issued and outstanding immediately prior to the Effective Time into shares of Company Common Stock, and such other details and provisions as are deemed desirable and in accordance with the applicable provisions of the California Corporations Code of the State of California and the Business Corporation Law of the Commonwealth of Pennsylvania, the parties hereto agree as follows, intending to be legally bound hereby:

1.   Merger
     ------

     At the Effective Time on the Effective Date of the Merger (each as hereinafter defined), Acquisition shall be merged with and into Company, with Company (hereinafter sometimes called the "Surviving Corporation") as the surviving corporation of the Merger. Subject to and consistent with the terms and conditions herein provided, Articles of Merger prepared in accordance with this Plan of Merger and in accordance with the provisions of the California Corporations Code shall be executed and filed with the Secretary of State of the State of California on the Effective Date. Following the Effective Time of the Merger, the corporate existence of Company shall continue unaffected and unimpaired, and as the Surviving Corporation of the Merger, Company shall continue to be a corporation governed by the laws of the State of California.

     The Merger shall become effective at the time (the "Effective Time") and on the date (the "Effective Date") that the Articles of Merger shall have been filed with the Secretary of State of the State of California.

2.   Articles of Incorporation
     -------------------------

     At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended and restated in their entirety so that the same shall read in full as set forth in the Amended and Restated Articles of Incorporation of the Company attached hereto as Exhibit I. Said Articles, as so amended and restated, shall be and remain the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

3.   Bylaws
     ------

     At the Effective Time, the bylaws of Company shall be amended and restated in their entirety so that the same shall read in full as set forth in the Amended and Restated Bylaws of the Company attached hereto as Exhibit II. Said Bylaws, as so amended and restated, shall be and remain the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

4.   Board of Directors and Officers
     -------------------------------

     The directors of the Surviving Corporation from and after the Effective Time shall be John H. Mathias, James P. Mathias and Janet B. Mathias. The officers of the Surviving Corporation from and after the Executive Time shall be:

     John H. Mathias - President and Secretary
     William D. Baker - Chief Financial Officer


5.   Manner of Converting and Exchanging Shares
     ------------------------------------------

     5.1 The manner of converting and exchanging the Company Common Stock shall be as follows:

     Each share of Company Common Stock issued and outstanding on the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted as follows:

          5.1.1 Stock Exchange. At the Effective Time, all of the shareholders of the Company (the "Company Shareholders") shall exchange their shares of Company common stock, no par value, ("Company Common Stock") for shares of common stock, par value $ .000067 per share, of JPM ("JPM Common Stock"). Each Company Shareholder shall receive that pro rata portion of JPM Common Stock issued in the transaction, that the amount of Company Common Stock he or she currently holds bears to all of the outstanding Company Common Stock. After the exchange of Company Common Stock for JPM Common Stock, all outstanding shares of Company Common Stock formerly held by the Company Shareholders shall be cancelled.

          5.1.2 Consideration. The aggregate number of shares of JPM Common Stock which the Company Shareholders will receive ("Share Consideration") shall be determined in accordance with the terms of the Agreement.

          5.1.3 The Share Consideration shall be payable at the Closing and upon surrender of the certificates therefore.

     5.2 The manner of converting and exchanging the shares of Acquisition Common Stock shall be as follows:

          5.2.1 At the Effective Time, each share of common stock, no par value per share, of Acquisition ("Acquisition Common Stock") issued and outstanding immediately prior thereto shall be converted into one share of Company Common Stock.

6.   Rights and Obligations
     ----------------------

     At the Effective Time of the Merger, the separate existence of Acquisition shall cease and in accordance with the terms of the Agreement and this Plan of Merger, Company shall possess and be vested with all of the rights, privileges, franchises, immunities and powers and all property (real, personal or mixed) of Acquisition, debts due to Acquisition, choses in action and all other things belonging to Acquisition, and Company shall be subject to all of the restrictions, liabilities, disabilities and duties of Acquisition.

     The identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of Company shall continue unaffected and unimpaired by the Merger.

7.   Multiple Counterparts; Titles
     -----------------------------

     For the convenience of the parties hereto and to facilitate the required filing of documents, any number of counterparts of this Plan of Merger may be executed, and each such counterpart shall be deemed to be an original instrument.

     The titles of the Articles of this Plan of Merger are inserted for convenience of reference and shall note affect the meaning of the terms hereof.

8.   Abandonment of Merger
     ---------------------

     Notwithstanding the approval of this Plan of Merger by the shareholders of either or both of the Constituent Corporations, this Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Date of the Merger in the manner and upon the conditions set forth in the Agreement.

9.   Termination of Merger by Expiration of Time
     -------------------------------------------

     In the event that the Effective Date of the Merger does not occur on or before May 31, 1997, this Plan of Merger shall terminate without any action on the part of either of the parties hereto.

10.  Amendments
     ----------

     Prior to the Effective Time, the Boards of Directors of the Constituent Corporations may amend this Plan of Merger, except that any amendment made subsequent to the adoption of the Plan by the shareholders of any Constituent Corporation shall not change:

          10.0.1 the amount or kind of shares, obligations, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of the Constituent Corporation;

          10.0.2 any term of the Articles of Incorporation of the Surviving Corporation to be effective by the Merger; or

          10.0.3 any of the terms and conditions of this Plan of Merger if the change would adversely affect the holders of any shares of the Constituent Corporations.


     IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Plan of Merger to be signed by a duly authorized officer in accordance with the California Corporations Code of the State of California and the Business Corporation Law of the Commonwealth of Pennsylvania and attested by the signature of its Secretary or an Assistant Secretary, all as of the day and year first above written.


ATTEST:                                 DENRON, INC.


                                        By:
-----------------------------              --------------------------
     Authorized Officer

                                        Its:
                                            -------------------------
[CORPORATE SEAL]



ATTEST:                                 THE JPM COMPANY


                                        By:
-----------------------------              --------------------------
     Authorized Officer

                                        Its:
                                            -------------------------
[CORPORATE SEAL]

ATTEST:                                 JPM ACQUISITION COMPANY



                                        By:
-----------------------------              --------------------------
    Authorized Officer

                                        Its:
                                            -------------------------
[CORPORATE SEAL]

                                   EXHIBIT B

                         REGISTRATION RIGHTS AGREEMENT


     THIS AGREEMENT, made this ______th day of ________, 1997, among and between JOHN M. DENMAN, LINDA E. DENMAN, RONALD C. MILLS, MARITA MILLS, HERBERT RENZ, IRMA RENZ, VIVA DENMAN, HAROLD RENZ, JOSEPH HAROLD, JR., AND PAMELA KAY WARD (individually, each a "Holder" and collectively, the "Holders") and THE JPM COMPANY, a Pennsylvania corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, Holders, at the Effective Time as defined in the Agreement and Plan of Merger by and among the Company, JPM Acquisition Company, and Denron, Inc. (the "Merger Agreement"), shall be the record and beneficial holders of a certain number of shares (the "Shares") of the Company's shares of common stock, par value $.000067 per share ("Common Stock") as calculated pursuant to the Merger Agreement and issued at the Effective Time; and

     WHEREAS, Holders desire to have the Shares subject to the rights described herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

     1.     Definitions.  For purposes of this Agreement:
            -----------

            (a) The term "Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same are in effect from time to time;

            (b) The terms "Commission" means the Securities and Exchange Commission or any other federal agency at the time primarily responsible for administering the Securities Act;

            (c) The term "Registrable Securities" means (1) the Shares, and
  (2) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares, in each case, which are held by a Holder.

     2.     Registration Under the Act.    Within ninety (90) days following
            --------------------------
the closing as defined in the Merger Agreement, the Company shall file a registration statement on Form S-3, or other applicable form, under the Act (subject to obtaining all necessary consents from independent public accountants required to file such registration statement and assuming that there are no other circumstances not within the control of the Company that would prohibit such registration), covering the registration of all of the Registrable Securities then outstanding, and the Company shall use its best efforts to cause such registration statement to be declared effective under the Act.

        3. Holders shall promptly notify the Company of sales made pursuant to any registration statement filed pursuant to this Agreement.

        4.     Registration Procedures.  Whenever required under Paragraph 2 to
               -----------------------
use its efforts to effect the registration of any Registrable Securities, the Company shall:

               (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective; provided, however, that in connection with any proposed registration under Paragraph 2, the Company shall in no event be obligated to cause any such registration to remain effective for more than twenty-four (24) months, excluding any suspension of such effectiveness occurring as a result of an event described in the next succeeding sentence of this Section 4(a). In connection therewith, the Company shall use its best efforts to notify Holders of the happening of any event during the period a registration statement is effective which makes any statement made in such registration statement or the related prospectus untrue in any material respect or which requires the making of any changes in such registration statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made) and use best efforts, consistent with Company's past practices, to prepare a supplement or post-effective amendment to a registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided,
                                                                   --------
     that the Company shall not be required to update, pursuant to this Section 4, any such document during a period where the Company shall, in good faith and using reasonable business judgment, believe that the premature disclosure of any event or information would have a material effect on the Company.

          Each Holder agrees that, upon receipt of any such notice from the Company of the happening of any event of the kind described herein, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

               (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such United States jurisdictions as shall be reasonably requested by Holders for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by the Holders pro rata based upon the number of shares registered, to the extent required by such jurisdiction.

        5.     Piggyback Registration.
               ----------------------

               (a) Whenever the Company proposes to register any of its securities under the Act in an underwritten public offering and the registration form to be used may be used for the registration of the Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration and will include in such registration that amount of Registrable Securities as set forth below with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice.

               (b) The registration expenses of the Holders of the Registrable Securities will be paid by the Company in all Piggyback Registrations.

               (c) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will use its best efforts to include in such registration (i) first Registrable Securities requested to be included therein by the holders requesting such registration in an aggregate amount which is equal to 40% of the total amount of shares allocated by the

     Company's underwriters to be sold by selling shareholders and (ii) second, other securities requested to be included in such registration which are not the Registrable Securities.

               (d) If any Piggyback Registration is an underwritten offering, the underwriter's commissions and discounts shall be paid out of the proceeds from the sale of such securities, and shall not be paid by the Company with respect to the sale of such securities.

               (e) Each Holder who elects to register his or her Registrable Securities or a portion thereof pursuant to the terms of this Section 5 also agrees not to effect any public sale and/or distribution of any equity security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during a certain period of time prior to and subsequent to the underwritten secondary registration of the Company's securities as is determined in the sole discretion of the Company's underwriters and which shall be applicable to all shareholders of the Company, who participate as selling shareholders in the underwritten secondary registration of the Company's securities

        6.     Obligation to Furnish Information.  It shall be a condition
               ---------------------------------
precedent to the obligations of the Company to take any action pursuant to this Agreement that each Holder shall furnish to the Company such information regarding such Holder or, the Registrable Securities held by them, and the intended method of disposition of such securities, as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company hereunder.

        7.     Expenses of Registration.  All expenses incurred in connection
               ------------------------
with a registration effected pursuant to Paragraph 2 (excluding underwriters' discounts and commissions, if any, and counsel, advisory or consultant fees of any selling Holder), including without limitation all registration and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company. Any expenses of a registered offering under Paragraph 2 not required to be borne by the Company shall be borne pro rata by the selling Holders.

        8.     Delay of Registration.  Holders shall not have any right to take
               ---------------------
any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

        9.     Indemnification.  In the event any Registrable Securities are
               ---------------
included in a registration statement under this Agreement:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder joining in a registration, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with any registration; and will reimburse such Holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expenses or action if such settlement is effected without the consent of the Company nor shall the Company be liable in any such case for any such loss, claim damage, liability, expenses, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, and each agent and any underwriter for the Company (within the meaning of the Act) against any losses, claims, damages, or liabilities, joint or several, to which the Company and/or any such director, officer, controlling person, agent, or underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and Holder will reimburse any legal or other expenses reasonably incurred by the Company and/or any such director, officer, controlling person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expense or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld.

               (c) Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his or her ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to notify the indemnifying party will not relieve him or her of any liability that he or she may have to any indemnified party otherwise than under this Section.

        10.    Limitations on Transfer.  This Agreement shall be binding upon
               -----------------------
and shall inure to the benefit of the parties hereto and their successors and assigns; provided, that the registration rights granted to the Holders in
         --------
Section 2 hereof may not be assigned or transferred in whole or in part by any of the Holders.

        11.    Termination.  Unless sooner terminated pursuant to the terms of
               -----------
this Agreement, the obligations of the Company pursuant to section 2 hereof shall expire upon the earlier of: (i) the sale or other disposition of the Registrable Securities by the Holders, (ii) twenty-four (24) months following the effectiveness of the registration statement filed pursuant to Paragraph 2 hereof (subject to extension as set forth in Paragraph 4(a) hereof), or (iii) the date when the Registrable Securities then outstanding may be resold during the succeeding three-month period without the Holders being required to deliver a prospectus with respect thereto under the Act or the rules and regulations promulgated thereunder. In addition to the foregoing, the obligations of the Company pursuant to this Agreement shall terminate as to any Holder which notifies the Company in writing that it does not wish to have its shares registered hereunder.

        12.    Entire Agreement.  This Agreement and the documents referred to
               -----------------
herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and negotiations relating thereto.

        13.    Governing Law.  This Agreement, together with the rights and
               -------------
obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to any jurisdiction's conflicts of laws provisions.

        14.    Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        15.    Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

        16.    Notices.  Any notice, request or other communication required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed to be effectively given upon (i) personal delivery, (ii) delivery by U.S. Express Mail or other overnight courier service which provides evidence of delivery,
(iii) legible facsimile transmission, or (iv) the expiration of three (3) days following deposit with the United States Postal Service, by registered or certified mail, postage prepaid, addressed, in each case, to the Company at Route 15 North, Lewisburg, PA 17837, Attention: John H. Mathias, and to any of the Holders, c/o Ronald Mills, 2135 Ringwood Avenue, San Jose, CA 95131, or at such other address as any party may designate by ten (10) days advance written notice to the other party in accordance with the provisions of this Section.

        17.    Amendments.  This Agreement may not be amended without the
               ----------
written consent of the holders of at least a majority of the outstanding Registrable Securities.

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by a duly authorized officer or partner as of the day first above written.

WITNESS:                            HOLDERS:



-----------------------------       -----------------------------
                                    JOHN M. DENMAN


WITNESS:



-----------------------------       -----------------------------
                                    LINDA E. DENMAN


WITNESS:



-----------------------------       -----------------------------
                                    RONALD C. MILLS

WITNESS:



----------------------------        -----------------------------
                                    MARITA MILLS


WITNESS:



----------------------------        -----------------------------
                                    HERBERT RENZ



WITNESS:



----------------------------        -----------------------------
                                    IRMA RENZ



WITNESS:



----------------------------        -----------------------------
                                    VIVA DENMAN



WITNESS:




----------------------------        -----------------------------
                                    HAROLD RENZ



WITNESS:



----------------------------        -----------------------------
                                    JOSEPH HAROLD, JR.



WITNESS:



----------------------------        -----------------------------
                                    PAMELA KAY WARD

WITNESS:                            THE JPM COMPANY



                                    By:
----------------------------           --------------------------

                                    Title:
                                          -----------------------

                                                                   ANNEX B
                            JANNEY MONTGOMERY SCOTT

                              INVESTMENT BANKING

                                Established 1832

February 26, 1997

Board of Directors
The JPM Company
Route 15 North
Lewisburg, PA  17837

Dear Members of the Board:

You have requested our opinion with respect to the fairness, from a financial point of view, to the shareholders of The JPM Company of the consideration to be paid to the shareholders of Denron, Inc. under the Agreement and Plan of Merger to be dated February 28, 1997 by and among The JPM Company, JPM Acquisition Company (together, the "Company"), and Denron, Inc. ("Denron"). This letter is provided to the Board of Directors for its confidential use.

Under the terms of the Agreement and Plan of Merger, the business and related assets and liabilities of JPM Acquisition Company will be merged with and into Denron, with Denron surviving the merger (the "Merger"). Upon the consummation of the Merger with JPM Acquisition Company, each outstanding share of Denron's common stock will be converted into common stock of JPM.

In arriving at our opinion, we undertook the following activities:

     1. Analyzed and reviewed the terms and conditions in a draft of the proposed Agreement and Plan of Merger;

     2. Investigated the business, financial condition, results of operations and prospects of Denron;

     3. Investigated the financial terms of similar mergers, acquisitions and business combinations;

     4. Reviewed selected financial and stock market data for certain other publicly traded companies comparable to Denron;

     5.  Reviewed memoranda regarding Denron prepared by employees of Denron;

     6. Prepared pro forma analyses and reviewed the financial implication of the proposed Agreement and Plan of Merger.


                                           1801 Market Street
                                           Philadelphia, Pa 19108-1675
                                           Tel 215.665.6180
                                           Fax 215.665.6197

                                           Members New York Stock Exchange, Inc.
                                           Other Principal Exchanges

                            Janney Montgomery Scott

                              INVESTMENT BANKING


The Board of Directors
February 26, 1997
Page 2


In addition, we held discussions with the management of JPM and Denron regarding their respective businesses, operating results, financial condition and prospects, and undertook other analyses, studies and investigations as we considered appropriate.

In connection with our review, we have relied upon the accuracy and completeness of all information provided to us by the Company, Denron and their representatives, and we have not attempted to independently verify any such information. We have also relied upon the assessment of the management of Denron regarding Denron's business and prospects, and also assumed that the budgets and financial projections of Denron were reasonably prepared by management on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of Denron. We have not made an independent evaluation or appraisal of Denron's assets or liabilities. Our opinion is necessarily based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

Janney Montgomery Scott is acting as the financial advisor to the Company in connection with the proposed acquisition of Denron and will receive customary fees upon the completion of the acquisition. In addition, the Company has agreed to indemnify Janney against certain liabilities arising out of the rendering of this opinion. Janney is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate and other purposes. Janney co-managed the Company's initial public offering in April 1996 and in the ordinary course of its trading and brokerage activities, Janney makes a market in the stock of the Company.

It is understood that this letter is for the information of the Board of Directors of The JPM Company is evaluating the proposed Merger and does not constitute a recommendation to any shareholders of the Company as to how such shareholders should vote on the proposed Merger. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent; provided, however, that we hereby consent to the inclusion of this opinion in the Company's Proxy Statement used in connection with the Merger, so long as the opinion is quoted in full in such Proxy Statement.

We are of the opinion, as of the date hereof and subject to the foregoing, that the consideration to be paid under the Agreement and Plan of Merger is fair to the shareholders of JPM from a financial point of view.

Very truly yours,

/s/ Janney Montgomery Scott Inc.

JANNEY MONTGOMERY SCOTT INC.

                                THE JPM COMPANY
                        SPECIAL MEETING OF SHAREHOLDERS
                               ___________, 1997

     The undersigned shareholder of The JPM Company (the "Company") hereby appoints John H. Mathias and William D. Baker, with full powers of substitution, to act as attorneys-in-fact and proxies for the undersigned to vote all shares of capital stock of the Company that the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting") to be held at the County Cupboard Inn, Route 15 North, Lewisburg, PA 17837 on ________, 1997 at 10:00 a.m. and at any and all adjournments and postponements thereof.

I. Approval of the issuance of shares of Company Common Stock, $.000067 par value, pursuant to an Agreement and Plan of Merger, dated as of February 28, 1997 among the Company, JPM Acquisition Company and Denron, Inc.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

     In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

The Board of Directors recommends a vote "FOR" the proposal.
                 (Continued and to be SIGNED on Reverse Side)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of such attorneys-in-fact or proxies shall be deemed terminated and of no further force or effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

     The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement, an annual report of the Company on Form 10-K for the fiscal year ending September 30, 1996 and a quarterly report of the Company on Form 10-Q for the quarter ended December 31, 1996.

                                       Dated:_____________________________, 1997
                                                   (Please date this Proxy)


                                       -----------------------------------------
                                                   Signature of Shareholder


                                       -----------------------------------------
                                                   Signature of Shareholder


                                       Please sign exactly as your name(s)
                                       appear(s) to the left. When signing as
                                       attorney, executor, administrator,
                                       trustee or guardian, please give your
                                       full title. If shares are held jointly,
                                       each holder should sign. If a
                                       corporation, please sign in full
                                       corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                    Annex C
                                    -------

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Denron, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Denron, Inc. at December 31, 1996, and the results of its operations and its cash flows for the nine month period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



 /s/ Price Waterhouse LLP
Price Waterhouse LLP


Philadelphia, PA
February 24, 1997

                                  DENRON, INC.
                                 BALANCE SHEET

                                               March 31,           December 31,
                                       --------------------------
                                          1995          1996           1996
                                       -----------  -------------  ------------
                                       (unaudited)   (unaudited)
ASSETS
Current assets:
 Cash and cash equivalents...........   $      181    $   11,029    $      166
 Accounts receivable (net of
  allowance for sales returns
  and doubtful accounts of $20,000,
   $35,000 and $40,000)                  1,993,775     1,854,821     2,249,434
 Inventories, net....................    1,154,154     2,296,109     2,648,000
 Prepaid expenses  and other current
  assets.............................       36,766        75,530         8,130
 Deferred income taxes...............      144,130       159,485       152,683
                                        ----------    ----------    ----------
     Total current assets............    3,329,006     4,396,974     5,058,413

Property and equipment, net..........      495,284       581,370       599,114
Other assets.........................       17,600        40,333        29,283
                                        ----------    ----------    ----------
                                        $3,841,890    $5,018,677    $5,686,810
                                        ==========    ==========    ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Short-term borrowings...............   $1,042,000    $1,158,255    $1,340,303
 Current maturities of long-term debt        7,118         6,018         6,018
 Accounts payable....................    1,401,863     2,005,514     1,929,691
 Accrued expenses....................      324,545       475,862       509,491
 Current portion of deferred rent....       36,629        36,629        18,314
 Income taxes payable................        3,257        41,249       118,512
 Deferred income taxes...............      104,592       202,430       210,499
                                        ----------    ----------    ----------
     Total current liabilities.......    2,920,004     3,925,957     4,132,828

Deferred rent........................       45,786         9,157             -
Long-term debt.......................       17,926        19,067        13,589
                                        ----------    ----------    ----------
                                         2,983,716     3,954,181     4,146,417
                                        ----------    ----------    ----------

Commitments (Note 8)

Shareholders' equity:
 Common Stock,  no par value,
  5,000,000 shares authorized,
  750,000 shares issued and
   outstanding.......................       50,000        50,000        50,000
 Retained earnings...................      808,174     1,014,496     1,490,393
                                        ----------    ----------    ----------
     Total shareholders' equity......      858,174     1,064,496     1,540,393
                                        ----------    ----------    ----------
                                        $3,841,890    $5,018,677    $5,686,810
                                        ==========    ==========    ==========

  The accompanying notes are an integral part of these financial statements.

                                 DENRON, INC.
                            STATEMENT OF OPERATIONS


                                                                   Nine Months
                                                                     Ended
                                       Year Ended March 31,        December 31,
                                        1995           1996           1996
                                     -----------    -----------    -----------
                                     (unaudited)    (unaudited)
Net sales..........................  $17,474,553    $25,310,148    $18,788,825
Cost of sales......................   14,988,084     22,151,859     15,649,005
                                     -----------    -----------    -----------
                                       2,486,469      3,158,289      3,139,820

Selling, general and
 administrative expenses...........    2,221,351      2,747,257      2,360,516
                                     -----------    -----------    -----------
                                         265,118        411,032        779,304
                                     -----------    -----------    -----------

Other income (expense):
 Interest expense..................     (104,599)      (108,476)       (97,860)
 Interest income...................          744          6,772            379
 Other, net........................       (5,490)        (9,593)        16,402
                                     -----------    -----------    -----------
                                        (109,345)      (111,297)       (81,079)
                                     -----------    -----------    -----------

Income before income taxes.........      155,773        299,735        698,225
Provision for income taxes.........       24,088         93,413        222,328
                                     -----------    -----------    -----------

Net income.........................  $   131,685    $   206,322    $   475,897
                                     ===========    ===========    ===========

  The accompanying notes are an integral part of these financial statements.

                                  DENRON, INC.
                       STATEMENT OF SHAREHOLDERS' EQUITY

                                   Common Stock
                               ----------------------                   Total
                                Number of                Retained    Shareholders'
                                  Shares      Amount     Earnings       Equity
                               ------------  --------  -------------  ----------
Balance at March 31, 1994
 (unaudited).................       750,000   $50,000     $  676,489  $  726,489

Net income (unaudited).......             -         -        131,685     131,685
                               ------------  --------     ----------  ----------

Balance at March 31, 1995
 (unaudited).................       750,000    50,000        808,174     858,174

Net income (unaudited).......             -         -        206,322     206,322
                               ------------  --------     ----------  ----------

Balance at March 31, 1996....       750,000    50,000      1,014,496   1,064,496

Net income for the nine
 months ended
 December 31, 1996...........             -         -        475,897     475,897
                               ------------  --------     ----------  ----------

Balance at December 31, 1996.       750,000   $50,000     $1,490,393  $1,540,393
                               ============  ========     ==========  ==========



  The accompanying notes are an integral part of these financial statements.

                                 DENRON, INC.
                            STATEMENT OF CASH FLOWS

                                                                      Nine Months
                                                                        Ended
                                           Year Ended     March 31,   December 31,
                                              1995         1996          1996
                                           ----------   -----------   -----------
                                          (unaudited)   (unaudited)
Cash flows from operating activities:
 Net income...........................     $ 131,685   $   206,322    $ 475,897
 Adjustments to reconcile net income
  to net cash provided by (used in)
  operating activities:
      Depreciation....................       160,714       198,820      139,235
      Provision for sales returns and
       doubtful accounts..............        20,000        15,000        5,000
      Loss on sale of property and
       equipment......................         6,598        11,329       14,112
      Deferred taxes..................        15,369        82,483       14,871
      Deferred rent...................       (18,585)      (36,629)     (27,472)
      Change in assets and liabilities:
       (Increase) decrease in
        accounts receivable...........      (530,347)      123,954     (399,613)
       (Increase) decrease in
        inventories...................      (308,200)   (1,141,955)    (351,891)
       (Increase) decrease in prepaid
        expenses and other assets.....       (21,704)      (61,497)      78,450
       Increase (decrease) in
        accounts payable..............       298,356       603,651      (75,823)
       Increase (decrease) in accrued
        expenses......................        14,240       151,317       33,629
       Increase (decrease) in income
        taxes payable.................           549        37,992       77,263
                                           ---------   -----------    ---------
           Net cash provided by (used
            in) operating activities..      (231,325)      190,787      (16,342)
                                           ---------   -----------    ---------
 Cash flows from investing activities:
  Payments for property and equipment.      (200,385)     (300,315)    (171,130)
  Proceeds from sale of property and
   equipment..........................        16,541         4,080           39
                                           ---------   -----------    ---------
      Net cash used in investing
       activities.....................      (183,844)     (296,235)    (171,091)
                                           ---------   -----------    ---------

Cash flows from financing activities:
 Net borrowings under credit
  facilities..........................       384,000       116,255      182,048
 Net proceeds from issuance
  (repayments) of long-term debt......       (16,729)           41       (5,478)
                                           ---------   -----------    ---------
      Net cash provided by financing
       activities.....................       367,271       116,296      176,570
                                           ---------   -----------    ---------

Increase (decrease) in cash and cash
 equivalents..........................       (47,898)       10,848      (10,863)
Cash and cash equivalents at
 beginning of period..................        48,079           181       11,029
                                           ---------   -----------    ---------
Cash and cash equivalents at end of
 period...............................     $     181   $    11,029    $     166
                                           =========   ===========    =========

      Supplemental cash flow information:
       Cash paid for:
       Interest.......................     $ 113,286   $   107,720    $  96,261
       Income taxes...................     $  20,072   $     5,050    $ 128,944

  The accompanying notes are an integral part of these financial statements.

                                 DENRON, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - THE COMPANY:

  Denron, Inc. (Denron or the "Company") was incorporated in California in March 1980. The Company is an independent manufacturer of cable assemblies and wire harnesses for original equipment manufacturers in the computer and electronic industries.

  A substantial portion of the Company's products are sold to a limited number of customers. Accordingly, a significant decrease in business from, or the loss of, any of its major customers would have a material adverse effect on the Company. The Company continuously seeks to expand the number of products it supplies to existing customers, as well as to develop similar relationships with new customers. Because of the complexity of these relationships, sales cycles can be extremely long, sometimes taking up to 18 months to develop. As the Company becomes a qualified supplier for new products and its customers' products progress through their life cycles, the Company's operating results can fluctuate significantly.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and cash equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

  Inventories

  Inventories are valued at the lower of cost or market as determined on the first-in, first-out basis. Cost includes raw materials, direct labor and manufacturing overhead. The Company generally provides reserves for inventory considered to be in excess of 12 months usage.

  Property and Equipment

  Property and equipment are recorded at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives of the assets range from three to ten years.

  Revenue recognition

  Revenue from sale of cable assembly and wire harness products is recognized upon shipment to customers. Reserves are provided upon shipment for estimated returns, discounts and warranty costs, which to date have been immaterial.

  Income taxes

  The Company accounts for income taxes using an asset and liability approach that recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than future enactments of changes in the tax law or rates.

  Unaudited periods

  The financial data as of and for the years ended March 31, 1995 and 1996 is unaudited; however, in the opinion of the Company, the data includes all adjustments, consisting only of normal, recurring adjustments which are, in the opinion of management, necessary for a fair statement of the results for the unaudited periods.

                                 DENRON, INC.
                   NOTES TO FINANCIAL STATEMENTS (continued)

Concentration of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company performs ongoing credit evaluations of its customers and generally requires no collateral.

Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during that period. Actual results could differ from those estimates.

NOTE 3 - INVENTORIES:

                                              March 31,
                                    ----------------------------  December 31,
                                        1995           1996           1996
                                    -------------  -------------  ------------
                                     (unaudited)    (unaudited)

 Finished goods.....................  $  150,863    $   637,754   $   174,104
 Work-in-process....................     419,340        534,281     1,052,504
 Raw materials and supplies.........     593,951      1,144,074     1,461,392
 Valuation reserve..................     (10,000)       (20,000)      (40,000)
                                      ----------    -----------   -----------
                                      $1,154,154    $ 2,296,109   $ 2,648,000
                                      ==========    ===========   ===========

NOTE 4 - PROPERTY AND EQUIPMENT:

                                              March 31,
                                      -------------------------   December 31,
                                         1995           1996          1996
                                      ----------    -----------   -----------
                                      (unaudited)   (unaudited)

 Machinery and equipment............  $1,218,650    $ 1,498,784   $ 1,607,104
 Furniture and fixtures.............      73,214         74,353        74,353
 Vehicles...........................     100,596         85,561        53,380

 Less:  accumulated depreciation....    (897,176)    (1,077,328)   (1,135,723)
                                      ----------    -----------   -----------
                                      $  495,284    $   581,370   $   599,114
                                      ==========    ===========   ===========

NOTE 5 - BORROWINGS:

   On September 30, 1996, the Company entered into a $2,000,000 revolving line of credit with a bank. Borrowings under the line of credit bear interest at the bank's prime rate plus 0.75% (9.0% at December 31, 1996), are secured by the Company's accounts receivable, inventory and equipment and shall not at any time exceed 80% of the Company's accounts receivable. At December 31, 1996, $1,340,303 was outstanding, and $459,244 was available under the line. The line of credit expires on July 31, 1997.

   The line of credit is subject to certain financial covenants including the maintenance of various financial ratios. The Company was in compliance with all covenants at December 31, 1996.

                                 DENRON, INC.
                   NOTES TO FINANCIAL STATEMENTS (continued)


  At March 31, 1995 and 1996, the Company had revolving lines of credit of $1,300,000 and $1,600,000, respectively, with the same bank. The lines had interest rates of 10.50% and 9.75%, respectively, and were secured by the Company's accounts receivable, inventory and equipment. $1,042,000 and $408,255 was outstanding under the lines at March 31, 1995 and 1996, respectively.

  At March 31, 1996, the Company also had a $750,000 note outstanding with the same bank at an interest rate of 9.2%.

NOTE 6 - LONG TERM DEBT:
                                               March 31,
                                        ------------------------  December 31,
                                           1995         1996          1996
                                        -----------  -----------  -------------
                                        (unaudited)  (unaudited)

  Term loan payable to bank; interest
   rate of 10% per annum;
   payable in equal monthly
    instalments through April 1999;
   secured by motor vehicle...........   $              $ 9,835        $ 7,712
  Term loan payable to bank; interest
   rate of 8.45% per annum;
   payable in equal monthly
    instalments through May 1998;
   secured by motor vehicle...........      19,407       15,250         11,895

  Term loan payable to bank; interest
   rate of 9.75% per annum;
   payable in equal monthly
    instalments through July 1995.....       5,637            -              -
                                        -----------  -----------  -------------
                                            25,044       25,085          19,607
  Less: Current Maturities............      (7,118)      (6,018)         (6,018)
                                        -----------  -----------  -------------
                                         $  17,926      $19,067        $ 13,589
                                        ===========  ===========  =============

NOTE 7 - INCOME TAXES:

  Income tax expense is comprised of the following:

                                                                  Nine Months
                                          Year Ended March 31,       Ended
                                        ----------------------     December 31,
                                           1995        1996           1996
                                        ----------  ----------    ------------
                                        (unaudited)  (unaudited)
Current tax expense:
 Federal..............................   $   5,648     $  5,889       $203,019
 State................................   $   3,070        5,042          4,438
                                        -----------  -----------  ------------
                                             8,718       10,931        207,457
                                        -----------  -----------  ------------

Deferred tax expense:
 Federal..............................      13,752       73,800         13,306
 State................................       1,618        8,682          1,565
                                        -----------  -----------  ------------
                                         $  15,370       82,482         14,871
                                        -----------  -----------  ------------
                                         $  24,088     $ 93,413       $222,328
                                        ===========  ===========  =============


                                 DENRON, INC.
                   NOTES TO FINANCIAL STATEMENTS (continued)


Reconciliation between the Company's actual income tax expense and income tax expense derived by use of statutory rates (including graduated tax rates as applicable) follows:

                                                                     Nine Months
                                                                        Ended
                                             Year Ended March 31,   December 31,
                                               1995         1996         1996
                                             --------      -------     --------
                                           (unaudited)   (unaudited)
Income tax expense at statutory rates....    $ 41,751      $97,897     $235,147
Research tax credits.....................     (24,186)      (5,826)      (6,000)
Other....................................       6,523        1,342       (6,819)
                                             --------      -------     --------
Actual tax expense.......................    $ 24,088      $93,413     $222,328
                                             ========      =======     ========

  Deferred tax balances comprise the following:

                                                  March 31,
                                           ----------------------- December 31,
                                              1995          1996       1996
                                           -----------  ---------- -----------
                                           (unaudited)  (unaudited)
Deferred tax assets:
Accrued expenses........................   $  110,941    $ 140,903  $ 137,483
Assets reserves.........................        7,600       15,200     15,200
Tax credits carryforwards...............       25,589        3,382          -
                                           ----------    ---------  ---------
                                              144,130      159,485    152,683
                                           ----------    ---------  ---------
Deferred tax liabilities:
Inventory and fixed assets..............     (104,592)    (202,430)  (210,499)
                                            ---------    ---------  ---------
Deferred tax asset (liability)..........    $  39,538    $ (42,945) $ (57,816)
                                            =========    =========  =========

                                 -
NOTE 8 - COMMITMENTS:

  The Company leases its facilities under a noncancelable operating lease which expires on June 30, 2002. Under the terms of the lease agreement the Company is required to pay a portion of operating expenses.

  The Company also leases certain equipment under noncancelable operating leases.

  Future minimum payments under noncancelable operating leases are as follows:


Year ending March 31,
     1997.......................................................   $   88,977
     1998.......................................................      401,889
     1999.......................................................      401,889
     2000.......................................................      420,346
     2001 and after.............................................      735,377
                                                                   ----------
                                                                   $2,048,478
                                                                   ==========

                                 DENRON, INC.
                   NOTES TO FINANCIAL STATEMENTS (continued)


The Company also leases certain equipment under noncancelable operating leases which have a lease term of less than one year.

  Rent expense under noncancelable operating leases totaled $555,317 and $625,606 for the years ended March 31, 1995 and 1996, respectively, and $473,594 for the period ended December 31, 1996.

NOTE 9 - MAJOR CUSTOMERS AND SUPPLIERS:

  Aggregate sales to major customers each of which exceeded 10% of total sales in 1995, 1996, and in the nine month period ended December 31, 1996 were as follows:

                                            Nine Months
                                               Ended
                     Year Ended March 31,   December 31,
                       1995       1996          1996
                   ----------- -----------  ------------
                   (unaudited) (unaudited)
Customer
   A   ...........      *          *            33%
   B   ...........     14%        16%           17%
   C   ...........     22%        24%           14%
   D   ...........      *         11%            *
   E   ...........     16%         *             *

  (*)  Aggregate sales less than 10% of total sales.

  At March 31, 1995 and 1996, and at December 31, 1996, aggregate accounts receivable from 3, 4 and 2 customers, respectively, represented 59%, 59% and 53% of total accounts receivable, also respectively.

  Export sales made to Singapore approximated 29% of total net sales in the period ended December 31, 1996.

  Historically, the Company has purchased a significant portion of its wire, cable and connectors from a limited number of suppliers. Although the Company believes that its raw materials are generally available from several domestic and international sources, customers often specify that the Company purchase certain components from particular manufacturers. Accordingly, the loss of any of the Company's key suppliers could have a material adverse impact on the Company.